UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

WELLS REAL ESTATE FUND VI, L.P.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

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(4)	Date Filed:

November     , 2006

NOTICE OF LIMITED PARTNER PROXY REQUEST

Dear Wells Fund VI Limited Partner:

We need your help with an important matter that will determine the future of Wells Fund VI. We’re requesting your immediate consent to: (1) amend the Partnership Agreement of Wells Fund VI which currently prohibits selling any partnership property to the General Partners Leo F. Wells, III, and Wells Partners, L.P. or their affiliates to permit a sale of partnership property to the General Partners, or their affiliates if such sale is approved by the majority vote of the Limited Partners and (2) approve the sale of the final two remaining properties (Outparcels) owned by Wells Fund VI1 to Wells Management Company, Inc., our property manager and an affiliate of the General Partners (Proposed Buyer).

The Proposed Buyer is a wholly-owned subsidiary of Wells Real Estate Funds Inc., which is wholly-owned by Leo F. Wells, III, one of our General Partners. Wells Capital, Inc., the corporate general partner of Wells Partners, L.P., our other General Partner, is also a wholly-owned subsidiary of Wells Real Estate Funds, Inc., a Georgia corporation.

Your individual vote on this matter is very important. If we receive a majority vote from our unaffiliated Limited Partners in favor of these proposals, we can begin the process of selling the Outparcels by year-end and fully liquidating and dissolving Wells Fund VI in the near future. The Limited Partners of the other joint venturers of Fund VI, Fund VII, and Fund VIII Associates must also approve the sale of the Outparcels; they will be sent similar consent solicitations.

We request that you immediately:

•	Carefully review the Consent Solicitation, including the Question and Answer section.

•	Vote “yes” to both proposals on the enclosed postage-paid Proxy Card.

•	Return the Proxy Card to us as soon as possible. If you abstain from voting or fail to return the enclosed Proxy Card, you will essentially be voting against the proposals. Therefore, it is important for you to send us your consent as soon as possible. You may revoke your consent at any time prior to the expiration date or until we receive the consents necessary to adopt the two proposals. In no event will the solicitation period expire prior to December , 2006.

The current expiration date for the Consent Solicitation is 5 p.m., ET, on December     , 2006; however, the General Partners may extend this deadline until we receive the consents necessary to adopt the two proposals.

If you need assistance, please contact a Wells Client Services Specialist at 800-557-4830, Monday through Thursday, 8:15 a.m. to 6:30 p.m., or Friday from 8:15 a.m. to 5:30 p.m. (ET). We hope this information is helpful to you, and we thank you for trusting us to handle your real estate investment needs.

Sincerely,

Leo F. Wells III

General Partner

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the proposed transaction, passed upon the merits or fairness of the proposed transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This consent solicitation statement is dated November     , 2006 and is being mailed to you on or about November     , 2006.

[1]	Owned by Wells Fund VI through its ownership interest in Fund VI, Fund VII, and Fund VIII Associates, a joint venture.

SUMMARY TERM SHEET

The following summary term sheet highlights selected information from this consent solicitation statement (Statement) and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire Statement, its annex and the documents referred to or incorporated by reference in this Statement. In this Statement, the terms “we,” “us,” “our,” or “Wells Fund VI” refer to Wells Real Estate Fund VI, L.P., and, where appropriate, also refers to the General Partners and Wells Fund VI Related Parties (defined below). Each item in this summary term sheet includes a page reference directing to a more complete description of that item.

•	Proposed Amendments to the Partnership Agreement (pages iii-viii, page 8). The Partnership Agreement of Wells Fund VI (Partnership Agreement) currently prohibits the sale of our properties to our general partners (General Partners) or their affiliates. The General Partners and the Wells Fund VI Related Parties are seeking to amend the Partnership Agreement to permit the sale of the Outparcels (defined below) to the General Partners or their affiliates. If approved by a majority of the outstanding Class A and Class B Units of Wells Fund VI (Units) held by our unaffiliated limited partners (unaffiliated Limited Partners), the proposed amendments would (i) amend the Partnership Agreement to permit the sale of partnership property to the General Partners or their affiliates if such sale is approved by a majority in interest of our unaffiliated Limited Partners, and (ii) allow us to sell the Outparcels (described below) to the Proposed Buyer (described below). If the proposed amendments are not approved by the unaffiliated Limited Partners, we will not be able to sell the Outparcels and liquidate and dissolve Wells Fund VI in the first quarter of 2007 (as summarized below and throughout this Statement).

•	Ownership of Outparcels (page iii, pages 9 and 10). The two remaining properties owned by Wells Fund VI consist of two outparcels of land located adjacent to the Tanglewood Commons shopping center in Clemmons, North Carolina (Outparcels). Wells Fund VI owns the Outparcels through Fund VI, Fund VII and Fund VIII Associates (Fund VI-VII-VIII Associates), a joint venture among Wells Fund VI, Wells Real Estate Fund VII, L.P. (Wells Fund VII) and Wells Real Estate Fund VIII, L.P. (Wells Fund VIII). Wells Fund VI owns an approximately 34.25% interest in Fund VI-VII-VIII Associates. Wells Fund VII and Wells Fund VIII are engaging in similar consent solicitations of their limited partners in order to authorize Fund VI-VII-VIII Associates to sell the Outparcels to an affiliate of the General Partners.

•	Benefits to Sale of Outparcels (pages iii and iv, pages 2 and 14). Because the Outparcels represent the last properties in Wells Fund VI, the sale of the Outparcels would permit Wells Fund VI to liquidate and dissolve Wells Fund VI by the first quarter of 2007. The General Partners and the Wells Fund VI Related Parties believe the costs associated with the ongoing ownership of the Outparcels and maintaining Wells Fund VI as a public limited partnership outweigh any potential appreciation in value of the Outparcels.

•	Sale of Outparcels to an Affiliate of the General Partners (pages 1-7 and 9-14). The General Partners have been unable to consummate the sale of the Outparcels to unaffiliated third parties over the last year. The Proposed Buyer is Wells Management Company, Inc. (Wells Management), the property manager of Wells Fund VI and an affiliate of the General Partners, which has agreed to purchase the Outparcels for $750,000 in cash. This price is higher than our previous best offer to sell the Outparcels ($748,000) and exceeds a recent independent appraisal of the Outparcels ($744,800).

•	General Partners. The General Partners are Leo F. Wells, III and Wells Partners, L.P. (Wells Partners).

i

•	Wells Fund VI Related Parties. The Wells Fund VI Related Parties consist of: (1) Wells Real Estate Funds, Inc., a Georgia corporation; (2) Wells Capital, Inc. (Wells Capital), a Georgia corporation, which serves as the corporate general partner of Wells Partners; and (3) Wells Management.

•	Material Terms of the Sale of the Outparcels (pages 9-12):

•	Wells Management Company, Inc., an affiliate of the General Partners, will be the Proposed Buyer.

•	The sales price for the Outparcels will be $750,000 in cash, subject to proration of real estate taxes and less normal transactional closing costs, which we currently estimate will reduce the sales price by approximately $21,000.

•	The Proposed Buyer has sufficient cash on hand to purchase the Outparcels and does not anticipate it will be required to borrow funds to finance the closing of this transaction.

•	The Proposed Buyer will deposit $25,000 earnest money with an escrow agent.

•	The Proposed Buyer will have until December __, 2006 to inspect the property, during which time the Proposed Buyer may terminate the contract for any reason.

•	The sale of the Outparcels will be conditioned upon obtaining consent of a majority vote of the unaffiliated limited partners of Wells Fund VI, Wells Fund VII, and Wells Fund VIII, by December __, 2006.

•	If Fund VI-VII-VIII Associates defaults, the earnest money will be returned to the Proposed Buyer.

•	If the Proposed Buyer defaults or fails to perform, it will forfeit the earnest money.

•	Closing will be on or before December 31, 2006, which may be extended by the Proposed Buyer by up to 30 days.

Preliminary Copies

WELLS REAL ESTATE FUND VI, L.P.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

November     , 2006

CONSENT SOLICITATION STATEMENT

TO THE LIMITED PARTNERS OF WELLS REAL ESTATE FUND VI, L.P.

Why We Would Like Your Approval on the Enclosed Consent Solicitation:

As the enclosed Statement explains in greater detail, the General Partners of Wells Fund VI and the Wells Fund VI Related Parties are requesting a “yes” vote on the enclosed Proxy Card for the following two matters:

(1) your approval to amend Sections 13.2 and 13.4 of the Partnership Agreement of Wells Fund VI, and

(2) your approval of the sale of the final two remaining properties owned by Wells Fund VI, the Outparcels, to the Proposed Buyer, as described in this Statement.

The Outparcels are owned by Fund VI-VII-VIII Associates, a joint venture among Wells Fund VI, Wells Fund VII, and Wells Fund VIII. If the unaffiliated Limited Partners approve the amendments to the Partnership Agreement and the sale of the Outparcels, we will be able to sell the Outparcels to the Proposed Buyer as long as the unaffiliated limited partners of Wells Fund VII and Wells Fund VIII also approve the sale of the Outparcels pursuant to similar consent solicitations being made by these partnerships.

The General Partners of Wells Fund VI are Leo F. Wells, III and Wells Partners, L.P. The Wells Fund VI Related Parties are the General Partners of Wells Real Estate Funds, Inc., Wells Capital and Wells Management. The Statement is being mailed to you on or about November     , 2006. The time period to vote on these matters shall expire on December     , 2006, unless we receive a sufficient vote to adopt the amendments to the Partnership Agreement and approve the sale of the Outparcels prior to that date, but in no event will this time period expire prior to December     , 2006. The General Partners and the Wells Fund VI Related Parties, however, may extend the period for obtaining consent. The Statement will help clarify how the General Partners and the Wells Fund VI Related Parties desire to sell the Outparcels and begin the liquidation process for Wells Fund VI.

Background: On May 31, 1995, Fund VI-VII-VIII Associates purchased a 14.68-acre tract of real property located in Clemmons, North Carolina. Fund VI-VII-VIII Associates constructed a strip-mall shopping center building containing approximately 67,320 gross square feet on a 9.79-acre tract of land (Tanglewood Commons). The remaining 4.89-acre portion of the property consisted of four outparcels, which were graded and held by Fund VI-VII-VIII Associates for future development or resale.

From 2002-2005, Fund VI-VII-VIII Associates sold the Tanglewood Commons shopping center and two of the four outparcels of land at Tanglewood Commons in two separate transactions. Accordingly, Fund VI-VII-VIII Associates now owns only the two Outparcels, which consist of (i) an approximately 0.9-acre outparcel of land located on Harper Road, near an intersection with I-40 (Outparcel 1), and (ii) an approximately 1.71-acre outparcel of land, which includes an approximately 0.50-acre detention pond for Tanglewood Commons and, accordingly, contains only approximately 1.21 acres of usable land (Outparcel 3).

Following is a summary of the purchase and sale of Tanglewood Commons to date:

Cost of Land Acquisition and Construction of the Tanglewood Commons Shopping Center and 4 Outparcels	Acquisition Date	Disposition Dates	Aggregate Disposition Price	Profit To Date to Fund VI-VII- VIII Associates
$8,700,001	05/31/95	10/07/02 and 04/21/05	$12,110,620	$3,410,619

Opportunity: As the General Partners of Wells Fund VI and the Wells Fund VI Related Parties, we are always looking for opportunities to maximize Wells Fund VI’s returns on investments and to limit the costs associated with ownership of the Wells Fund VI properties. In order to do so, we are proposing that Fund VI-VII-VIII Associates sell the Outparcels to the Proposed Buyer for $750,000 in cash, a price which is higher than the last offer price we received for the Outparcels.

Amendment to the Partnership Agreement: Sections 13.2 and 13.4 of the Partnership Agreement of Wells Fund VI currently prohibit the sale of partnership property to the General Partners or their affiliates. We are soliciting your consent to amend the Partnership Agreement to allow for the sale of partnership property to the General Partners or their affiliates if such transaction is approved by a majority vote of the unaffiliated Limited Partners.

Sale of the Outparcels: Following an extensive marketing effort, the Outparcels were recently under contract with an unrelated third party at a sales price of $748,000. Unfortunately, the potential buyer backed out of the transaction, leaving us with no other potential buyer for the Outparcels at the current time. The proposed sale of the Outparcels will provide the following benefits to Wells Fund VI:

1.	We will then be in a position to liquidate Wells Fund VI. The Outparcels represent the last remaining real estate assets in Wells Fund VI. This transaction will allow Wells Fund VI to fully conclude its operations in the first quarter of 2007 and complete a final liquidating distribution to the Limited Partners.

2.	We can limit the costs associated with keeping Wells Fund VI open. The costs associated with keeping Wells Fund VI open as a public limited partnership and Wells Fund VI’s share of the costs associated with the ongoing ownership of the Outparcels are significant and are estimated to exceed $170,000 per year.

Your individual vote on this matter is very important: A majority vote (more than 50%) of the Units held by unaffiliated Limited Partners in favor of these proposals will allow us the opportunity to act in what we believe is in the best interests of the unaffiliated Limited Partners and to implement a strategy aimed at maximizing returns for Wells Fund VI.

We urge you to carefully review the Statement, including the Question and Answer section, to vote “yes” to both proposals on the enclosed postage-paid Proxy Card, and to return the Proxy Card to us as soon as possible, but in no event later than December     , 2006. Abstentions or failure to return the enclosed Proxy Card will have the same effect as voting against the proposals.

Simultaneously with this solicitation, similar statements are being sent to limited partners of Wells Fund VII and Wells Fund VIII seeking substantially identical approvals from the unaffiliated limited partners of those funds to approve the sale of the Outparcels.

The information contained in the Statement is accurate only as of November     , 2006. The General Partners and the Wells Fund VI Related Parties undertake no obligation to update such information thereafter unless there is a material change in the information disclosed herein. In the event of a material change in the information contained herein, we will amend the Statement to reflect such changes and promptly file a revised Statement with the SEC. Please contact us if you have questions or need further clarification on the Statement.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this consent solicitation statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Specifically, we consider, among others, statements concerning future operating results and cash flows, our ability to meet future obligations, and the amount and timing of any future distributions to limited partners to be forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this consent solicitation statement, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Any such forward-looking statements are subject to unknown risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered.

v

Questions and Answers About this Consent Solicitation

Please read the entire Statement for more detailed information relating to this consent solicitation.

Q:	Why did you send me this consent solicitation?

A:	This consent solicitation is being sent to all Limited Partners of Wells Fund VI to approve two proposals which require unaffiliated Limited Partner approval.

Q:	What is a consent solicitation?

A:	A consent solicitation is a formal request by the General Partners and the Wells Fund VI Related Parties to the unaffiliated Limited Partners for approval to make a material change in operations or other action requiring limited partner consent under a partnership agreement. Consent solicitations are commonly used to amend language in partnership agreements, indentures, covenants, bylaws and other corporate documents. Consent solicitations may be used in lieu of special meetings in order to avoid the time and expense of holding a special meeting.

Q:	What am I voting on in this consent solicitation?

A:	We seek your approval: (1) to amend Sections 13.2 and 13.4 of the Partnership Agreement of Wells Fund VI to allow the General Partners to sell partnership properties to affiliates of the General Partners if such transaction is approved by a majority vote of the Limited Partners, and (2) to approve the sale of the final two remaining properties owned by Wells Fund VI, the Outparcels, to the Proposed Buyer.

Q:	Why are the General Partners of Wells Fund VI seeking my consent for these proposals?

A:	The Partnership Agreement of Wells Fund VI specifies that Wells Fund VI cannot sell or lease any of our properties to the General Partners or their affiliates. We desire to sell the two remaining properties owned by Wells Fund VI, the Outparcels, to the Proposed Buyer pursuant to the terms described herein. This sale will enable Wells Fund VI to make a liquidating distribution to the Limited Partners and begin the dissolution of the partnership.

Q:	What happens if the General Partners fail to obtain the consent of the Limited Partners to amend the Partnership Agreement and sell the Outparcels?

A:	If the General Partners and the Wells Fund VI Related Parties fail to obtain the consent of the unaffiliated Limited Partners to amend the Partnership Agreement, then we will not be able to sell the Outparcels to the Proposed Buyer. As a result, Wells Fund VI would be required to continue to market the Outparcels to unaffiliated third parties. In addition, Wells Fund VI would continue to be subject to its share of real estate taxes and other ongoing costs of owning the land. Wells Fund VI would not be able to liquidate and dissolve and would, thus, continue to be subject to costs associated with operating as a public limited partnership such as tax and audit fees, legal fees, printing, mailing and general/administrative costs.

Q:	What if the Limited Partners approve the amendments to the Partnership Agreement and the sale of the Outparcels, but the limited partners of the other two joint venturers in Fund VI-VII-VIII Associates do not approve the sale?

A:

If either Wells Fund VII or Wells Fund VIII fails to obtain the consent of its unaffiliated limited partners to amend its partnership agreement, or fails to obtain approval of the sale of the Outparcels, then we will not be able to sell the Outparcels to the Proposed Buyer as described herein. As a result, we would be required to continue our efforts to market the Outparcels to unaffiliated third parties.

Q:	Who is entitled to vote on each proposal and how much consent must be obtained to approve such amendment?

A:	Each Limited Partner of Wells Fund VI of record, as of October 1, 2006, is entitled to one vote for each Unit owned on each proposal. These proposals will be approved and the consent solicitation period will end upon obtaining the consent of the unaffiliated Limited Partners owning more than 50% of the outstanding Units in Wells Fund VI, regardless of whether you hold Class A Units or Class B Units. However, in no event will the solicitation period expire prior to December , 2006. There are currently 2,308,846 Class A Units and 189,642 Class B Units of Wells Fund VI outstanding and eligible to vote on the proposals for a total of 2,498,488 outstanding Units. Therefore, both proposals will be approved and adopted if we receive consent from the unaffiliated Limited Partners owning at least 1,249,245 Units for both proposals.

Q:	Are the proposed amendments and sale of the Outparcels fair to the Limited Partners?

A:	The General Partners and the Wells Fund VI Related Parties believe that both the proposed amendments to the Partnership Agreement and the sale of the Outparcels to the Proposed Buyer are fair and in the best interests of the unaffiliated Limited Partners. After an extensive marketing effort, Wells Fund VI entered into a contract to sell the Outparcels to an unaffiliated third party at a sales price of $748,000. Although the third party decided not to go forward with the purchase, we believe that this arm’s length negotiated price was fair. In addition, as set forth below, a recent appraisal appraised the value of the Outparcels to be $744,800. The Proposed Buyer, on the other hand, is willing to pay $750,000 in cash for the Outparcels. In light of the fact that the proposed sale price is higher than both what an unaffiliated third-party was willing to pay for the Outparcels and a recently obtained appraisal of the Outparcels, and taking into consideration the costs involved with continuing to own and market the Outparcels and keeping Wells Fund VI open as a public limited partnership, the General Partners and the Wells Fund VI Related Parties believe that the sale of the Outparcels to the Proposed Buyer is fair and in the best interests of the unaffiliated Limited Partners.

Q:	What are the effects of the amendments to the Partnership Agreement?

A:	It allows us to sell properties owned by Wells Fund VI to an affiliate of the General Partners as long as the unaffiliated Limited Partners approve such a sale. Subsequent to the sale of the properties and the liquidation and dissolution, Wells Fund VI would no longer be subject to the reporting requirements of the federal securities laws as we would terminate the registration of our securities.

Q:	How was the amount of the consideration for the sale determined?

A:	The highest offer we ever received for the Outparcels from an unaffiliated third party was $748,000 from Lat Purser (defined below). Although the third party ultimately decided not to go forward with the purchase, this price for the Outparcels was determined as a result of arm’s length negotiations with an independent third-party buyer and one which we believed to be a fair price for the Outparcels. The Proposed Buyer, on the other hand, is willing to pay $750,000 in cash for the Outparcels, which is higher than our previous best offer.

Q:	Have the Outparcels been appraised?

A:	Yes. An independent appraisal of the Outparcels was prepared by Michael D. Avent & Associates, real estate appraisers, as of September 25, 2006, pursuant to which the market value of the Outparcels was estimated to be $744,800. This estimate of value is not necessarily an accurate reflection of the fair market value of the Outparcels or the net proceeds which would result from a current sale of the Outparcels to an independent third party. The text of the appraisal is attached hereto as Annex A.

Q:	Are there conflicts of interest in this transaction?

A:	Yes. Wells Management Company, Inc., our property manager and an affiliate of the General Partners, has agreed to purchase the Outparcels for $750,000 in cash. Wells Management is wholly-owned by Wells Real Estate Funds, Inc., which is wholly-owned by Leo F. Wells, III, one of our General Partners. Leo F. Wells, III is the president, treasurer, and sole director of Wells Management.

Q:	Will my vote make a difference?

A:	Yes. Your vote is needed to ensure that the proposals can be acted upon before the end of 2006. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and will save Wells Fund VI significant additional expenses associated with soliciting the Limited Partner votes.

Q:	When do you expect the amendments to the Partnership Agreement and the sale of the Outparcels to be consummated?

A:	If the Limited Partners approve the amendments and the sale, we expect the amendments to the Partnership Agreement to be adopted immediately upon approval so that the sale of the Outparcels can be consummated before the end of 2006.

Q:	How do I consent to the proposed amendments and the sale of the Outparcels?

A:	If you wish to consent to the amendments to the Partnership Agreement and the sale of the Outparcels, you should complete, sign and return the Proxy Card in the enclosed postage-paid return envelope as quickly as possible. Your vote on these matters is very important. Your failure to return the enclosed Proxy Card will have the same effect as a vote against both of the proposals.

Q:	How long do I have to consent?

A:	You are requested to complete, sign and return your Proxy Card as soon as possible; however, in order for your Proxy Card to be accepted, we must receive it no later than December , 2006, unless the General Partners extend the period for obtaining consents, in which case such new expiration date will be the last date on which your Proxy Card will be accepted.

Q:	What is the term of the solicitation period?

A:	The solicitation period will expire on the earlier of the date on which we receive a majority vote of the unaffiliated Limited Partners, or December , 2006, but in no event will the solicitation period expire prior to December , 2006. The solicitation period may be extended by the General Partners and the Wells Fund VI Related Parties.

Q:	May I withdraw or change my consent after I submit it?

A:	Yes, you may withdraw or change your executed Proxy Card at any time prior to the time we receive a majority vote of the unaffiliated Limited Partners by delivering to us a signed and subsequently dated Proxy Card or a written notice stating that your previous consent is revoked or changed. At the end of the solicitation period, all consents previously executed and delivered and not revoked or changed will become irrevocable.

Q:	What happens if I vote against the proposals, but the proposals nevertheless receive the required Limited Partner approval?

A:	Even if you vote against the proposals, if the proposals receive the approval of the unaffiliated Limited Partners holding a majority of the outstanding Units, the proposals will be adopted. There are no applicable dissenters’ right of appraisal or other similar rights with respect to this consent solicitation.

Q:	Who is paying for the cost of this consent solicitation?

A:	Wells Fund VI will pay all the costs of soliciting these consents, including legal expenses and printing and mailing costs. In addition to these mailed proxy materials, employees of our affiliates also may solicit proxies in person, by telephone, or by other means of communication. Employees of affiliates will not be paid any additional compensation for soliciting consents. We also may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners. We anticipate that Wells Fund VI’s estimated costs of this solicitation for the items described above will be approximately $31,000.

Q:	Whom should I call or write with questions about the proposed amendments or the sale of the Outparcels?

A:	You may write to our Client Services Department at P.O. Box 2828, Norcross, Georgia 30091-2828, or call us at 1-800-557-4830.

SPECIAL FACTORS

Purpose of Proposed Sale of Outparcels

The purpose of the sale of the Outparcels to the Proposed Buyer is to sell Wells Fund VI’s final two properties so that it can liquidate and dissolve in first quarter 2007. Upon liquidation, Wells Fund VI will terminate its registration with the SEC.

Background and Negotiations of the Proposed Sale of Outparcels

In September and October, 2006, representatives of the General Partners and the Proposed Buyer met on several occasions over a three week period to discuss the possible sale of the Outparcels to the Proposed Buyer. There was no representative present to act on behalf of the unaffiliated Limited Partners. No material terms were discussed other than the sales price of the Outparcels. During those conversations, the parties agreed to use the recent purchase price of $748,000 by Lat Purser as a good indication of a fair and reasonable price for the Outparcels and a base negotiation price. In addition, rather than solely relying on the Lat Purser agreed upon price, the parties thought it would be fair and in the best interests of the unaffiliated Limited Partners to obtain an independent third-party appraiser to appraise the Outparcels to further support the General Partners’ belief the price to be paid by Lat Purser was fair to the unaffiliated Limited Partners. Finally, the parties agreed that a price greater than both the price to be paid by Lat Purser and the appraisal price would be fair to the unaffiliated Limited Partners. Rather than negotiate a purchase agreement between the parties, the General Partners, the Wells Fund VI Related Parties and the Proposed Buyer determined that it would be in the best interests of the unaffiliated Limited Partners if the parties used the same terms and conditions, with the exception of a higher purchase price, as were contained in the purchase agreement originally executed with Lat Purser, which was negotiated at arm’s length. Although, a purchase agreement has not been executed, the parties intend to execute a purchase agreement on the substantially same material terms as those negotiated with Lat Purser.

Detriment of the Transaction and Related Conflicts of Interest

Assuming the Outparcels appreciate in value after the sale by Wells Fund VI, and the Proposed Buyer is able to sell the Outparcels for a profit in the future, the General Partners would benefit from the consummation of the proposed sale, as discussed in more detail on page 14 below.

The General Partners may have conflicts of interest related to the sale of the Outparcels since the Proposed Buyer (Wells Management) is wholly-owned by Wells Real Estate Funds, Inc., which is wholly-owned by Leo F. Wells, III, one of our General Partners.

The General Partners of Wells Fund VI are (i) Leo F. Wells, III and (ii) Wells Partners. Wells Capital serves as the corporate general partner of Wells Partners and is a wholly-owned subsidiary of Wells Real Estate Funds, Inc. Leo F. Wells, III is the president and sole director of Wells Capital, and Douglas P. Williams, Randall D. Fretz, Stephen G. Franklin, Sr., Donald A. Miller, and Robert E. Bowers are the senior vice presidents of Wells Capital. Leo F. Wells, III and Wells Capital have sponsored 14 other public limited partnerships and three public real estate investment trusts that invest in real estate properties.

Wells Management (Proposed Buyer), our property manager and an affiliate of the General Partners, agreed to purchase the Outparcels for $750,000 in cash. Wells Management is wholly-owned by Wells Real Estate Funds, Inc., which is wholly-owned by Leo F. Wells, III, one of our General Partners. Leo F. Wells, III is the president, treasurer, and sole director of Wells Management.

The primary potential detriment to the proposed sale of the Outparcels would be if the Outparcels are sold to the Proposed Buyer and such Outparcels significantly increase in value over a short period of time, the unaffiliated Limited Partners would not get the benefit of such increase in value.

Alternatives to Proposed Sale of Outparcels

The only alternative to selling the Outparcels to the Proposed Buyer is to continue to market the Outparcels to unaffiliated third-party purchasers. As discussed more fully below, previous marketing efforts were made in attempt to sell the Outparcels to an unaffiliated third party. In July 2006, Fund VI-VII-VIII Associates entered into an agreement to sell the Outparcels to an unaffiliated third party for $748,000. However, the buyer terminated the agreement prior to consummating the sale. Based on several factors, including without limitation, the continued costs of owning the Outparcels and maintaining Wells Fund VI as a public limited partnership, lack of success in consummating the sale of the Outparcels to an unaffiliated third party, and relatively modest expectations for significant appreciation of the Outparcels in the immediate future, the General Partners and the Wells Fund VI Related Parties have rejected this alternative and believe it is in the best interests of the unaffiliated Limited Partners to sell the Outparcels to the Proposed Buyer.

Reasons for Proposed Sale of Outparcels

In light of the difficulties the General Partners have encountered in trying sell the Outparcels to an unaffiliated third party, the expenses and costs associated with marketing the Outparcels and maintaining Wells Fund VI as a public limited partnership, the General Partners and the Wells Fund VI Related Parties believe that selling the Outparcels to the Proposed Buyer is a superior strategy and in the best interests of the Limited Partners. As soon as Wells Fund VI sells the Outparcels it can make final liquidating distributions, including the net proceeds from the sale of the Outparcels, to the Limited Partners and subsequently dissolve Wells Fund VI. The continuous costs and expenses associated with the operation of Wells Fund VI as a public limited partnership are estimated to exceed $170,000 per year, which include the estimated costs of approximately $70,000 for legal and accounting fees, approximately $60,000 for administrative and operating costs and reimbursements, and approximately $40,000 for printing and mailing costs. Of such total costs, we estimate that the incremental cost associated with operating as a public company under the Securities Exchange Act of 1934 is approximately $85,000 per year or approximately 50% of our total estimated annual costs). In addition to these costs, Wells Fund VI estimates that it will incur additional expenses and costs associated with marketing the Outparcels of approximately $20,000 to $25,000. The General Partners and the Wells Fund VI Related Parties believe that it is in the best interests of the unaffiliated Limited Partners to sell the Outparcels as soon as practicable and make liquidating distributions to the Limited Partners in the first quarter of 2007 to avoid additional costs and expenses that could reduce future distributions to the Limited Partners.

Effects of Proposed Sale of Outparcels

Once the sale of the Outparcels is completed, the costs associated with owning real property, including general administrative costs and real estate taxes, will cease. After the sale of the Outparcels, the Limited Partners will be able to receive a liquidating distribution and will instead have liquid funds instead of an illiquid investment in a public limited partnership.

The sale of the Outparcels to the Proposed Buyer will have tax consequences on the Limited Partners. The aggregate amount of taxable gain resulting from the recommended sale of the Outparcels would be equal to the excess of the amount realized by Fund VI-VII-VIII Associates from the transaction ($750,000), over Fund VI-VII-VIII Associates’ costs basis in the Outparcels ($646,703). This aggregate taxable gain would then be allocated approximately one-third each to Wells Fund VI, Wells Fund VII and Wells Fund VIII, resulting in taxable gain to the Limited Partners of Wells Fund VI of less than $0.01 per Unit.

Upon consummation of the sale of the Outparcels, the General Partners believe that approximately $241,500, which includes the anticipated reduction of Fund VI’s share of prorated real estate taxes and closing costs of approximately $7,000 and, assuming that partnership dissolution costs will be funded out of the net proceeds from the sale of the Outparcels, dissolution costs of approximately $7,500, will be distributed to the Limited Partners.

As a result of the sale of the Outparcels and the liquidation of the partnership, Wells Fund VI would be able to terminate the registration of its securities with the SEC and would no longer be subject to the reporting requirements of the federal securities laws.

Fairness of Proposed Sale of Outparcels

Fairness and Factors Considered in Determining Fairness

The General Partners and Wells Fund VI Related Parties believe that both the proposed amendments to the Partnership Agreement and the sale of the Outparcels to the Proposed Buyer are fair and in the best interests of the unaffiliated Limited Partners based on the following factors and information:

•	The General Partners conducted an analysis of the possible alternatives, including continuation of the partnership without the proposed disposition, which included an evaluation of the operating performance of the properties and the need for additional capital expenditures.

•	The annual fees and administrative expenses estimated to be $170,000 that Wells Fund VI would be required to incur as a result of its continued ownership interest in the Outparcels and operation as a public limited partnership, which include administrative, legal and accounting expenses relating to the preparation and filing of periodic reports with the SEC, particularly in light of the requirements imposed by the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated by the SEC thereunder, and administrative and accounting expenses relating to the preparation of tax returns and general audit costs.

•	The absence of an unaffiliated representative to act solely on behalf of the partnership or the unaffiliated Limited Partners in negotiating the terms of the proposed sale on an independent, arm’s length basis.

•	The requirement that the proposed sale be approved by a majority of the unaffiliated Limited Partners.

•	The unaffiliated third party, who negotiated at arm’s length offered to buy the Outparcels for $748,000.
•	The independent appraisal of the Outparcels, which is described in detail on page 5 under the heading “Appraisal,” which estimated the value of the Outparcels to be $744,800.

•	The purchase price of $750,000 for the Outparcels is greater than both the independent appraisal and the price the unaffiliated third party intended to pay.

In evaluating these factors, the General Partners and the Wells Fund VI Related Parties did not quantify or otherwise attach particular weight to any of them. In other transactions, the determination of fairness is sometimes evaluated based on other factors, such as the net book value of the properties, going concern value of the partnership and liquidation value of the partnership. The General Partners and the Wells Fund VI Related Parties did not consider such factors relevant to their evaluation of the proposed sale. The General Partners and the Wells Fund VI Related Parties are of the opinion that the independent appraisal and the arm’s length negotiations with an unaffiliated third party, are a more accurate indicator of market value, under these circumstances than other valuation techniques, such as liquidation value, net book value or going concern value.

Procedural Fairness

Each of the parties to the proposed sale is aware that the General Partners and their affiliates have interests in the proposed sale or have relationships that may present conflicts of interest in connection with the proposed sale and considered these conflicts of interest along with other factors enumerated above in making their determination. See “Conflicts of Interest.” Further, the General Partners and the Wells Fund VI Related Parties took into account the absence of the following procedural safeguard – an unaffiliated representative to act solely on behalf of the partnership or the unaffiliated Limited Partners in negotiating the terms of the proposed sale. However, the General Partners and the Wells Fund VI Related Parties are of the opinion that the proposed sale is procedurally fair to the unaffiliated Limited Partners because:

•	The proposed sale of the Outparcels to the Proposed Buyer and the proposed amendments to the Partnership Agreement, a necessary condition to the proposed sale, require the approval of at least a majority of the outstanding Units held by the unaffiliated Limited Partners.

•	An appraisal of the Outparcels was obtained from an independent third party appraiser. In this case, the consideration for the proposed sale to the General Partners is at least equal in value to the greater of the appraised value and price the unaffiliated third party purchaser was willing to pay after arm’s length negotiations.

•	By providing the information required by Schedules 13E-3 and 14A of the SEC Exchange Act of 1934, as amended, the General Partners and the Wells Fund VI Related

Parties believe that they have provided sufficient information to each of the unaffiliated Limited Partners to make its own decision with respect to the proposed sale.

•	No report concerning the fairness of this transaction has been prepared.

•	There are no appraisal rights for those Limited Partners voting against the proposal in the event that a majority of the unaffiliated Limited Partners approves the proposals.

•	The General Partners (who are not employees of Wells Fund VI) have approved the amendments to the Partnership Agreement and the sale of the Outparcels to the Proposed Buyer.

In evaluating these factors, the General Partners and the Wells Fund VI Related Parties did not quantify or otherwise attach particular weight to them.

Appraisal

Selection and Qualifications of Independent Appraiser

Fund VI-VII-VIII Associates retained the services of MDA, an independent third party, to appraise the market value of the Outparcels. MDA is an experienced independent valuation consulting firm located in Winston-Salem, North Carolina. MDA had previously completed valuation work on one of the other outparcels at Tanglewood Commons in conjunction with the condemnation proceedings discussed on page 9. MDA has over 40 years of appraisal experience and holds the MAI and SRA appraisal designations. MDA also has experience in property types similar to the Outparcels. At the time of the original engagement, MDA provided a competitive fee quote and was able to complete the appraisal in the required time frame. Fund VI-VII-VIII Associates selected MDA based on these qualifications.

Factors Considered

MDA performed a complete appraisal of the Outparcels. MDA represented that its report was prepared in conformity with the Uniform Standards of Professional Appraisal Practice and the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Fund VI-VII-VIII Associates furnished MDA with all of the necessary information it requested in connection with the appraisal and represented to MDA that the information was true, correct and complete in all material respects. No limitations were imposed on MDA by Fund VI-VII-VIII Associates or any of its affiliates. In preparing its valuation of the Outparcels, MDA, among other things:

•	Inspected the Outparcels;

•	Considered relevant County and City data regarding taxes, zoning requirements, flood zone information, transportation infrastructure, and other economic impacting events; and

•	Reviewed other relevant financial and market information.

Summary of Approach and Methodologies Employed

The following summary describes the approach and analysis employed by MDA in preparing the appraisal and is only a summary. Please refer to the full text of the appraisal attached hereto as Annex A for more details. MDA relied on one approach to valuation, the sales comparison approach. Because the Outparcels consist of vacant land, MDA determined that the sales comparison approach was the only applicable approach.

Using the sales comparison approach technique, MDA reached a determination of the value of the Outparcels by comparing the Outparcels to similar, nearby properties that have recently been sold. Essentially, the procedure entailed gathering information regarding bona fide, recent arm’s length sales of comparable properties and comparing the most important characteristics of the sales to the Outparcels.

Adjustments were then made to the comparable properties for differences such as terms of financing, date of sale, location and physical characteristics of the properties. The reliability of this approach depends upon availability of comparable sales data, verification of the sales data, the degree of comparability and extent of adjustment necessary for differences, and the absence of non-typical conditions affecting the sales price.

Summary of Independent Appraisal of the Outparcels

Per the request of Fund VI-VII-VIII Associates, the Outparcels were appraised as being sold together to one purchaser in a single transaction. The summary set forth below describes the material conclusions reached by MDA based on the values determined under the sales comparison approach and subject to the assumptions and limitations described below. As appraised by MDA, the estimated aggregate market value of the Outparcels is $744,800.

The following is a Summary of the Appraisal of the Outparcels dated September 25, 2006:

MDA examined and analyzed the sales of four outparcel properties in the competitive market. The sales of these comparable outparcels reflected unadjusted sales prices ranging from $7.21 per square foot to $13.25 per square foot. Although the Outparcels are to be sold together, in applying the sales comparison approach, MDA first compared each of the Outparcels individually with each of the sales in order to account for differences in location, size, topography and frontage. After applying such adjustments, MDA estimated the gross value of Outparcel 1 at $10.25 per square foot, and the gross value of Outparcel 3 at $9.25 per square foot, which were applied to the total usable square footage of the Outparcels to produce a total gross value of $876,250 (prior to adjustments for a bulk sale and delay in construction of the interchange). MDA then adjusted this preliminary value downward by 15% to account for (i) a bulk sale of the Outparcels, and (ii) an estimated two year delay to complete the interchange which would improve the flow of traffic as it is currently difficult to get to the Outparcels when traveling from certain directions. Based on all such adjustments and indicators exhibited by the sales data, MDA estimated a value of $744,800 for the Outparcels, or $8.33 per square foot. Based on the General Partners’ conversations with MDA, they believe that MDA determined that the 15% discount was reasonable and appropriate based on (i) the bulk sale determination, which was used because the comparable outparcels used in the MDA appraisal reflected single outparcel transactions sold to the ultimate end-user of the property, whereas the proposed sale of the Outparcels involves a sale of two non-adjoining outparcels to a single buyer which has no intent to develop the properties, but will be acquiring the properties only for potential resale; and (ii) the two-year delay determination, which was used based on MDAs estimate of (A) the estimated time for completion of the interchange, (B) the apparent lack of interest in the Outparcels over the past 12 months prior to a completed interchange, and (C) the fact that the Outparcels generated no revenue. The foregoing is merely a summary of the MDA appraisal of the Outparcels. Please refer to the full text of the appraisal attached hereto as Annex A for more details.

Assumptions, Limitations and Qualifications of MDA’s Valuation

In preparing the appraisal, MDA relied, without independent verification, on the accuracy and completeness of all information supplied or otherwise made available to it by or on behalf of Fund VI-VII-VIII Associates. In arriving at the appraisal, MDA assumed: (i) that all information known to Fund VI-VII-VIII Associates and relative to the valuation had been accurately furnished and that there were no undisclosed leases, agreements, liens or other encumbrances affecting the use of the Outparcels; (ii) that ownership and management are competent and in responsible hands; (iii) no responsibility beyond reasonableness for matters of a legal nature, whether existing or pending; and (iv) information furnished or prepared by others was reliable.

Compensation of Appraiser

MDA’s fee for the appraisal was approximately $3,000, of which approximately $1,025 will be paid by Wells Fund VI. In addition to the appraisal performed in connection with the Outparcels, during the prior two years, MDA has been paid approximately $2,500 for appraisal services by Fund VI-VII-VIII Associates and its affiliates. Except as set forth above, during the prior two years, no material relationship has existed between MDA and Wells Fund VI or any of its affiliates.

Availability of Appraisal Reports

The text of the appraisal is attached hereto as Annex A. The full appraisal with all exhibits will be made available for inspection and copying at the principal executive offices of Wells Fund VI during its regular business hours by any interested Limited Partner or representative who has been so designated in writing. Although MDA authorized Fund VI-VII-VIII Associates to use its appraisal as part of this Statement, the appraisal states that it is only for the benefit of, and may only be relied upon by, Fund VI-VII-VIII Associates, as the owner of the Outparcels.

Fairness of Consideration

The consideration for the sale of the Outparcels was determined through negotiations between the Proposed Buyer and Fund VI-VII-VIII Associates, taking into consideration the previous offer for the Outparcels by Lat Purser and the estimated value of the Outparcels in the appraisal prepared by MDA.

PROPOSAL 1: AMENDMENTS TO THE PARTNERSHIP AGREEMENT

Explanation of Proposed Amendments to the Partnership Agreement

We are seeking to amend Sections 13.2 and 13.4 of the Partnership Agreement to allow for the sale of properties to the General Partners and their affiliates, as long as the unaffiliated Limited Partners approve the sale by majority vote.

Text of Proposed Amendments to the Partnership Agreement

Sections 13.2 and 13.4 of the Partnership Agreement currently provide as follows:

“13.2 Sales and Leases to the General Partners. The Partnership shall not sell or lease any Partnership Property to the General Partners or their Affiliates.”

“13.4 Dealings with Related Persons. Except as permitted by Sections 11.3(i) and 13.1 hereof, the Partnership shall not acquire property from or sell property to any Person in whom any of the General Partners or any of their Affiliates have an interest.”

The General Partners and the Wells Fund VI Related Parties are recommending a proposed amendment to the Partnership Agreement to delete the current versions of Section 13.2 and Section 13.4 of the Partnership Agreement and to replace them in their entirety to read as follows:

“13.2 Sales and Leases to the General Partners. The Partnership shall not sell or lease any Partnership Property to the General Partners or their Affiliates, unless such sale or lease of Partnership Property is approved by a Majority Vote of the Limited Partners.”

“13.4 Dealings with Related Persons. Except as may be permitted by Sections 11.3(i), 13.1 or 13.2 hereof, the Partnership shall not acquire property from or sell property to any Person in whom any of the General Partners or any of their Affiliates have an interest.”

Effect of Approval of the Proposed Amendments to the Partnership Agreement

If the amendments are approved, we will be able to sell properties to the General Partners or their affiliates if we receive approval of the transaction by majority vote of the unaffiliated Limited Partners.

Effect of Failure to Approve the Proposed Amendments to the Partnership Agreement

If the General Partners and the Wells Fund VI Related Parties fail to obtain the consent of the Limited Partners to amend the Partnership Agreement, then we will not be able to sell the Outparcels to the Proposed Buyer. As a result, we would be required to continue to market the Outparcels to unaffiliated third parties. In addition, we would continue to be subject to real estate taxes and other ongoing costs of owning the land. Wells Fund VI would not be able to liquidate and dissolve and would, thus, continue to be subject to costs associated with operating as a public partnership such as tax and audit fees, legal fees, printing, mailing, and general/administrative costs until such time as we are able to find another buyer for the Outparcels.

Recommendation of the General Partners and the Wells Fund VI Related Parties with Respect to the Proposed Amendments to the Partnership Agreement

The General Partners and the Wells Fund VI Related Parties recommend that the unaffiliated Limited Partners vote in favor of the amendments to the Partnership Agreement proposed in this Statement.

PROPOSAL 2: APPROVAL OF SALE OF OUTPARCELS TO AN AFFILIATE OF THE GENERAL PARTNERS

History of the Outparcels

On May 31, 1995, Fund VI-VII-VIII Associates, a joint venture among Wells Fund VI, Wells Fund VII and Wells Fund VIII purchased a 14.68-acre tract of real property located in Clemmons (Winston-Salem), North Carolina. Fund VI-VII-VIII Associates constructed a strip-mall shopping center building containing approximately 67,320 gross square feet on a 9.79-acre tract of land. The remaining 4.89-acre portion of the property consisted of four outparcels, which were graded and held by Fund VI-VII-VIII Associates for future development or resale. The total investment in the property, including the land acquisition price and all constructions costs, was approximately $8,700,000.

On October 7, 2002, Fund VI-VII-VIII Associates sold one of the outparcels of land at Tanglewood Commons to an unrelated third party for a gross sale price of $558,570, or approximately $10.00 per square foot of land area.

On April 21, 2005, Fund VI-VII-VIII Associates sold the Tanglewood Commons shopping center and one outparcel of land to an unrelated third party, Lat Purser, for a gross sale price of $11,500,000.

On October 12, 2005, a portion (0.066 acre) of one of the remaining outparcels of land owned by Fund VI-VII-VIII Associates was condemned by the North Carolina Department of Transportation to expand the I-40/Harper Road interchange. This condemnation resulted in a payment of $52,050 to Fund VI-VII-VIII Associates.

As a result, this left Fund VI-VII-VIII Associates owning only the two Outparcels, one containing approximately 0.9 acres of land located on Harper Road, near its intersection with I-40, and the second containing approximately 1.71 acres of land, which includes an approximately 0.50-acre detention pond and, accordingly, contains only approximately 1.21 acres of usable land.

The Outparcels are located off Harper Road close to I-40. When the property containing Tanglewood Commons and the Outparcels was originally purchased, the interchange on I-40 at Harper Road consisted of only one exit ramp and one entrance ramp, as opposed to one of each for each direction, so that a traveler on I-40 could exit onto Harper Road if heading west, but could not exit if heading east on I-40. Conversely, a traveler on Harper Road could only enter I-40 heading east, but could not enter I-40 heading west. Without a full diamond interchange, access to or from I-40 is limited. When we bought the property in 1995, we had been told by the North Carolina Department of Transportation that a full diamond interchange would be completed within a couple of years. We have now owned the property for more than 10 years, however, and the interchange is not completed. In August 2006, the North Carolina Department of Transportation finally began construction of a full diamond interchange at the intersection of I-40 and Harper Road, which is currently scheduled for completion in late 2008.

Previous Marketing Efforts for the Outparcels

Originally, in connection with the sale of Tanglewood Commons to Lat Purser in April 2005, we offered to sell Lat Purser the Outparcels as well. At that time, they indicated to us that they were not interested in purchasing the Outparcels.

In July 2005, Lat Purser gave us a range of prices from $5.50 per square foot to $7.00 per square foot for the Outparcels with potential closing dates ranging from 2005 to the end of 2006.

Since these prices were not acceptable to us, we listed the Outparcels with Coldwell Banker Commercial (CB) in August 2005, and set an initial asking price of $12 per square foot for the Outparcels.

CB placed signs on the property and broadcasted the property information to the region’s commercial realtors. In addition, they called several clients to whom they had sold other outparcels in the past, and showed the Outparcels to several potential buyers, including restaurants. The response from potential buyers was uniformly negative, due to the secondary nature of the commercial corridor, the uncertainty of the diamond interchange, and the lack of visibility from the interstate. CB was unable to deliver us a single offer for the Outparcels.

In the spring of 2006, we again contacted Lat Purser, and after several weeks of negotiations, we agreed to a price of $748,000 as a reasonable value for the Outparcels under the circumstances.

On July 7, 2006, we entered into a formal Purchase and Sale Agreement with Lat Purser to sell the Outparcels for $748,000. This contract provided for a closing date by the end of August 2006. Unfortunately, on August 9, 2006, Lat Purser terminated the contract. At the time, Lat Purser advised us that their reasons for terminating the contract were internally related, and had nothing to do with the Outparcels themselves.

In August 2006, the North Carolina Department of Transportation finally began construction of a full diamond interchange at the intersection of I-40 and Harper Road, which is currently scheduled to be finished in late 2008, and which will provide substantially greater access to and from the interstate highway. In addition, we have been advised that Lat Purser intends to expand the inline shops at Tanglewood Commons by about 11,000 square feet. Either or both of these events could result in significant appreciation in the value of the Outparcels.

Details of the Outparcels and the Material Terms of the Proposed Sale

Acquisition	Date: 05/31/1995

Allocated Cost Basis of the Outparcels: $646,703

Profit to Date on Prior Property Dispositions:

Aggregate Disposition Price from the sale of Tanglewood Commons and 2 outparcels:	$12,110,620
Less: Original Acquisition and Construction Costs of the Tanglewood Commons Shopping Center and the 4 outparcels:	$(8,700,001)

Total profit to date on prior property dispositions:	$3,410,619

We propose that Fund VI-VII-VIII Associates sell the Outparcels to the Proposed Buyer for $750,000. Lat Purser recently offered us $748,000 for the Outparcels. In addition, as described elsewhere in this Statement, we recently obtained an appraisal of $744,800 for the Outparcels. This proposed sales price of $750,000 is higher than both the last price offered for the Outparcels and the recently obtained appraised value of the Outparcels. In addition, we have not received any other offers for the Outparcels in more than 12 months.

Ownership:

Fund VI-VII-VIII Associates is the owner of the Outparcels. Wells Fund VI owns an approximately 34.25% interest in Fund VI-VII-VIII Associates.

Parcel Sizes/Locations:

Outparcel 1 is approximately 0.9 acres (39,353 square feet) and is located at the corner of Harper Road and Lasater Road, near the I-40 interchange.

Outparcel 3 is approximately 1.71 acres, which includes an approximately 0.50-acre detention pond and, accordingly, contains only approximately 1.21 acres of usable land (approximately 50,000 square feet of usable land), and is located along Clemmons Road in front of Tanglewood Commons.

Legal Descriptions:

“OutParcel 1” as shown on the plat entitled “Final Plat Tanglewood Commons Shopping Center” recorded at Plat Book 45, Page 36, Forsyth County Registry, reference to which is hereby made for a more particular description; together with and subject to the easements, covenants, conditions and restrictions set forth in that certain Declaration of Easements, Covenants, Conditions and Restrictions recorded at 2286, Page 1757, Forsyth County Registry.

“OutParcel 3” as shown on the plat entitled “Final Plat Tanglewood Commons Shopping Center” recorded at Plat Book 45, Page 36, Forsyth County Registry, reference to which is hereby made for a more particular description; together with and subject to the easements, covenants, conditions and restrictions set forth in that certain Declaration of Easements, Covenants, Conditions and Restrictions recorded at 2286, Page 1757, Forsyth County Registry.

Site Plan:

The diagram below provides an illustration of the location of the Outparcels, along with the intersecting roads.

Other Material Terms of the Sale of the Outparcels

The contract sales price will be $750,000. The sale of the Outparcels will be conditioned upon obtaining the consent of a majority vote of the limited partners of Wells Fund VI, Wells Fund VII and Wells Fund VIII by December     , 2006. The Proposed Buyer will deposit $25,000 in earnest money with an escrow agent until the sale is consummated. The Proposed Buyer will have until December     , 2006 to inspect the property, during which time the Proposed Buyer may terminate the contract for any reason. If Fund VI-VII-VIII Associates defaults, the earnest money will be returned to the Proposed Buyer; however, if the Proposed Buyer defaults or fails to perform, it will forfeit the earnest money. The contract for the sale of the Outparcels will provide that the closing will occur on or before December 31, 2006, which date may be extended by the Proposed Buyer by up to 30 days, as long as a majority in interest of the unaffiliated limited partners of Wells Fund VI, Wells Fund VII and Wells Fund VIII have approved the transaction by December     , 2006.

Description of the Appraisal

An independent appraisal of the Outparcels was prepared by MDA, real estate appraisers, as of September 25, 2006, pursuant to which the market value of the Outparcels was estimated to be $744,800. This estimate of value is not necessarily an accurate reflection of the fair market value of the Outparcels or the net proceeds which would result from a current sale of the Outparcels to an independent third party. Please refer to the full text of the appraisal attached hereto as Annex A for more details.

Ownership of Wells Management Company, Inc.

Wells Management Company, Inc. (Wells Management) is wholly-owned by Wells Real Estate Funds, Inc., which is wholly-owned by Leo F. Wells, III, one of our General Partners. Leo F. Wells, III is the president, treasurer, and sole director of Wells Management. Wells Management is the property manager for Wells Fund VI, fourteen other public partnerships, and two affiliated public REITs sponsored by Wells Real Estate Funds, Inc.

Fees Paid to Wells Management

The following table shows all fees and administrative expense reimbursements paid to Wells Management and its affiliates by Wells Fund VI, Wells Fund VII and Wells Fund VIII either directly or through interests in joint ventures, during the last two fiscal years and an estimate of these amounts for 2006.

Wells Public Program	2004	2005	Estimated for 2006
Wells Fund VI	$196,621	$135,809	$114,763
Wells Fund VII	$231,284	$152,119	$120,219
Wells Fund VIII	$330,993	$250,386	$285,391

Regulatory Approvals

There are no federal or state regulatory approvals or requirements necessary to consummate the sale of the Outparcels to the Proposed Buyer.

Benefits to the Limited Partners by Approving the Sale of the Outparcels

1.	We will then be in a position to liquidate Wells Fund VI. The Outparcels represent the last remaining real estate assets in Wells Fund VI. This transaction will allow Wells Fund VI to fully conclude its operations in the first quarter of 2007 and complete the liquidating distribution to the Limited Partners.

2.	The costs to keep the Outparcels and Wells Fund VI open are extensive. The costs associated with keeping Wells Fund VI open as a public limited partnership and Wells Fund VI’s share of the costs associated with the ongoing ownership of the Outparcels are significant and are estimated to exceed $170,000 per year, which include estimated costs of approximately $70,000 for legal and accounting fees, approximately $60,000 for administrative and operating costs and reimbursements, and approximately $40,000 for printing and mailing costs.

3.	Costs outweigh potential appreciation in value. While the Outparcels may appreciate in value over time resulting in a potential profit to the Proposed Buyer, the General Partners and the Wells Fund VI Related Parties believe that any such potential appreciation would be more than offset by the costs associated with continuing to own the Outparcels and keeping Wells Fund VI open.

Effect of Approval of the Sale of the Outparcels

If the sale of the Outparcels is approved by a majority vote of our unaffiliated Limited Partners, we will be able to sell the Outparcels under the terms described herein as long as a majority in interest of the unaffiliated limited partners in Wells Fund VII and Wells Fund VIII also approve the sale of the Outparcels. Once the sale is consummated, we can begin liquidating and dissolving Wells Fund VI.

Distributions and Tax Consequences for Limited Partners Resulting from the Sale of the Outparcels

The aggregate amount of taxable gain resulting from the recommended sale of the Outparcels would be equal to the excess of the amount realized by Fund VI-VII-VIII Associates from the transaction ($750,000), over Fund VI-VII-VIII Associates’ costs basis in the Outparcels ($646,703). This aggregate taxable gain would then be allocated approximately one-third each to Wells Fund VI, Wells Fund VII and Wells Fund VIII resulting in taxable gain to the Limited Partners of Wells Fund VI of less than $0.01 per Unit. Upon consummation of the sale of the Outparcels, the General Partners and the Wells Fund VI Related Parties believe that approximately $241,500, which includes subtraction for closing costs, real estate taxes and estimated dissolution costs of $7,500, will be distributed to the Limited Partners.

Effect of Failure to Approve the Sale of the Outparcels

If we fail to obtain the consent of the unaffiliated Limited Partners to sell the Outparcels to the Proposed Buyer, we would be required to continue to market the Outparcels to unaffiliated third parties.

Recommendation of the General Partners and the Wells Fund VI Related Parties with Respect to the Proposed Sale of the Outparcels

The General Partners and the Wells Fund VI Related Parties recommend that the unaffiliated Limited Partners vote in favor of the sale of the Outparcels to the Proposed Buyer. Assuming that the unaffiliated Limited Partners approve the proposed amendments to the Partnership Agreement and sale of the Outparcels to the Proposed Buyer, and that the unaffiliated limited partners of Wells Fund VII and Wells Fund VIII also approve the transaction, the General Partners intend to make final liquidating distributions, including the net proceeds from the sale of the Outparcels, to the Limited Partners during the first quarter of 2007 and thereafter dissolve Wells Fund VI.

Benefits to the General Partners and the Wells Fund VI Related Parties of Approval by the unaffiliated Limited Partners of Both Proposals

If the unaffiliated Limited Partners of Wells Fund VI and the unaffiliated limited partners of Wells Fund VII and Wells Fund VIII approve both proposals and Fund VI-VII-VIII Associates sells the Outparcels to the Proposed Buyer as described herein, the General Partners may benefit if the Outparcels appreciate in value and the Proposed Buyer is able to sell the Outparcels for a profit. Specifically, the General Partners and the Wells Fund VI Related Parties could benefit from the appreciation in value of the Outparcels over time. There are a number of factors that could positively affect the future value of the Outparcels, including:

•	The completion of the full diamond interchange at I-40/Harper Road could increase traffic flow in the area, resulting in increased demand for the Outparcels;

•	Lat Purser is planning to expand Tanglewood Commons, which could increase the retail traffic in the area and, therefore, increase the demand for the Outparcels; and

•	General economic conditions could improve, resulting in an increase in the value of the Outparcels.

Required Approval of Unaffiliated Limited Partners on Both Proposals

Pursuant to the terms of the Partnership Agreement, the Partnership Agreement may be amended with the affirmative vote or written consent of the unaffiliated Limited Partners of record owning more than 50% of the then outstanding Units in Wells Fund VI, without regard to whether you hold Class A Units or Class B Units. There are currently 2,308,846 Class A Units and 189,642 Class B Units of Wells Fund VI outstanding and eligible to vote on the proposals for a total of 2,498,488 outstanding Units. Accordingly, the consent of holders of at least 1,249,245 of the 2,498,488 aggregate outstanding Units in Wells Fund VI of record, as of October 1, 2006, will be required to authorize and approve the amendments to the Partnership Agreement proposed in this Statement. The same approval requirements will apply to the proposal to sell the Outparcels to the Proposed Buyer. There are no applicable dissenters’ right of appraisal or other similar rights with respect to this consent solicitation.

Ownership of Certain Beneficial Owners and Management

No Limited Partner owns beneficially more than 5% of any class of the outstanding units of Wells Fund VI. No arrangements exist which would, upon execution thereof, result in a change in control of Wells Fund VI. Set forth below is the security ownership of our management as of October 1, 2006. Aside from Leo F. Wells, III, none of the Wells Fund VI Related Parties own any class of the outstanding units of Wells Fund VI.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Limited Partnership Units	Leo F. Wells, III	1,327.37 Units	Less than 1%

Leo F. Wells, III, one of our General Partners, owns 1,327.37 Class A Units of Wells Fund VI through an Individual Retirement Account.

Information about the General Partners and the Wells Fund VI Related Parties

The General Partners of Wells Fund VI are (i) Leo F. Wells, III, a United States citizen, and (ii) Wells Partners, L.P. (Wells Partners), a Georgia nonpublic limited partnership formed in October of 1990. Wells Capital, Inc. (Wells Capital), a Georgia corporation, serves as the corporate general partner of Wells Partners. Wells Partners is a general partner of nine public real estate limited partnerships. Leo F. Wells, III and Wells Capital have sponsored 15 other public limited partnerships and three public real estate investment trusts (REITs) that invest in real estate properties.

Leo F. Wells, III is also the president, sole director, and sole owner of Wells Real Estate Funds, Inc.; the president and a director of Wells Real Estate Investment Trust, Inc., Wells Real Estate Investment Trust II, Inc. and Wells Timber Real Estate Investment Trust, Inc.; and the sole director, president and treasurer of Wells Management, Wells Capital, Wells Development Corporation and Wells Asset Management, Inc. Mr. Wells is also a trustee of the Wells Family of Real Estate Funds, an open-end management company organized as an Ohio business trust, which includes as one of its series the Wells S&P REIT Index Fund. He is also the president, treasurer and a director of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which Mr. Wells serves as the principal broker.

Wells Investment Securities is a registered securities broker-dealer which is a wholly-owned subsidiary of Wells Real Estate Funds, Inc., which is wholly-owned by Leo F. Wells, III.

On August 26, 2003, Mr. Wells and Wells Investment Securities, Inc. (“Wells Investment Securities”) entered into a Letter of Acceptance, Waiver and Consent (“AWC”) with the NASD relating to alleged rule violations. Wells Investment Securities, is a registered securities broker-dealer which is a wholly-owned subsidiary of Wells Real Estate Funds, Inc., which is wholly-owned by Leo F. Wells, III. The AWC set forth the NASD’s findings that Wells Investment Securities and Mr. Wells had violated conduct rules relating to the provision of non-cash compensation of more than $100 to associated persons of NASD member firms in connection with their attendance at the annual educational and due diligence conferences sponsored by Wells Investment Securities in 2001 and 2002. Without admitting or denying the allegations and findings against them, Wells Investment Securities and Mr. Wells consented in the AWC to various findings by the NASD which are summarized in the following paragraph:

In 2001 and 2002, Wells Investment Securities sponsored conferences attended by registered representatives who sold its real estate investment products. Wells Investment Securities also paid for certain expenses of guests of the registered representatives who attended the conferences. In 2001, Wells Investment Securities paid the costs of travel to the conference and meals for many of the guests, and paid the costs of playing golf for some of the registered representatives and their guests. Wells Investment Securities later invoiced registered representatives for the cost of golf and for travel expenses of guests, but was not fully reimbursed for such. In 2002, Wells Investment Securities paid for meals for the guests. Wells Investment Securities also conditioned most of the 2001 conference invitations on attainment by the registered representatives of a predetermined sales goal for Wells Investment Securities products. This conduct violated the prohibitions against payment and receipt of non-cash compensation in connection with the sales of these products contained in NASD’s Conduct Rules 2710, 2810, and 3060. In addition, Wells Investment Securities and Mr. Wells failed to adhere to all of the terms of their written undertaking made in March 2001 not to engage in the conduct described above, and thereby failing to observe high standards of commercial honor and just and equitable principles of trade in violation of NASD Conduct Rule 2110.

Wells Investment Securities consented to a censure, and Mr. Wells consented to suspension from acting in a principal capacity with an NASD member firm for one year. Wells Investment Securities and Mr. Wells also agreed to the imposition of a joint and several fine in the amount of $150,000. Mr. Wells’ one year suspension from acting in a principal capacity ended on October 6, 2004. Mr. Wells continues to engage in selling efforts and other non-principal activities on behalf of Wells Investment Securities.

Wells Capital, a Georgia corporation, was incorporated on April 20, 1984 and is a wholly-owned subsidiary of Wells Real Estate Funds, Inc., which is wholly-owned by Leo F. Wells, III. Leo F. Wells, III is the president and sole director of Wells Capital, and Douglas P. Williams, Randall D. Fretz, Stephen G. Franklin, Sr., Donald A. Miller, and Robert E. Bowers are senior vice presidents of Wells Capital. Over the past 22 years, Wells Capital has been an advisor to three publicly registered, non-listed REITs, and a general partner or sponsor of 15 public real estate limited partnerships.

Wells Management, a Georgia corporation, was incorporated on February 17, 1983 and is a wholly-owned subsidiary of Wells Real Estate Funds, Inc., which is wholly-owned by Leo F. Wells, III. Wells Management has been the property manager for two publicly registered, non-listed REITs and 15 real estate public limited partnerships.

Wells Real Estate Funds, Inc., a Georgia corporation, was incorporated on February 17, 1997 and is wholly-owned by Leo F. Wells, III. Wells Real Estate Funds, Inc. is a corporate holding company which owns, among other entities, the following subsidiaries: (i) Wells Capital; (ii) Wells Management; and (iii) Wells Investment Securities.

The business address for the General Partners and each of the Wells Fund VI Related Parties is as follows:

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Costs of Solicitation

Regardless of the outcome of this consent solicitation, Wells Fund VI will bear the costs of preparing and mailing this Statement, including legal expenses. Wells Fund VI also may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners. We anticipate that Wells Fund VI’s estimated costs of this solicitation for the items described above will be approximately $31,000.

Where You Can Find More Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (Exchange Act). We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

Requests for copies of our filings should be directed to Client Services Department, P.O. Box 2828, Norcross, Georgia 30091-2828, or call us at 1-800-557-4830.

Wells Real Estate Fund VI, L.P. Financial Information

The following financial information is set forth on pages F-1 through F-84 of this proxy statement: (1) Selected Financial Data, (2) Management’s Discussion and Analysis of Financial Condition and Results of Operations for the period ended September 30, 2006 and for the year ended December 31, 2005, (3) Quantitative and Qualitative Disclosures about Market Risk, (4) audited financial statements of Wells Fund VI for the years ended December 31, 2005, 2004 and 2003, (5) unaudited financial statements of Wells Fund VI for the period ended September 30, 2006, and (6) applicable pro forma financial statements of Wells Fund VI (unaudited).

WELLS REAL ESTATE FUND VI, L.P. FINANCIAL INFORMATION INDEX

WELLS REAL ESTATE FUND VI, L.P.

(A Georgia Public Limited Partnership)

SELECTED FINANCIAL DATA.

A summary of the selected financial data as of and for the fiscal years ended December 31, 2005, 2004, 2003, 2002, and 2001 for the Partnership is provided below. The comparability of net income for the periods presented below is impacted by the sale of properties described below.

	2005	2004	2003	2002	2001
Total assets	$2,744,614	$10,189,798	$17,258,978	$16,015,480	$16,894,291
Equity in income of Joint Ventures	$2,137,470	$3,702,329	$2,578,809	$1,049,650	$1,280,565
Net income	$2,060,860	$3,563,368	$2,488,338	$905,322	$1,190,997
Net income (loss) allocated to Limited Partners:
Class A	$1,830,666	$2,052,224	$1,923,810	$905,322	$1,190,997
Class B	$230,194	$1,511,144	$564,528	$0	$0
Net income per weighted-average Limited Partner Unit:
Class A	$0.79	$0.89	$0.84	$0.40	$0.54
Class B	$1.21	$7.45	$2.62	$0.00	$0.00
Operating cash distribution per weighted-average Class A Limited Partner Unit:
Investment income	$0.00	$0.00	$0.00	$0.00	$0.00
Return of capital	$0.05	$0.26	$0.59	$0.71	$0.85
Operating cash distribution per weighted-average Class B Limited Partner Unit:
Investment income	$0.00	$0.00	$0.00	$0.00	$0.00
Return of capital	$0.00	$0.00	$0.00	$0.00	$0.00
Distribution of net sale proceeds per weighted-average Limited Partner Unit:
Class A	$3.72	$3.92	$0.00	$0.00	$0.00
Class B	$3.73	$4.01	$0.00	$0.00	$0.00

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS.

The following discussion and analysis should be read in conjunction with the Selected Financial Data presented and our accompanying financial statements and notes thereto. See also “Forward-Looking Statements” in this proxy statement.

Portfolio Overview

We are in the disposition-and-liquidation phase of our life cycle. The only remaining real estate assets owned by the Partnership are two outparcels of land located at Tanglewood Commons.

The General Partners distributed net sale proceeds to limited partners in November 2006 of approximately $4,300,000 from the sale of the Tanglewood Commons shopping center, the Tanglewood Commons land condemnation, and the sale of the BellSouth Building. The remainder of these net sale proceeds and operating cash are being reserved to fund ongoing operations and eventual liquidation and dissolution costs. These expenses include, but are not limited to, legal fees, audit and tax fees, printing and postage costs, potential liabilities under the final purchase and sale agreement, and other administrative expenses. Due to a reduction in operating cash flow resulting from recent property sales, operating distributions to limited partners will continue to be reserved.

Property Summary

Information relating to the properties owned, or previously owned, by joint ventures is provided below:

•	The Cherokee Commons property was sold on October 1, 2001.

•	The Hartford Building was sold on August 12, 2003.

•	The Stockbridge Village II, III, and I Expansion properties were sold on April 29, 2004.

•	The Holcomb Bridge Property was sold on July 1, 2004.

•	The Marathon Building was sold on December 29, 2004.

•	The Tanglewood Commons shopping center was sold on April 21, 2005. On October 12, 2005, a portion of one of the remaining outparcels of land was condemned. We retain an ownership interest in two remaining outparcels of land.

•	The BellSouth Building was sold on May 15, 2006.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

Liquidity and Capital Resources

Overview

Our operating strategy has entailed funding expenditures related to the recurring operations of the Joint Ventures’ properties and the portfolio with operating cash flows, including current and prior period operating distributions received from the Joint Ventures, and assessing the amount of remaining cash flows that will be required to fund known future re-leasing costs and other capital improvements. Historically, residual operating cash flows were generally considered available for distribution to the Class A limited partners and, unless reserved, were generally paid quarterly. To the extent that operating cash flows have been insufficient to fund our recurring operations, net sale proceeds have been utilized. As a result, the ongoing monitoring of our cash position has been critical to ensuring that adequate liquidity and capital resources are available.

Short-Term Liquidity

During the nine months ended September 30, 2006, we used net operating cash flows, which includes operating distributions received from the Joint Ventures, of approximately $45,000, as compared to generating net operating cash inflows of approximately $116,000 for the nine months ended September 30, 2005. The 2006 decrease, as compared to 2005, is primarily attributable to a decrease in operating distributions received from the Joint Ventures, as further described below. Operating distributions from the Joint Ventures are generally representative of rental revenues and tenant reimbursements, less property operating expenses, management fees, general administrative expenses, and capital expenditures.

Operating distributions received from the Joint Ventures have declined in 2006, primarily as a result of a decrease in cash flows from the sales of properties in the previous periods. We expect operating distributions from the Joint Ventures to cease, as we sold our last remaining rental property in the second quarter of 2006. Future operating distributions paid to limited partners are expected to be reserved as a result of having sold all of the real estate assets in which we owned interests other than two outparcels of land at Tanglewood Commons.

We believe that cash on hand is sufficient to cover our working capital needs, including liabilities of approximately $25,000, as of September 30, 2006.

Long-Term Liquidity

We have sold all of the rental real estate assets in which we owned interests and do not anticipate acquiring additional properties. Accordingly, sources of capital will be primarily derived from the reserves of net sale proceeds from the sale of properties in the current and previous periods.

Capital Resources

The Partnership is an investment vehicle formed for the purpose of acquiring, owning, and operating income-producing real properties, or investing in joint ventures formed for the same purpose, and has invested all of the partners’ original capital contributions. Thus, it is unlikely that we will acquire interests in any additional properties or joint ventures. Historically, our investment strategy has generally involved acquiring properties on an all-cash basis that are pre-leased to creditworthy tenants through joint ventures with affiliated partnerships. Historically, the Joint Ventures funded capital expenditures primarily related to building improvements for the purpose of maintaining the quality of our properties, and tenant improvements for the purpose of readying our properties for re-leasing. As leases expired, the Joint Ventures would attempt to re-lease space to an existing tenant or market the space to prospective new tenants. Generally, tenant improvements funded in connection with lease renewals required less capital than those funded in connection with new leases. However, external conditions, such as the supply of and demand for comparable space available within a given market, drive capital costs as well as rental rates. Any capital or other expenditures not provided for by the operations of the Joint Ventures will be required to be funded by the Partnership and respective joint venture partners on a pro-rata basis.

Operating cash flows, if available, are generally distributed from the Joint Ventures to the Partnership approximately one month following calendar quarter-ends. Our cash management policy typically includes first utilizing current period operating cash flow until depleted, at which point operating reserves are utilized to fund capital and other required expenditures. In the event that current and prior period accumulated operating cash flows are insufficient to fund such costs, net property sale proceeds reserves would then be utilized.

As of September 30, 2006, we had received, used, distributed, and held net sale proceeds allocated to the Partnership from the sale of properties as presented below:

Property Sold	Net Sale Proceeds	Partnership’s Approximate Ownership %	Net Sale Proceeds Allocated to the Partnership	Use of Net Sale Proceeds		Net Sale Proceeds Distributed to Partners as of September 30, 2006	Undistributed Net Sale Proceeds as of September 30, 2006
				Amount	Purpose
Cherokee Commons (sold in 2001)	$8,414,089	10.5%	$886,212	$212	• Partnership operating expenses (2004)	$886,000	$0
Tanglewood Commons Outparcel (sold in 2002)	$524,398	34.3%	179,606	179,606	• Re-leasing the Marathon Building (2004) • Partnership operating expenses (2004)	0	0
Hartford Building (sold in 2003)	$8,146,900	53.6%	4,366,494	19,116	• Re-leasing the Marathon Building (2004)	4,347,378	0
Stockbridge Village II (sold in 2004)	$2,705,451	53.6%	1,450,040	0	—	1,450,040	0
Stockbridge Village III (sold in 2004)	$2,909,853	44.8%	1,303,606	0	—	1,303,606	0
Stockbridge Village I Expansion (sold in 2004)	$4,108,277	44.8%	1,840,496	0	—	1,840,496	0
Holcomb Bridge Property (sold in 2004)	$6,889,379	26.2%	1,801,573	0	—	1,801,573	0
Marathon Building (sold in 2004)	$9,927,330	41.8%	4,152,602	0	—	4,152,602	0
Tanglewood Commons (sold in 2005)	$11,236,283	34.3%	3,848,461	176,726	• Partnership operating expenses (2005 and 2006)	3,345,824	325,911
Tanglewood Commons land condemnation (sold in 2005)	$52,050	34.3%	17,827	0	—	0	17,827
BellSouth Building (sold in 2006)	$12,846,928	34.3%	4,400,111	0	—	0	4,400,111

Total			$24,247,028	$375,660		$19,127,519	$4,743,849

Upon evaluating the Partnership’s obligations, our General Partners have determined that reserves of net sale proceeds of approximately $444,000 will be required to fund the Partnership’s ongoing operations and eventual liquidation and dissolution costs. Accordingly, in November 2006, net sale proceeds of approximately $4,300,000 from the sale of the Tanglewood Commons shopping center, the Tanglewood Commons land condemnation, and the sale of the BellSouth Building were distributed to the limited partners of record as of September 30, 2006, which, under the terms of the partnership agreement, did not include limited partners acquiring units after June 30, 2006.

Results of Operations

Equity in Income (Loss) of Joint Ventures

Equity in income (loss) of Joint Ventures was $(3,525) and $60,529 for the three months ended September 30, 2006 and 2005, respectively. The decrease for the three months ended September 30, 2006, as compared to the three months ended September 30, 2005, is primarily attributable to a decrease in operating income resulting from the sale of the BellSouth Building in the second quarter of 2006.

Equity in income of Joint Ventures was $2,382,637 and $2,054,915 for the nine months ended September 30, 2006 and 2005, respectively. The increase in equity in income of Joint Ventures for the nine months ended September 30, 2006, as compared to the nine months ended September 30, 2005, is primarily attributable to (i) the gain recognized on the sale of the BellSouth Building in the second quarter of 2006, partially offset by (ii) the gain recognized on the sale of the Tanglewood Commons shopping center in the second quarter of 2005, and (iii) a decrease in operating income resulting from the aforementioned sales.

We expect equity in income of Joint Ventures to remain at similar levels going forward until we are able to sell the two remaining outparcels of land at Tanglewood Commons.

Expenses

Our total expenses were $37,775 and $58,076 for the three months ended September 30, 2006 and 2005, respectively, and $123,500 and $152,221 for the nine months ended September 30, 2006 and 2005, respectively. The 2006 decreases, as compared to 2005, are primarily attributable to a decline in administrative costs relative to the decrease in the size of the portfolio as a result of the sales of properties.

We anticipate increases in our administrative expenses and legal fees in future periods resulting from increased legal fees and administrative costs relating to compliance with reporting and regulatory requirements.

Interest and Other Income

Interest and other income was $61,865 and $35,860 for the three months ended September 30, 2006 and 2005, respectively, and $98,786 and $90,407 for the nine months ended September 30, 2006 and 2005, respectively. The 2006 increases, as compared to 2005, are a result of (i) an increase in the average amount of net sale proceeds held during 2006, primarily as a result of the net sale proceeds received from the sale of the BellSouth Building in May 2006 and (ii) an increase in the daily interest yield.

Future levels of interest income are expected to decrease resulting from the decline in net sale proceeds held following the distribution of net sale proceeds in November 2006.

Application of Critical Accounting Policies

Summary

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

Below is a discussion of the accounting policies used by the Partnership and the Joint Ventures, which are considered to be critical in that they may require complex judgment in their application or require estimates about matters that are inherently uncertain.

Investment in Real Estate Assets

We are required to make subjective assessments as to the useful lives of our depreciable assets. We have considered the period of future benefit in determining the appropriate useful lives for our real estate assets. These assessments have a direct impact on net income. We depreciated real estate assets owned through the Joint Ventures during the periods presented over the following estimated useful lives:

Buildings	40 years
Building improvements	5-25 years
Land improvements	20 years
Tenant improvements	Shorter of lease term or economic life

In the event that the Joint Ventures utilized inappropriate useful lives or methods of depreciation, our net income would be misstated.

Valuation of Real Estate Assets

We continually monitor events and changes in circumstances that could indicate that the carrying amounts of the real estate assets in which we have an ownership interest through investments in the Joint Ventures may not be recoverable. When indicators of potential impairment are present which indicate that the carrying amounts of real estate assets may not be recoverable, management assesses the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, management adjusts the real estate assets to the fair value, as defined by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and recognizes an impairment loss. Estimated fair values are calculated based on the following information, dependent upon availability, in order of preference: (i) recently quoted market prices, (ii) market prices for comparable properties, or (iii) the present value of undiscounted cash flows, including estimated salvage value. We have determined that there has been no impairment in the carrying value of the remaining real estate asset in which the Partnership held an interest as of September 30, 2006.

Projections of expected future cash flows require management to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property, and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flows and fair value, and could result in the overstatement of the carrying value of real estate assets held by the Joint Ventures and net income of the Partnership.

Related-Party Transactions and Agreements

We have entered into agreements with Wells Capital and Wells Management, affiliates of our General Partners, and their affiliates, whereby we pay certain fees and expense reimbursements to Wells Capital, Wells Management, and their affiliates for asset management; the management and leasing of our properties; administrative services relating to accounting, property management, and other partnership administration; and incur the related expenses. See Note 4 to our financial statements as of September 30, 2006 for a description of these fees and expense reimbursements we have incurred.

Potential Tax Impact on Limited Partners Holding Class B Units – American Jobs Creation Act of 2004

The American Jobs Creation Act of 2004 added Section 470 to the Internal Revenue Code, which provides for certain limitations on the utilization of losses by investors that are attributable to leased property owned by a partnership having both taxable and tax-exempt partners such as the Partnership. If Section 470 were deemed to apply to the Partnership, passive losses allocable to limited partners holding Class B Units could only be utilized to offset passive income generated from the same property or potentially from properties owned by the same partnership. In March 2005, the Internal Revenue Service (“IRS”) announced that the IRS would not apply Section 470 to partnerships for the taxable year 2004 based solely on the fact that a partnership had both taxable and tax-exempt partners, and in December 2005, the IRS extended the period for transitional relief through the 2005 tax year. In addition, pursuant to Section 403(ff) of the Gulf Opportunity Zone Act of 2005, the effective date provisions regarding the applicability of Section 470 were amended to provide that, in the case of leased property treated as tax-exempt use property by reason of its being owned by a partnership having both taxable and tax-exempt partners, Section 470 will apply only to property acquired after March 12, 2004. Since the Partnership acquired all of its properties prior to March 12, 2004, and is not expected to acquire interests in any additional properties in the future, we do not believe that the provisions of Section 470 should apply to limit the utilization of losses attributable to the properties owned by the Partnership; however, due to the uncertainties and lack of guidance relating to this provision, it is unclear as to whether the acquisition of a limited partnership interest in the Partnership after the March 12, 2004 effective date may be deemed to be an acquisition of property within the meaning of the effective date provisions of Section 470.

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005

Industry Factors

Our results continue to be impacted by a number of factors influencing the real estate industry.

General Economic Conditions and Real Estate Market Commentary

The General Partners review a number of economic forecasts and market commentaries in order to evaluate general economic conditions and formulate a view of the current environment’s effect on the real estate markets in which we operate.

The U.S. economy experienced a moderate rate of growth at the end of 2005. Actual gross domestic product (“GDP”) grew at an annual rate of 1.1% for the fourth quarter of 2005, which declined from an annual growth rate of 4.1% for the third quarter of 2005. The decline in the rate of economic growth for the fourth quarter of 2005 is primarily attributable to corresponding declines in consumer and federal government spending and net exports. Annual GDP growth is projected to remain in the range of 3% during 2006. The economy is anticipated to grow at a slower pace during 2006 due to rising energy prices and growing trade deficits. However, the rate of job growth relative to the labor force is expected to continue to improve in 2006, partially due to a shrinking labor force.

The U.S. office real estate market has shown some improvement over the past two years. The continued improvement of the overall economy is having a positive impact on office real estate fundamentals in certain markets. Office employment has grown moderately over the last year, and the pace is anticipated to accelerate in future years. The source of the future growth is projected to come predominately from the service sector. The U.S. office vacancy rate declined from approximately 14.1% for the third quarter of 2005 to approximately 13.6% for the fourth quarter of 2005. Positive absorption and low levels of new construction are projected to lead to a further reduction in vacancy in 2006. Increased tenant demand and steady absorption is expected to continue to contribute to positive rental rate growth in certain markets. Many markets are expected to move from the recovery cycle to the expansion cycle during 2006. The strength of office real estate market fundamentals will vary by location, as market conditions and real estate fundamentals differ based on geographical region, metropolitan area, and submarket.

The real estate capital transactions market remains relatively healthy and exceedingly liquid. The national transaction volume has grown at an average annual rate of over 50% during the past two years. Capitalization rates (“Cap rates”), or required first-year returns on real estate investments, remain low and we believe are likely to remain flat through 2006. The spread between average cap rates and 10-year U.S. Treasuries remained relatively stable in 2005. We believe that, absent a significant movement in interest rates or a significant decrease in capital flows into the real estate market, cap rates will remain at or near their current levels.

Impact of Economic Conditions to the Partnership

While some of the market conditions noted above may indicate an expected increase in rental rates, the extent to which we may benefit from this growth is dependent upon the contractual rental rates currently provided in existing leases at the properties in which we own an interest. Specifically, in instances where leases were executed at a time when the market demanded higher rental rates as compared to today, new leasing activities could actually result in a decrease in future rental rates.

Real Estate Funds with Current Vacancy or Near-term Rollover Exposure

Real estate funds, such as the Partnership, that contain properties with current vacancies or near-term tenant rollover may still face a challenging leasing environment. The properties within these funds will generally face lower rents and higher concession packages to the tenants in order to re-lease vacant space.

From a valuation standpoint, it is generally preferable to either renew an existing tenant lease or re-lease the property prior to marketing it for sale. Generally, buyers will heavily discount their offering prices to compensate for existing or pending vacancies.

Liquidity and Capital Resources

Overview

Our operating strategy entails funding expenditures related to the recurring operations of the Joint Ventures’ properties and the portfolio with operating cash flows, including current and prior period operating distributions received from the Joint Ventures, and assessing the amount of remaining cash flows that will be required to fund known future re-leasing costs and other capital improvements. Any residual operating cash flows are generally considered available for distribution to the Class A limited partners and, unless reserved, are generally paid quarterly. To the extent that operating cash flows are insufficient to fund our recurring operations, net sale proceeds will be utilized. As a result, the ongoing monitoring of our cash position is critical to ensuring that adequate liquidity and capital resources are available. Economic downturns in one or more of our core markets could adversely impact the ability of our tenants to honor lease payments and our ability to re-lease space on favorable terms as leases expire or space otherwise becomes vacant. In the event of either situation, cash flows and, consequently, our ability to provide funding for capital needs could be adversely affected.

Short-Term Liquidity

During the year ended December 31, 2005, we generated net operating cash flows, including distributions received from the Joint Ventures, of approximately $284,000, as compared to approximately $1,021,000 for the year ended December 31, 2004 and $1,258,000 for the year ended December 31, 2003. Operating distributions from the Joint Ventures are generally representative of rental revenues and tenant reimbursements, less property operating expenses, management fees, general administrative expenses, and capital expenditures. The 2005 decrease, as compared to 2004, is primarily attributable to a decrease in operating distributions received from the Joint Ventures as a result of (i) a reduction in cash flows resulting from sales of properties in the current and previous periods, and (ii) funding capital improvements and re-leasing costs for the BellSouth Building during 2005.

Future operating distributions from the Joint Ventures are also expected to decline as we have only one rental property and two outparcels of land remaining in the portfolio. At this time, we expect to continue to generate cash flows from operations, including distributions from the Joint Ventures, sufficient to cover our estimated future expenses. To the extent any future operating distributions paid to limited partners will be largely dependent upon the amount of cash generated from the Joint Ventures, our expectations of future cash flows, and determination of near-term cash needs for tenant re-leasing costs and other capital improvements for the remaining property owned through Fund VI-VII-VIII Associates.

During the year ended December 31, 2005, we received net proceeds of approximately $8,000,000 from the 2004 sale of the Marathon Building and the 2005 sale of the shopping center at Tanglewood Commons, and have used approximately $127,000 of net sale proceeds to fund partnership operations. Additionally, we distributed net sale proceeds of approximately $9,300,000 to limited partners in 2005.

We believe that cash on hand and distributions due from the Joint Ventures are sufficient to cover our working capital needs, including liabilities of approximately $71,000 as of December 31, 2005. We expect to continue to generate cash flows from operations, including distributions from the Joint Ventures, sufficient to cover our estimated future expenses; however, we may use net sale proceeds to fund large capital expenditures as necessary.

Long-Term Liquidity

We expect that our future sources of capital will be primarily derived from operating cash flows generated from Fund VI-VII-VIII Associates and net proceeds generated from the strategic sale of the remaining property. Our future long-term liquidity requirements will include, but not be limited to, funding tenant improvements, renovations, expansions, and other significant capital improvements necessary for the remaining property owned through Fund VI-VII-VIII Associates. We expect to continue to use substantially all future net cash flows from operations to provide funding for such requirements. Future cash flows from operating activities will be primarily affected by distributions received from Fund VI-VII-VIII Associates, which are dependent upon net operating income generated by the remaining property, less reserves for known capital expenditures.

Capital Resources

The Partnership is an investment vehicle formed for the purpose of acquiring, owning, and operating income-producing real properties, or investing in joint ventures formed for the same purpose, and has invested all of the partners’ original capital contributions. Thus, it is unlikely that we will acquire interests in any additional properties or joint ventures. Historically, our investment strategy has generally involved acquiring properties on an all-cash basis that are pre-leased to creditworthy tenants through joint ventures with affiliated partnerships.

The Joint Ventures fund capital expenditures primarily related to building improvements for the purpose of maintaining the quality of their properties, and tenant improvements for the purpose of readying their properties for re-leasing. As leases expire, we will work with the Joint Ventures to attempt to re-lease space to an existing tenant or market the space to prospective new tenants. Generally, tenant improvements funded in connection with lease renewals require less capital than those funded in connection with new leases. However, external conditions, such as the supply of and demand for comparable space available within a given market, drive capital costs as well as rental rates. Any capital or other expenditures not provided for by the operations of the Joint Ventures will be funded by the Partnership and respective Joint Venture partners on a pro-rata basis.

Operating cash flows, if available, are generally distributed from the Joint Ventures to the Partnership following each calendar quarter-end. Our cash management policy typically includes first utilizing current period operating cash flow until depleted, at which point operating reserves are utilized to fund capital and other required expenditures. In the event that current and prior period accumulated operating cash flows are insufficient to fund such costs, net property sale proceeds reserves would then be utilized.

As of December 31, 2005, we had received, used, distributed, and held net proceeds allocated to the Partnership from the sale of properties as presented below (See Capital Resources for the Nine Months ended September 30, 2006 described above for updated information):

Property Sold	Net Proceeds	Partnership’s Approximate Ownership %	Net Proceeds Allocated to the Partnership	Use of Net Proceeds		Net Proceeds Distributed to Partners as of December 31, 2005	Undistributed Net Proceeds as of December 31, 2005
				Amount	Purpose
Cherokee Commons (sold in 2001)	$8,414,089	10.5%	$886,212	$212	• Partnership operating expenses (2004)	$886,000	$0
Tanglewood Commons outparcel (sold in 2002)	524,398	34.3%	179,606	179,606	• Re-leasing the Marathon Building (2004) • Partnership operating expenses (2004)	0	0
Hartford Building (sold in 2003)	8,146,900	53.6%	4,366,494	19,116	• Re-leasing the Marathon Building (2004)	4,347,378	0
Stockbridge Village II (sold in 2004)	2,705,451	53.6%	1,450,040	0	—	1,450,040	0
Stockbridge Village III (sold in 2004)	2,909,853	44.8%	1,303,606	0	—	1,303,606	0
Stockbridge Village I Expansion (sold in 2004)	4,108,277	44.8%	1,840,496	0	—	1,840,496	0
Holcomb Bridge Property (sold in 2004)	6,889,379	26.2%	1,801,573	0	—	1,801,573	0
Marathon Building (sold in 2004)	9,927,330	41.8%	4,152,602	0	—	4,152,602	0
Tanglewood Commons shopping center (sold in 2005)	11,236,283	34.3%	3,848,461	126,726	• Partnership operating expenses (2005)	3,345,824	375,911
Tanglewood Commons land condemnation (sold in 2005)	52,050	34.3%	17,827	0		0	17,827

Total			$19,846,917	$325,660		$19,127,519	$393,738

Upon evaluating the capital needs of the properties in which we currently hold an interest, our General Partners have determined that substantially all of the undistributed net sale proceeds above will be required to fund our pro-rata share of re-leasing costs for the BellSouth Building and future operating costs.

Results of Operations

Comparison of the year ended December 31, 2005 vs. the year ended December 31, 2004

Equity in Income of Joint Ventures

Equity in income of Joint Ventures was $2,137,470 and $3,702,329 for the years ended December 31, 2005 and 2004, respectively. The 2005 decrease is primarily a result of (i) the gain recognized on the sales of Stockbridge Village II, Stockbridge Village I Expansion, and Stockbridge Village III in the second quarter of 2004, the Holcomb Bridge Property in the third quarter of 2004, and the Marathon Building in the fourth quarter of 2004, (ii) a reduction in operating income due to the sales of Stockbridge Village II, Stockbridge Village I Expansion, and Stockbridge Village III in the second quarter of 2004, the Holcomb Bridge Property in the third quarter of 2004, and the shopping center at Tanglewood Commons in the second quarter of 2005, partially offset by (iii) a reduction in depreciation expense as a result of changing the estimated weighted-average composite useful life from 25 years to 40 years for all buildings owned through the Joint Ventures effective July 1, 2004. We expect future equity in income of Joint Ventures to decline as a result of sales of properties in the current and future periods.

Expenses

Total expenses were $201,510 and $184,235 for the years ended December 31, 2005 and 2004, respectively. The 2005 increase is primarily attributable to increases in administrative salaries, accounting fees, and printing costs associated with increased reporting and regulatory requirements. We anticipate additional increases related to implementing and adhering to such reporting and regulatory requirements on a on a going-forward basis.

Interest and Other Income

Interest and other income was $124,900 and $45,274 for the years ended December 31, 2005 and 2004, respectively. The 2005 increase, as compared to 2004, is primarily a result of (i) an increase in the average amount of net sale proceeds held during 2005 as a result of the sales of the Tanglewood Commons Shopping Center in April 2005 and the Marathon Building in December 2004, and (ii) an increase in the daily interest yield. Future levels of interest income will be largely dependent upon the timing of future dispositions and net sale proceeds distributions to the investors.

Comparison of the year ended December 31, 2004 vs. the year ended December 31, 2003

Equity in Income of Joint Ventures

Equity in income of Joint Ventures was $3,702,329 and $2,578,809 for the years ended December 31, 2004 and 2003, respectively. The 2004 increase, as compared to 2003, resulted primarily from (i) the aforementioned gains on property sales in 2004, partially offset by (ii) a reduction in operating income as a result of those sales, and (iii) the gain recognized on the sale of the Hartford Building in the third quarter of 2003.

Expenses

Total expenses were $184,235 and $107,837 for the years ended December 31, 2004 and 2003, respectively. The 2004 increase is primarily attributable to increases in administrative salaries, accounting fees, and printing costs associated with increased reporting and regulatory requirements.

Interest and Other Income

Interest and other income was $45,274 and $17,366 for the years ended December 31, 2004 and 2003, respectively. The 2004 increase, as compared to 2003, is a result of an increase in the average amount of net sale proceeds held during 2004 as a result of the sales of Stockbridge Village II, Stockbridge Village III, and Stockbridge Village I Expansion properties in 2004.

Inflation

We are exposed to inflation risk as income from long-term leases is the primary source of our cash flows from operations. There are provisions in the majority of our tenant leases that would protect us from the impact of inflation. These provisions include rent steps, reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square-foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square-foot allowance. However, due to the long-term nature of our leases, the leases may not readjust their reimbursement rates frequently enough to cover inflation.

Application of Critical Accounting Policies

Our accounting policies have been established to conform with generally accepted accounting principals in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

Below is a discussion of the accounting policies used by the Partnership and the Joint Ventures, which are considered to be critical in that they may require complex judgment in their application or require estimates about matters that are inherently uncertain.

Investment in Real Estate Assets

We will be required to make subjective assessments as to the useful lives of its depreciable assets. We will consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. The estimated useful lives of the Partnership’s assets by class are as follows:

Buildings	40 years
Building improvements	5-25 years
Land improvements	20 years
Tenant improvements	Shorter of lease term or economic life

Effective July 1, 2004, the Joint Ventures extended the weighted-average composite useful life for all building assets from 25 years to 40 years. The Partnership believes that this change more appropriately reflects the estimated useful lives of real estate assets and is consistent with prevailing industry practice. The change resulted in an increase to net income of approximately $65,392 for the year ended December 31, 2004. In the event that the Joint Ventures utilize inappropriate useful lives or methods of depreciation, its net income would be misstated.

Valuation of Real Estate Assets

We continually monitor events and changes in circumstances that could indicate that the carrying amounts of the real estate assets in which we have an ownership interest, either directly or through investments in the Joint Ventures, may not be recoverable. When indicators of potential impairment are present which indicate that the carrying amounts of real estate assets may not be recoverable, management assesses the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, management adjusts the real estate assets to the fair value, as defined by Statement of Financial Accounting Standard No. 144, and recognizes an impairment loss. Estimated fair values are calculated based on the following information, dependent upon availability, in order of preference: (i) recently quoted market prices, (ii) market prices for comparable properties, or (iii) the present value of undiscounted cash flows, including estimated salvage value. We have determined that there has been no impairment in the carrying value of any of the real estate assets held by the Partnership at December 31, 2005.

Projections of expected future cash flows require management to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property, and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flows and fair value, and could result in the overstatement of the carrying value of real estate assets held by the Joint Ventures and net income of the Partnership.

Related-Party Transactions and Agreements

We have entered into agreements with Wells Capital and its affiliates, whereby we pay certain fees or reimbursements to Wells Capital and Wells Management, or their affiliates, for property management and leasing services and reimbursement of operating costs.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Since we do not borrow any money, make any foreign investments, or invest in any market risk-sensitive instruments, we are not subject to risks relating to interest rates, foreign currency exchange rate fluctuations, or the other market risks contemplated by Item 305 of Regulation S-K.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The General Partners of

Wells Real Estate Fund VI, L.P.

We have audited the accompanying balance sheets of Wells Real Estate Fund VI, L.P. (the “Partnership”) as of December 31, 2005 and 2004, and the related statements of operations, partners’ capital, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Real Estate Fund VI, L.P. at December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/S/    ERNST & YOUNG LLP

Atlanta, Georgia

March 2, 2006

WELLS REAL ESTATE FUND VI, L.P.

BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

ASSETS

	2005	2004
Investment in joint ventures	$2,081,633	$8,111,294
Cash and cash equivalents	622,252	1,873,477
Due from joint ventures	40,163	204,966
Due from affiliate	0	61
Other assets	566	0

Total assets	$2,744,614	$10,189,798

LIABILITIES AND PARTNERS’ CAPITAL

Liabilities:
Accounts payable and accrued expenses	$63,530	$46,981
Due to affiliates	7,799	3,683
Partnership distributions payable	0	121,157

Total liabilities	71,329	171,821

Commitments and contingencies	0	0

Partners’ capital:
Limited partners:
Class A – 2,310,358 units and 2,307,758 units issued and outstanding as of December 31, 2005 and 2004, respectively	1,988,878	8,839,140
Class B – 189,642 units and 192,242 units issued and outstanding as of December 31, 2005 and 2004, respectively	684,407	1,178,837
General partners	0	0

Total partners’ capital	2,673,285	10,017,977

Total liabilities and partners’ capital	$2,744,614	$10,189,798

See accompanying notes.

WELLS REAL ESTATE FUND VI, L.P.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED

DECEMBER 31, 2005, 2004, AND 2003

	2005	2004	2003
EQUITY IN INCOME OF JOINT VENTURES	$2,137,470	$3,702,329	$2,578,809

EXPENSES:
Partnership administration	124,952	133,087	81,877
Legal and accounting	76,558	51,148	25,960

	201,510	184,235	107,837

INTEREST AND OTHER INCOME	124,900	45,274	17,366

NET INCOME	$2,060,860	$3,563,368	$2,488,338

NET INCOME ALLOCATED TO LIMITED PARTNERS:
CLASS A	$1,830,666	$2,052,224	$1,923,810

CLASS B	$230,194	$1,511,144	$564,528

NET INCOME PER WEIGHTED-AVERAGE LIMITED PARTNER UNIT:
CLASS A	$0.79	$0.89	$0.84

CLASS B	$1.21	$7.45	$2.62

WEIGHTED-AVERAGE LIMITED PARTNER UNITS OUTSTANDING:
CLASS A	2,309,958	2,297,210	2,284,427

CLASS B	190,042	202,790	215,573

See accompanying notes.

WELLS REAL ESTATE FUND VI, L.P.

STATEMENTS OF PARTNERS’ CAPITAL

FOR THE YEARS ENDED

DECEMBER 31, 2005, 2004, AND 2003

	Limited Partners				General Partners	Total Partners’ Capital
	Class A		Class B
	Units	Capital	Units	Capital
BALANCE, December 31, 2002	2,268,677	$15,733,782	231,323	$0	$0	$15,733,782

Class B conversion elections	23,750	22,295	(23,750)	(22,295)	0	0
Net income	0	1,923,810	0	564,528	0	2,488,338
Distributions of operating cash flow ($0.59 per weighted-average Class A Unit)	0	(1,342,397)	0	0	0	(1,342,397)

BALANCE, December 31, 2003	2,292,427	16,337,490	207,573	542,233	0	16,879,723

Class B conversion elections	15,331	61,181	(15,331)	(61,181)	0	0
Net income	0	2,052,224	0	1,511,144	0	3,563,368
Distributions of net sale proceeds ($3.92 and $4.01 per weighted-average Class A and Class B Unit, respectively)	0	(9,014,160)	0	(813,359)	0	(9,827,519)
Distributions of operating cash flow ($0.26 per weighted-average Class A Unit)	0	(597,595)	0	0	0	(597,595)

BALANCE, December 31, 2004	2,307,758	8,839,140	192,242	1,178,837	0	10,017,977

Class B conversion elections	2,600	15,573	(2,600)	(15,573)	0	0
Net income	0	1,830,666	0	230,194	0	2,060,860
Distributions of operating cash flow ($0.05 per weighted-average Class A Unit)	0	(105,552)	0	0	0	(105,552)
Distributions of net sale proceeds ($3.72 and $3.73 per weighted-average Class A and Class B Unit, respectively)	0	(8,590,949)	0	(709,051)	0	(9,300,000)

BALANCE, December 31, 2005	2,310,358	$1,988,878	189,642	$684,407	$0	$2,673,285

See accompanying notes.

WELLS REAL ESTATE FUND VI, L.P.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED

DECEMBER 31, 2005, 2004, AND 2003

	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,060,860	$3,563,368	$2,488,338
Operating distributions received from joint ventures	340,402	1,115,884	1,368,023
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of joint ventures	(2,137,470)	(3,702,329)	(2,578,809)
Operating changes in assets and liabilities:
Decrease (increase) in due from affiliate	61	(61)	0
Increase in other assets	(566)	0	0
Increase (decrease) in accounts payable and accrued expenses	16,549	42,435	(21,921)
Increase in due to affiliates	4,116	1,493	2,190

Net cash flows provided by operating activities	283,952	1,020,790	1,257,821

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in joint ventures	(9,531)	(329,508)	(42,621)
Net sale proceeds received from joint ventures	8,001,063	6,395,714	4,546,100

Net cash flows provided by investing activities	7,991,532	6,066,206	4,503,479

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions paid to partners in excess of accumulated operating income	(226,709)	(848,957)	(1,225,109)
Net sales proceeds distributions paid to limited partners	(9,300,000)	(9,827,519)	0

Net cash flows used in financing activities	(9,526,709)	(10,676,476)	(1,225,109)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,251,225)	(3,589,480)	4,536,191

CASH AND CASH EQUIVALENTS, beginning of year	1,873,477	5,462,957	926,766

CASH AND CASH EQUIVALENTS, end of year	$622,252	$1,873,477	$5,462,957

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Partnership distributions payable	$0	$121,157	$372,519

See accompanying notes.

WELLS REAL ESTATE FUND VI, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

1.	ORGANIZATION AND BUSINESS

Wells Real Estate Fund VI, L.P. (the “Partnership”) is a Georgia public limited partnership with Leo F. Wells, III and Wells Partners, L.P. (“Wells Partners”), a Georgia nonpublic limited partnership, serving as its general partners (collectively, the “General Partners”). Wells Capital, Inc. (“Wells Capital”) serves as the corporate general partner of Wells Partners. Wells Capital is a wholly owned subsidiary of Wells Real Estate Funds, Inc. Leo F. Wells, III is the president and sole director of Wells Capital and the president, sole director, and sole owner of Wells Real Estate Funds, Inc. The Partnership was formed on December 1, 1992 for the purpose of acquiring, developing, constructing, owning, operating, improving, leasing, and managing income-producing properties for investment purposes. Upon subscription, limited partners elected to have their units treated as Class A Units or Class B Units. The limited partners have the right to change their prior elections to have some or all of their units treated as Class A Units or Class B Units one time every five years and may vote to, among other things: (a) amend the partnership agreement, subject to certain limitations; (b) change the business purpose or investment objectives of the Partnership; and (c) add or remove a general partner. A majority vote on any of the above-described matters will bind the Partnership without the concurrence of the General Partners. Each limited partnership unit has equal voting rights regardless of class.

On April 5, 1993, the Partnership commenced a public offering of its limited partnership units pursuant to a Registration Statement filed on Form S-11 under the Securities Act of 1933. The Partnership commenced active operations upon receiving and accepting subscriptions for 125,000 units on May 17, 1993. The offering was terminated on April 4, 1994, at which time the Partnership had sold approximately 1,933,218 Class A Units and 566,782 Class B Units representing capital contributions of $25,000,000.

The Partnership owns indirect interests in all of its real estate assets through joint ventures with other entities affiliated with the General Partners. During the period presented, the Partnership owned interests in the following joint ventures (the “Joint Ventures”) and properties:

Joint Venture	Joint Venture Partners	Properties
Fund II, III, VI and VII Associates (“Fund II-III-VI-VII Associates”)	• Fund II and Fund III Associates (“Fund II-III Associates”)(1) • Wells Real Estate Fund VI, L.P. • Wells Real Estate Fund VII, L.P.	1. Holcomb Bridge Property(2) An office/retail center located in Roswell, Georgia
Fund V and Fund VI Associates (“Fund V-VI Associates”)	• Wells Real Estate Fund V, L.P. • Wells Real Estate Fund VI, L.P.	2. Stockbridge Village II(3) Two retail buildings located in Stockbridge, Georgia 3. Hartford Building(4) A four-story office building located in Hartford, Connecticut
Fund V, Fund VI and Fund VII Associates (“Fund V-VI-VII Associates”)	• Wells Real Estate Fund V, L.P. • Wells Real Estate Fund VI, L.P. • Wells Real Estate Fund VII, L.P.	4. Marathon Building(5) A three-story office building located in Appleton, Wisconsin

Joint Venture	Joint Venture Partners	Properties
Fund VI and Fund VII Associates (“Fund VI-VII Associates”)	• Wells Real Estate Fund VI, L.P. • Wells Real Estate Fund VII, L.P.	5. Stockbridge Village III(3) Two retail buildings located in Stockbridge, Georgia 6. Stockbridge Village I Expansion(3) A retail shopping center expansion located in Stockbridge, Georgia
Fund VI, Fund VII and Fund VIII Associates (“Fund VI-VII-VIII Associates”)	• Wells Real Estate Fund VI, L.P. • Wells Real Estate Fund VII, L.P. • Wells Real Estate Fund VIII, L.P.	7. BellSouth Building A four-story office building located in Jacksonville, Florida 8. Tanglewood Commons(6) A retail center in Clemmons, North Carolina, and four outparcels of land

(1)	Fund II-III Associates is a joint venture between Fund II and Fund II-OW and Wells Real Estate Fund III, L.P. Fund II and Fund II-OW is a joint venture between Wells Real Estate Fund II and Wells Real Estate Fund II-OW.

(2)	This property was sold in July 2004.

(3)	These properties were sold in April 2004.

(4)	This property was sold in August 2003.

(5)	This property was sold in December 2004.

(6)	One outparcel of land was sold in October 2002; the shopping center and one outparcel of land were sold in April 2005; a portion of an outparcel of land was condemned by the North Carolina Department of Transportation in October 2005; two outparcels of land remain unsold as of December 31, 2005.

Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VII, L.P., and Wells Real Estate Fund VIII, L.P. are affiliated with the Partnership through one or more common general partners. Each of the properties described above was acquired on an all-cash basis.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Partnership’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Use of Estimates

The preparation of the Partnership’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investment in Joint Ventures

The Partnership adopted Financial Accounting Standards Board Interpretation No. (“FIN”) 46(R), Consolidation of Variable Interest Entities, which supersedes FIN 46 and is an interpretation of Accounting Research Bulletin (“ARB”) No. 51, Consolidated Financial Statements, effective March 31, 2004. The Partnership and its partners in the Joint Ventures have disproportionate voting rights for certain major decisions relative to their obligations to absorb expected losses and rights to receive residual returns of such ventures. Management has evaluated the Joint

Ventures and determined that they are not variable interest entities under the provisions of FIN 46(R) because such joint ventures do not conduct substantially all of their activities on behalf of a joint venture partner with disproportionately fewer voting rights. Management has also determined that the joint venture partners are not related parties, as defined in FIN 46(R) and Statement of Financial Accounting Standard (“SFAS”) No. 57. Accordingly, the adoption of FIN 46(R) did not result in the consolidation of any previously unconsolidated entities.

The Partnership does not have control over the operations of the Joint Ventures; however, it does exercise significant influence. Approval by the Partnership as well as the other joint venture partners is required for any major decision or any action that would materially affect the Joint Ventures, or their real property investments. Accordingly, upon applying the provisions of SFAS No. 94, Consolidation of All Majority-Owned Subsidiaries, ARB No. 51, and Statement of Position (“SOP”) No. 78-9, Accounting for Investments In Real Estate Ventures, the Partnership accounts for its investments in the Joint Ventures using the equity method of accounting, whereby original investments are recorded at cost and subsequently adjusted for contributions, distributions, and net income (loss) attributable to the Partnership. Pursuant to the terms of the joint venture agreements, all income (loss) and distributions are allocated to joint venture partners in accordance with their respective ownership interests. Distributions of net cash from operations, if available, are generally distributed to the joint venture partners on a quarterly basis.

In the third quarter of 2004, the Joint Ventures completed a review of their real estate depreciation by performing an analysis of the components of each property type in an effort to determine the weighted-average composite useful lives of their real estate assets. As a result of this review, effective July 1, 2004, the Joint Ventures extended the weighted-average composite useful life for all building assets from 25 years to 40 years. The Partnership believes that this change more appropriately reflects the estimated useful lives of real estate assets and is consistent with prevailing industry practice. The change resulted in an increase to the Partnership’s net income of approximately $65,000 for the year ended December 31, 2004. In the event that the Joint Ventures utilize inappropriate useful lives or methods of depreciation, the Partnership’s net income would be misstated.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

Distribution of Net Cash from Operations

Net cash from operations, if available, is generally distributed quarterly to the limited partners as follows:

•	First, to all Class A limited partners until such limited partners have received distributions equal to a 10% per annum return on their respective adjusted capital contributions, as defined.

•	Second, to the General Partners until the General Partners have received distributions equal to 10% of the total distributions paid by the Partnership for such year.

•	Third, to the Class A limited partners and the General Partners allocated on a basis of 90% and 10%, respectively.

No distributions of net cash from operations will be made to the limited partners holding Class B Units.

Distribution of Sales Proceeds

Upon the sale of the Partnership’s properties, unless reserved, net sale proceeds are distributed in the following order:

•

In the event that the particular property sold is sold for a price that is less than its original property purchase price, to the limited partners holding Class A Units until they have received an amount equal to the excess of the original property purchase price over the price for which the property was sold, limited to the amount of depreciation, amortization, and cost recovery deductions taken by the limited partners holding Class B Units with respect to such property;

•	To all limited partners, on a per-unit basis, until the limited partners have received 100% of their respective adjusted capital contributions, as defined;

•	To limited partners holding units, which at any time have been treated as Class B Units, until the limited partners have received an amount equal to the net cash from operations received by the limited partners holding Class A Units on a per-unit basis;

•	To all limited partners, on a per-unit basis, until the limited partners have received a cumulative 10% per annum return on their respective adjusted capital contributions, as defined;

•	To limited partners holding Class B Units on a per-unit basis, until such limited partners have received a cumulative 15% per annum return on their respective adjusted capital contributions, as defined;

•	To the General Partners until they have received 100% of their respective capital contributions, as defined;

•	Thereafter, 80% to the limited partners and 20% to the General Partners.

Allocation of Net Income, Net Loss, and Gain on Sale

For the purpose of determining allocations per the partnership agreement, net income is defined as net income recognized by the Partnership, excluding deductions for depreciation, amortization, and cost recovery and the gain on the sale of assets. Net income, as defined, of the Partnership is generally allocated each year in the same proportions that net cash from operations is distributed to the limited partners holding Class A Units and the General Partners. To the extent the Partnership’s net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding Class A Units and 1% to the General Partners.

Net loss, depreciation, and amortization deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding Class B Units and 1% to the General Partners until their capital accounts are reduced to zero; (b) then to any partner having a positive balance in his capital account in an amount not to exceed such positive balance; and (c) thereafter to the General Partners.

Gain on the sale or exchange of the Partnership’s properties will be allocated generally in the same manner that the net proceeds from such sale are distributed to partners after the following allocations are made, if applicable: (a) allocations made pursuant to a qualified income offset provision in the partnership agreement; (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero; (c) allocations to Class B limited partners in amounts equal to deductions for depreciation and amortization previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property; and (d) allocations to Class A limited partners and General Partners in amounts equal to deductions for depreciation and amortization previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

Income Taxes

The Partnership is not subject to federal or state income taxes; therefore, none have been provided for in the accompanying financial statements. The partners are required to include their respective shares of profits and losses in their individual income tax returns.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year financial statement presentation.

Recent Accounting Pronouncements

In June 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 154, Accounting Changes and Error Corrections, which replaces Accounting Principles Board Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the method to account for and report changes in accounting principles and corrections of errors. Previously, most voluntary changes in accounting principles required recognition as a cumulative effect adjustment to net income during the period in which the change was adopted. Conversely, in circumstances where applicable accounting guidance does not include specific transition provisions, SFAS No. 154 requires retrospective application to prior periods’ financial statements unless it is impractical to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for fiscal years beginning after December 15, 2005; however, it does not change the transition provisions of any of the existing accounting pronouncements. The adoption of this statement is not expected to have a material effect on the Partnership’s financial statements.

In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of SFAS No. 143, Asset Retirement Obligations, effective for fiscal years ending after December 15, 2005. FIN 47 clarifies the definition of a “conditional asset retirement obligation” provided in SFAS No. 143 as a legal obligation to perform an asset retirement activity for which the timing or method of settlement is conditional upon a future event that may or may not be within control of the Partnership. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The Partnership may have undetected asbestos at the remaining rental property. Because the obligation to remove asbestos from this property has indeterminate settlement dates, the Partnership is unable to reasonably estimate the fair values of this obligation. To the extent that this property undergoes major renovations or demolition, certain environmental regulations are in place, which specify the manner in which the asbestos must be handled and disposed. In such circumstances, sufficient information may become available to reasonably estimate the fair value of the liability. There are currently no plans to undertake a major renovation that would require removal of the asbestos or demolition of this property. The adoption of FIN 47 did not have a material effect on the Partnership’s financial statements.

3.	INVESTMENT IN JOINT VENTURES

Due from Joint Ventures

As of December 31, 2005 and 2004, Due from Joint Ventures represents the Partnership’s share of operating cash flow to be distributed for the fourth quarters of 2005 and 2004, respectively, from the following Joint Ventures:

	2005	2004
Fund VI-VII-VII Associates	$40,163	$159,687
Fund V-VI-VII Associates	0	44,580
Fund II-II-VI-VII Associates	0	699

	$40,163	$204,966

Summary of Investments

The Partnership’s investments (deficit) and approximate ownership percentages in the Joint Ventures as of December 31, 2005 and 2004 are summarized below:

	2005		2004
	Amount	Percentage	Amount	Percentage
Fund II-III-VI-VII Associates	$0	26%	$(25,299)	26%
Fund V-VI Associates	0	54%	36,661	54%
Fund V-VI-VII Associates	0	42%	4,158,304	42%
Fund VI-VII Associates	0	45%	23,182	45%
Fund VI-VII-VIII Associates	2,081,633	34%	3,918,446	34%

	$2,081,633		$8,111,294

Summary of Activity

Roll-forwards of the Partnership’s investment in the Joint Ventures for the years ended December 31, 2005 and 2004 are presented below:

	2005	2004
Investment in Joint Ventures, beginning of year	$8,111,294	$11,441,910
Equity in income of Joint Ventures	2,137,470	3,702,329
Contributions to Joint Ventures	9,531	329,508
Distributions from Joint Ventures	(8,176,662)	(7,362,453)

Investment in Joint Ventures, end of year	$2,081,633	$8,111,294

Summary of Financial Information

Condensed financial information for the Joint Ventures as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004, and 2003 is presented below:

	Total Assets		Total Liabilities		Total Equity (Deficit)
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Fund II-III-VI-VII Associates	$0	$32,963	$0	$130,560	$0	$(97,597)
Fund V-VI Associates	0	83,175	0	14,325	0	68,850
Fund V-VI-VII Associates	0	10,121,492	0	180,150	0	9,941,342
Fund VI-VII Associates	0	73,323	0	21,577	0	51,746
Fund VI-VII-VIII Associates	6,281,423	12,526,301	203,739	1,085,706	6,077,684	11,440,595

	$6,281,423	$22,837,254	$203,739	$1,432,318	$6,077,684	$21,404,936

	Total Revenues			Income (Loss) From Continuing Operations			Income (Loss) From Discontinued Operations			Net Income (Loss)(1)
	For The Years Ended			For The Years Ended			For The Years Ended			For The Years Ended
	December 31,			December 31,			December 31,			December 31,
	2005	2004	2003	2005	2004	2003	2005	2004	2003	2005	2004	2003
Fund II-III-VI-VII Associates	$0	$0	$0	$(4,799)	$(23,811)	$0	$94,148	$2,090,607	$210,044	$89,349	$2,066,796	$210,044
Fund V-VI Associates	0	0	0	(3,183)	(29,790)	(18,873)	(5,526)	406,403	3,166,202	(8,709)	376,613	3,147,329
Fund V-VI-VII Associates	0	0	0	(8,865)	(15,902)	0	(3,430)	3,792,434	505,193	(12,295)	3,776,532	505,193
Fund VI-VII Associates	0	0	0	(11,175)	(51,066)	(12,018)	3,043	2,296,468	619,642	(8,132)	2,245,402	607,624
Fund VI-VII-VIII Associates	1,775,609	1,852,872	1,804,032	570,315	556,673	523,813	5,640,739	536,317	508,216	6,211,054	1,092,990	1,032,029

	$1,775,609	$1,852,872	$1,804,032	$542,293	$436,104	$492,922	$5,728,974	$9,122,229	$5,009,297	$6,271,267	$9,558,333	$5,502,219

(1)	Effective July 1, 2004, the Joint Ventures extended the weighted-average composite useful life for all building assets from 25 years to 40 years, which resulted in an increase to net income for year ended December 31, 2004 of approximately $84,660 and $87,530 for Fund V-VI-VII Associates, and Fund VI-VII-VIII Associates, respectively. Fund II-III-VI-VII Associates, Fund V-VI Associates, and Fund VI-VII Associates did not recognize any depreciation expense in the last six months of 2004 due to the aforementioned property sales during the first half of 2004. Management believes that this change more appropriately reflects the estimated useful lives of real estate assets and is consistent with prevailing industry practice.

The Partnership allocates operating income (loss) and gain (loss) on sale of properties generated by the Joint Ventures to its Class A and Class B limited partners pursuant to the respective partnership agreement provisions outlined in Note 2. The components of income (loss) from discontinued operations recognized by the Joint Ventures are provided below:

	2005				2004			2003
	Operating Income (loss)	Gain on Sale		Total	Operating Income	Gain on Sale	Total	Operating Income	Gain on Sale	Total
Fund II-III-VI-VII Associates	$(6,038)	$100,186	(1)	$94,148	$217,207	$1,873,400	$2,090,607	$210,044	$0	$210,044
Fund V-VI Associates	(5,526)	0		(5,526)	71,078	335,325	406,403	494,985	2,671,217	3,166,202
Fund V-VI-VII Associates	(3,430)	0		(3,430)	457,970	3,334,464	3,792,434	505,193	0	505,193
Fund VI-VII Associates	3,043	0		3,043	158,018	2,138,450	2,296,468	619,642	0	619,642
Fund VI-VII-VIII Associates	186,238	5,454,501		5,640,739	536,317	0	536,317	508,216	0	508,216

	$174,287	$5,554,687		$5,728,974	$1,440,590	$7,681,639	$9,122,229	$2,338,080	$2,671,217	$5,009,297

(1)	Represents additional gain recognized on the sale of the Holcomb Bridge Property, which was deferred at closing and represented our maximum estimated exposure related to a rental guarantee for certain space at the Holcomb Bridge Property.

4.	RELATED-PARTY TRANSACTIONS

Management and Leasing Fees

The Partnership entered into a property management and leasing agreement with Wells Management Company, Inc. (“Wells Management”), an affiliate of the General Partners. In consideration for the management and leasing of the Partnership’s properties, the Joint Ventures pay Wells Management Company, Inc. and leasing fees equal to (a) of the gross revenues collected monthly, 3% for management services and 3% leasing services, plus a separate fee for the one-time lease-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties or (b) in the case of commercial properties leased on a long-term net basis (ten or more years), 1% of the gross revenues except for initial leasing fees equal to 3% of the gross revenues over the first five years of the lease term. Management and leasing fees are paid by the Joint Ventures and, accordingly, included in equity in income of joint ventures in the accompanying statements of operations. The Partnership’s share of management and leasing fees and lease acquisition costs incurred though the Joint Ventures is $53,566, $105,706, and $125,471, for the years ended 2005, 2004, and 2003, respectively.

Administration Reimbursements

Wells Capital, the corporate general partner of Wells Partners, one of the Partnership’s general partners, and Wells Management perform certain administrative services for the Partnership, relating to accounting and other partnership administration, and incur the related expenses. Such expenses are allocated among other entities affiliated with the General Partners based on estimates of the amount of time dedicated to each fund by individual administrative personnel. In the opinion of the General Partners, this allocation is a reasonable estimation of such expenses. The Partnership reimbursed Wells Capital and Wells Management for administrative expenses of $82,243, $90,915, and $43,589 for the years ended December 31, 2005, 2004, and 2003, respectively. As of December 31, 2005 and 2004, due from affiliate (due to affiliates) balances represent administrative reimbursements overpaid to (due to) Wells Capital and/or Wells Management.

5.	PER-UNIT AMOUNTS

Income (loss) per limited partnership unit amounts are calculated based upon weighted-average units outstanding during the respective periods. Income (loss) per limited partnership unit, as presented in the accompanying financial statements, will vary from the per-unit amounts attributable to the individual investors due to the differences between the GAAP and tax basis treatment of certain items of income and expense and the fact that, within the respective classes of Class A Units and Class B Units, individual units have different characteristics including capital bases, cumulative operating and net property sales proceeds distributions and cumulative earnings allocations as a result of, among other things, the ability of unit holders to elect to be treated as Class A Units or Class B Units, or to change their prior elections, one time in each five-year period.

For the reasons mentioned above, distributions of net sale proceeds per unit also vary among individual unit holders. Distributions of net sale proceeds have been calculated at the investor level pursuant to the partnership agreement and allocated between the Class A and Class B limited partners in the period paid. Accordingly, distributions of net sale proceeds per unit, as presented in the accompanying financial statements, vary from the per-unit amounts attributable to the individual investors.

6.	INCOME TAX BASIS NET INCOME AND PARTNERS’ CAPITAL

A reconciliation of the Partnership’s financial statement net income to net income presented in accordance with the Federal Income Tax basis of accounting is as follows for the years ended 2005, 2004, and 2003:

	2005	2004	2003
Financial statement net income	$2,060,860	$3,563,368	$2,488,338
Increase (decrease) in net income resulting from:
Bad debt (recoveries) expense for financial reporting purposes in excess of amounts for income tax purposes	(23,379)	32,286	0
Depreciation expense for financial reporting purposes greater than amounts for income tax purposes	25,245	45,319 (1)	138,992
Write-off of assets (liabilities) for financial reporting purposes, but not for income tax purposes	14,571	(38,671)	24,100
Expenses deductible when paid for income tax purposes in excess of amounts accrued for financial reporting purposes	0	0	(40,097)
Rental income accrued for financial reporting purposes (greater than) less than amounts for income tax purposes	(113,088)	(286,465)	82,940
Gains on sale of properties for financial reporting purposes in excess of amounts for income tax purposes	(234,934)	(649,101)	(458,763)
Other	(1,282)	0	0

Income tax basis net income	$1,727,993	$2,666,736	$2,235,510

(1)	Effective July 1, 2004, the Joint Ventures extended the weighted-average composite useful lives for all building assets from 25 years to 40 years. This change has no impact on the statutory life used for Federal income tax purposes of 40 years, upon which Tax depreciation is based (see Note 2).

A reconciliation of the partners’ capital balances, as presented in the accompanying financial statements, to partners’ capital balances, as presented in accordance with the Federal Income Tax basis of accounting, is as follows for the years ended 2005, 2004, and 2003:

	2005	2004	2003
Financial statement partners’ capital	$2,673,285	$10,017,977	$16,879,723
Increase (decrease) in partners’ capital resulting from:
Accumulated meals and entertainment	308	308	308
Accumulated bad debt expense, net, for financial reporting purposes in excess of amounts for income tax purposes	11,413	34,792	2,506
Accumulated depreciation expense for financial reporting purposes greater than amounts for income tax purposes	2,598,298	2,573,053	2,527,734
Joint venture change in ownership	8,730	8,730	8,730
Write-off of assets (liabilities) for financial reporting purposes, but not for income tax purposes	0	(14,571)	24,100
Capitalization of syndication costs for income tax purposes, which are accounted for as cost of capital for financial reporting purposes	3,655,694	3,655,694	3,655,694
Accumulated rental income accrued for financial reporting purposes greater than amounts for income tax purposes	(502,308)	(389,220)	(102,755)
Accumulated expenses deductible when paid for income tax purposes less than amounts accrued for financial reporting purposes	45,743	45,743	45,743
Partnership’s distributions payable	0	121,157	372,519
Accumulated gains on sale of properties for financial reporting purposes in excess of amount for income tax purposes	(1,502,358)	(1,267,424)	(618,323)
Other	(1,282)	0	0

Income tax basis partners’ capital	$6,987,523	$14,786,239	$22,795,979

7.	QUARTERLY RESULTS (UNAUDITED)

Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2005 and 2004:

	2005 Quarters Ended
	March 31	June 30		September 30	December 31
Equity in income of joint ventures	$87,292	$1,907,094		$60,529	$82,555
Interest and other income	$18,310	$36,237		$35,860	$34,493
Net income	$63,991	$1,890,798		$38,313	$67,758
Net income (loss) allocated to limited partners:
Class A	$108,199	$1,552,086	(a)	$70,686	$99,695
Class B	$(44,208)	$338,712	(a)	$(32,373)	$(31,937)
Net income (loss) per weighted-average limited partner unit:
Class A	$0.05	$0.67	(a)	$0.03	$0.04
Class B(b)	$(0.23)	$1.78	(a)	$(0.17)	$(0.17)
Distribution of operating cash per weighted-average limited partner unit:
Class A	$0.05	$0.00		$0.00	$0.00
Class B	$0.00	$0.00		$0.00	$0.00
Distribution of net property sale proceeds per weighted-average limited partner unit:
Class A	$0.00	$2.24		$0.00	$1.48
Class B	$0.00	$2.25		$0.00	$1.48

	2004 Quarters Ended
	March 31	June 30	September 30	December 31
Equity in income of joint ventures	$228,786	$1,270,021	$630,395	$1,573,127
Interest and other income	$11,342	$484	$10,746	$22,702
Net income	$208,726	$1,207,083	$590,987	$1,556,572
Net income (loss) allocated to limited partners:
Class A	$303,694	$663,908	$267,736	$816,886
Class B	$(94,968)	$543,175	$323,251	$739,686
Net income (loss) per weighted-average limited partner unit:
Class A	$0.13	$0.29	$0.12	$0.35
Class B(b)	$(0.46)	$2.63	$1.57	$3.85
Distribution of operating cash per weighted-average limited partner unit:
Class A	$0.10	$0.05	$0.06	$0.05
Class B	$0.00	$0.00	$0.00	$0.00
Distribution of net property sale proceeds per weighted-average limited partner unit:
Class A	$2.09	$0.00	$0.00	$1.83
Class B(c)	$2.15	$0.00	$0.00	$1.92

(a)	These amounts have been restated to reflect the impact of reclassifying gain recognized on the sale of Tanglewood Commons included in net loss allocated Class B Units of $1,033,841 ($5.46 per weighted-average unit) to net income allocated to Class A Units ($0.45 per weighted-average unit) in the second quarter of 2005, which was identified in the fourth quarter of 2005.

(b)	The quarterly per-unit amounts have been calculated using actual income (loss) for the respective quarters. Conversely, the corresponding annual income (loss) per-unit amounts have been calculated assuming that income (loss) was earned ratably over the year. As a result, the sum of these quarterly per-unit amounts does not equal the respective annual per-unit amount presented in the accompanying financial statements.

(c)	The quarterly per-unit amounts have been calculated using weighted-average limited partner units for the respective quarters. Conversely, the corresponding distribution of net property sale proceeds per unit as reflected in the accompanying financial statements have been calculated assuming that the distributions were made ratably over the year. As a result, the sum of these quarterly per-unit amounts does not equal the respective annual per-unit amounts presented in the accompanying financial statements.

8.	PARTNERSHIP ADMINISTRATION AND LEGAL AND ACCOUNTING COSTS

Partnership administration and legal and accounting costs for the year ended December 31, 2005, 2004, and 2003 are comprised of the following items:

	2005	2004	2003
Salary reimbursements	$82,243	$90,915	$43,589
Independent accounting fees	25,032	31,925	16,078
Printing expenses	27,311	23,463	13,603
Legal fees	51,526	19,223	9,882
Postage and delivery expenses	5,003	12,092	8,730
Computer costs	1,915	2,315	8,286
Other professional fees	3,286	1,770	6,597
Bank service charges	0	554	807
Taxes and licensing fees	4,885	652	250
Filing fees	30	767	15
Life insurance	279	559	0

Total partnership administration and legal and accounting costs	$201,510	$184,235	$107,837

9.	POTENTIAL TAX IMPACT FOR LIMITED PARTNERS HOLDING CLASS B UNITS – AMERICAN JOBS CREATION ACT OF 2004

The American Jobs Creation Act of 2004 (the “Act”) added Section 470 to the Internal Revenue Code, which provides certain limitations on the utilization of losses allocable to leased property owned by a partnership having both taxable and tax-exempt partners such as the Partnership. In March 2005, the Internal Revenue Service issued IRS Notice 2005-29 announcing that the IRS would not be applying Section 470 to partnerships for taxable year 2004 based solely on the fact that a partnership had both taxable and tax-exempt partners; however, it is important to note that IRS Notice 2005-29 provided relief for partnerships for taxable year 2004 only. Although the IRS has indicated that it is continuing to study the application of Section 470 to partnerships, such as the Partnership, unless Congress passes legislation which addresses this issue or some other form of relief from the provisions of Section 470 of the Act is granted, beginning in taxable year 2005 and thereafter, passive losses allocable to limited partners holding Class B Units may only be used to offset passive income generated from the same property or within the same fund.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The General Partners of

Fund V and Fund VI Associates:

We have audited the accompanying statements of operations, partners’ capital, and cash flows for Fund V and Fund VI Associates (the “Joint Venture”) for the year ended December 31, 2003. Our audit also included the financial statement schedule listed in the index at Item 15(a). These financial statements and schedule are the responsibility of the Joint Venture’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Joint Venture’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Joint Venture’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of Fund V and Fund VI Associates and its cash flows for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/S/    ERNST & YOUNG LLP

Atlanta, Georgia

March 10, 2005

FUND V AND FUND VI ASSOCIATES

STATEMENTS OF NET ASSETS IN LIQUIDATION

AS OF DECEMBER 31, 2005 AND 2004 (UNAUDITED)

ASSETS

	2005	2004
	(unaudited)	(unaudited)
Cash and cash equivalents	$0	$76,721
Accounts receivable, net	0	6,104
Other assets	0	350

Total assets	$0	$83,175

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Accounts payable, accrued expenses and refundable security deposits	$0	$13,986
Due to affiliate	0	339

Total liabilities	0	14,325

Total net assets in liquidation	$0	$68,850

See accompanying notes.

FUND V AND FUND VI ASSOCIATES

STATEMENT OF CHANGES IN NET ASSETS IN LIQUIDATION

FOR THE YEAR ENDED DECEMBER 31, 2005 (UNAUDITED)

AND THE PERIOD OF JULY 1, 2004 TO DECEMBER 31, 2004 (UNAUDITED)

	2005	July 1 to December 31, 2004
	(unaudited)	(unaudited)
Net assets in liquidation at January 1, 2005 and July 1, 2004	$68,850	$82,602
Changes in net assets in liquidation attributed to:
Decrease in cash and cash equivalents	(76,721)	(13,879)
Increase (decrease) in accounts receivable, net	(6,104)	1,549
Decrease in other assets	(350)	(2,798)
Increase (decrease) in accounts payable, accrued expenses and refundable security deposits	13,986	(7,896)
Decrease in due to affiliate	339	3,126
Decrease in distributions payable	0	6,146

Net assets in liquidation at December 31, 2005 and 2004	$0	$68,850

See accompanying notes.

FUND V AND FUND VI ASSOCIATES

STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED) AND

FOR THE YEAR ENDED DECEMBER 31, 2003

	June 30, 2004 (unaudited)	December 31, 2003
EXPENSES:
Joint venture administration	$6,220	$6,342
Legal and accounting	13,427	12,531

Total expenses	19,647	18,873

NET LOSS FROM CONTINUING OPERATIONS	(19,647)	(18,873)

DISCONTINUED OPERATIONS:
Operating income	74,687	494,985
Gain on disposition	335,325	2,671,217

Income from discontinued operations	410,012	3,166,202

NET INCOME	$390,365	$3,147,329

See accompanying notes.

FUND V AND FUND VI ASSOCIATES

STATEMENTS OF PARTNERS’ CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2003

AND FOR THE SIX MONTHS ENDED JUNE 30, 2004

	Wells Real Estate Fund V, L.P.	Wells Real Estate Fund VI, L.P.	Total Partners’ Capital
Partners’ capital, December 31, 2002	$3,533,162	$4,080,917	$7,614,079

Net income	1,460,455	1,686,874	3,147,329
Partnership contributions	27,840	32,160	60,000
Partnership distributions	(3,878,938)	(4,480,825)	(8,359,763)

Partners’ capital, December 31, 2003	1,142,519	1,319,126	2,461,645

Net income	181,141	209,224	390,365
Partnership distributions	(1,285,088)	(1,484,320)	(2,769,408)

Partners’ capital, June 30, 2004 (unaudited)	$38,572	$44,030	$82,602

See accompanying notes.

FUND V AND FUND VI ASSOCIATES

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED) AND FOR

THE YEAR ENDED DECEMBER 31, 2003

	June 30, 2004 (unaudited)	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$390,365	$3,147,329
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on disposition	(335,325)	(2,671,217)
Depreciation	0	192,776
Amortization of deferred leasing costs	3,143	28,865
Changes in assets and liabilities:
Decrease (increase) in accounts receivable, net	22,766	(73,631)
Decrease (increase) in other assets	7,525	(2,788)
Decrease in accounts payable, accrued expenses and refundable security deposits	(709)	(316,673)
Increase (decrease) in due to affiliate	2,313	(3,950)
Decrease in deferred income	(18,237)	(42,745)

Net cash provided by operating activities	71,841	257,966

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in real estate	0	(265,246)
Net proceeds from the sale of real estate	2,705,451	8,146,900

Net cash provided by investing activities	2,705,451	7,881,654

CASH FLOWS FROM FINANCING ACTIVITIES:
Operating distributions to joint venture partners in excess of accumulated earnings	(106,520)	(177,564)
Net sale proceeds distributions to joint venture partners	(2,705,451)	(8,146,900)
Contributions from joint venture partners	0	60,000

Net cash used in financing activities	(2,811,971)	(8,264,464)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(34,679)	(124,844)

CASH AND CASH EQUIVALENTS, beginning of period	125,279	250,123

CASH AND CASH EQUIVALENTS, end of period	$90,600	$125,279

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Partnership distributions payable	$6,146	$48,709

See accompanying notes.

FUND V AND FUND VI ASSOCIATES

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 (UNAUDITED), 2004 (UNAUDITED), AND 2003

1.	ORGANIZATION AND BUSINESS

On December 27, 1993, Wells Real Estate Fund V, L.P. and Wells Real Estate Fund VI, L.P. entered into a Georgia general partnership to create Fund V and Fund VI Associates (the “Joint Venture”). The general partners of Wells Real Estate Fund V, L.P. and Wells Real Estate Fund VI, L.P. are Leo F. Wells, III and Wells Partners, L.P., a Georgia private limited partnership.

The Joint Venture was formed to acquire and operate commercial real properties, including properties to be developed, currently under development or construction, newly constructed or having operating histories. On December 29, 1993, the Joint Venture purchased the Hartford Building, a four-story office building containing approximately 71,000 rentable square feet. The Hartford Building is located on 5.56 acres of land in Hartford, Connecticut. On August 12, 2003, the Joint Venture sold the Hartford Building to an unrelated third party for a gross sales price of approximately $8,925,000, less agreed-upon credits of approximately $457,500. As a result of this sale, the Joint Venture received net proceeds of approximately $8,147,000 and recognized a gain of approximately $2,671,000.

On November 12, 1993, Wells Real Estate Fund V, L.P. purchased 2.46 acres of real property located in Stockbridge, Georgia. On July 1, 1994, Wells Real Estate Fund V, L.P. contributed this land as a capital contribution to the Joint Venture. Construction of a 5,400 square foot retail building on this property was completed in November 1994. A second retail building containing approximately 10,400 square feet was completed in June 1995. Upon construction, this property became known as Stockbridge Village II. On April 29, 2004, four joint ventures, including the Joint Venture, sold five real properties, including Stockbridge Village II, to an unrelated third party for a gross sales price of $23,750,000. As a result of the sale of Stockbridge Village II, the Joint Venture recognized a gain of approximately $335,000 and received net proceeds of approximately $2,705,000.

As of December 31, 2005, the Joint Venture has disposed of all of its real estate assets and does not intend to invest in additional properties. The Joint Venture wound up its affairs in 2005 by, among other things, collecting the outstanding receivables, satisfying outstanding payables, and distributing all residual cash balances to the joint venture partners. We intend to terminate the Joint Venture in 2006 in accordance with the relevant dissolution and termination provisions of the Georgia Uniform Partnership Act.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Joint Venture’s financial statements are prepared in accordance with accounting principles generally accepted in the United States.

The Joint Venture’s policy is to adopt the liquidation basis of accounting once the liquidation of the Joint Venture is imminent, which the Joint Venture has defined as beginning on the first day of the quarter following the completion of the sale of all real estate assets. Accordingly, the Joint Venture adopted the liquidation basis of accounting effective July 1, 2004. Under the liquidation basis of accounting, assets and liabilities are stated at their estimated net realizable values and net settlement amounts, respectively, and are periodically reviewed and adjusted. As the Joint Venture no longer has continuing real estate operations, the Joint Venture is no longer required to present statements of operations or statements of cash flows following the adoption the liquidation basis of accounting.

Use of Estimates

The preparation of the Joint Venture’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Joint Venture’s leases typically include renewal options, escalation provisions and provisions requiring tenants to reimburse the Joint Venture for a pro-rata share of operating costs incurred. All of the Joint Venture’s leases are classified as operating leases, and the related rental income, including scheduled rental rate increases (other than scheduled increases based on the Consumer Price Index) is recognized on a straight-line basis over the terms of the respective leases. Rents and tenant reimbursements collected in advance are recorded as deferred income in the accompanying balance sheets.

Lease termination income is recognized when the tenant loses the right to lease the space and the Joint Venture has satisfied all obligations under the related lease or lease termination agreement.

The Joint Venture records the sale of real estate assets pursuant to the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 66, Accounting for Sales of Real Estate. Accordingly, gains are recognized upon completing the sale and, among other things, determining the sale price and transferring all of the risks and rewards of ownership without significant continuing involvement with the seller. Recognition of all or a portion of the gain would be deferred until both of these conditions are met. Losses are recognized in full as of the sale date.

Real Estate Assets

Real estate assets are stated at cost, less accumulated depreciation. Amounts capitalized to real estate assets consist of the cost of acquisition or construction, and any tenant improvements or major improvements and betterments which extend the useful life of the related asset. All repairs and maintenance are expensed as incurred.

The estimated useful lives of the Joint Venture’s real estate assets by class are provided below:

Buildings	25 years
Building improvements	5-25 years
Land improvements	20 years
Tenant Improvements	Shorter of lease term or economic life

Management continually monitor events and changes in circumstances that could indicate that the carrying amounts of the real estate in which the Joint Venture has an ownership interest, may not be recoverable. When indicators of potential impairment are present which indicate that the carrying amounts of real estate may not be recoverable, management assesses the recoverability of these assets by determining whether the carrying value will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Joint Venture adjusts the real estate to the estimated fair values, as defined by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, (“SFAS No. 144”) and recognizes impairment losses. Estimated fair values are calculated based on the following information, dependent upon availability, in order of preference: (i) recently quoted market prices, (ii) market prices for comparable properties, or (iii) the present value of undiscounted cash flows, including estimated salvage value.

Cash and Cash Equivalents

The Joint Venture considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

Accounts Receivable, net

Accounts receivable are comprised of tenant receivables and straight-line rent receivable. Management assesses the collectibility of accounts receivable on an ongoing basis and would provide for allowances should such balances, or a portion thereof, be deemed uncollectible. Allowances of $0 and $285 have been recorded as of December 31, 2005 or 2004, respectively.

Other Assets

As of December 31, 2005 and 2004, other assets is comprised of prepaid property insurance. Prepaid expenses are recognized as the related services are provided. Balances without a future economic benefit are written off as they are identified.

Allocation of Income and Distributions

Pursuant to the terms of the joint venture agreement, income and distributions are allocated to the joint venture partners based upon their respective ownership interests as determined by relative cumulative capital contributions, as defined. For the periods presented, Wells Real Estate Fund V, L.P. and Wells Real Estate Fund VI, L.P. held ownership interests in the Joint Venture of approximately 46% and 54%, respectively. Net cash from operations is generally distributed to the joint venture partners on a quarterly basis.

Income Taxes

The Joint Venture is not subject to federal or state income taxes; therefore, none have been provided for in the accompanying financial statements. The partners of Wells Real Estate Fund V, L.P. and Wells Real Estate Fund VI, L.P. are required to include their respective share of profits and losses from the Joint Venture in their individual income tax returns.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

3.	RELATED-PARTY TRANSACTIONS

Management and Leasing Fees

Wells Real Estate Fund V, L.P. and Wells Real Estate Fund VI, L.P. entered into property management and leasing agreements with Wells Management Company, Inc. (“Wells Management”), an affiliate of the general partners of Wells Real Estate Fund V, L.P. and Wells Real Estate Fund VI, L.P. In consideration for asset management and the management and leasing of the Joint Venture’s properties, the Joint Venture will generally pay Wells Management fees equal to (a) of the gross revenues collected monthly, 3% for management services and 3% for leasing services, plus a separate fee for the one-time lease-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties or (b) in the case of commercial properties which are leased on a long-term net basis (ten or more years), 1% of the gross revenues, except for initial leasing fees equal to 3% of the gross revenues over the first five years of the lease term. During the six months ended June 30, 2004 and the year ended December 31, 2003, the Joint Venture incurred management and leasing fees of $7,829, and $38,948, respectively, all of which are included in income (loss) from discontinued operations in the accompanying statements of operations.

Administrative Reimbursements

Wells Management and its affiliates perform certain administrative services for the Joint Venture, relating to accounting, property management, and other joint venture administration, and incur the related expenses. Such expenses are allocated among these entities based on time spent on each entity by individual personnel. In the opinion of management, this is a reasonable estimation of such expenses. During 2005, 2004, and 2003, the Joint Venture reimbursed $2,823, $14,156, and $29,052, respectively, to Wells Management and its affiliates for these services. As of December 31, 2004, administrative reimbursements of $339 are included in due to affiliate in the accompanying statement of net assets in liquidation.

4.	DISCONTINUED OPERATIONS

SFAS No. 144 requires, among other things, assets held for sale to be presented separately in the accompanying balance sheets and that the operating results of real estate assets sold or held for sale be included in discontinued operations in the statements of operations for all periods presented. On August 12, 2003, the Joint Venture sold the Hartford Building. On April 29, 2004, the Joint Venture sold Stockbridge Village II. As such, the results of discontinued operations included in the accompanying statements of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 are summarized below:

	June 30, 2004 (unaudited)	December 31, 2003

Total property revenues	$119,927	$887,044

Property operating costs	36,745	124,010
Legal and accounting	1,318	9,447
Depreciation	0	192,776
Management and leasing fees	7,177	65,826

Total expenses	45,240	392,059

Operating income	74,687	494,985
Gain on disposition	335,325	2,671,217

Income from discontinued operations	$410,012	$3,166,202

SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION

DECEMBER 31, 2005 (UNAUDITED)

	Cost	Accumulated Depreciation
BALANCE AT DECEMBER 31, 2002	$10,498,220	$3,141,975

2003 additions	265,246	192,776
2003 dispositions	(7,687,520)	(2,578,453)

BALANCE AT DECEMBER 31, 2003	3,075,946	756,298

2004 dispositions	(3,075,946)	(756,298)

BALANCE AT DECEMBER 31, 2004 (UNAUDITED)	0	0

2005 dispositions	0	0

BALANCE AT DECEMBER 31, 2005 (UNAUDITED)	$0	$0

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The General Partners of

Fund V, Fund VI, and Fund VII Associates:

We have audited the accompanying balance sheet of Fund V, Fund VI and Fund VII Associates (the “Joint Venture”) as of December 31, 2004, and the related statements of operations, partners’ capital, and cash flows for each of the two years in the period ended December 31, 2004. Our audits also included the financial statement schedule listed in the index at Item 15(a). These financial statements and schedule are the responsibility of the Joint Venture’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Joint Venture’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Joint Venture’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fund V, Fund VI and Fund VII Associates at December 31, 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/    ERNST & YOUNG LLP

Atlanta, Georgia

March 10, 2005

FUND V, FUND VI AND FUND VII ASSOCIATES

STATEMENT OF NET ASSETS IN LIQUIDATION

AS OF DECEMBER 31, 2005 (UNAUDITED)

AND

BALANCE SHEET

AS OF DECEMBER 31, 2004

ASSETS

	2005 (unaudited)	2004
Cash and cash equivalents	$0	$10,119,659
Accounts receivable, net	0	1,833

Total assets	$0	$10,121,492

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Accounts payable and accrued expenses	$0	$13,038
Due to affiliate	0	2,750
Partnership distributions payable	0	164,362

Total liabilities	0	180,150

Partners’ capital:
Wells Real Estate Fund V, L.P.		1,636,119
Wells Real Estate Fund VI, L.P.		4,158,304
Wells Real Estate Fund VII, L.P.		4,146,919

Total partners’ capital		9,941,342

Total liabilities and partners’ capital		$10,121,492

Total net assets in liquidation	$0

See accompanying notes.

FUND V, FUND VI AND FUND VII ASSOCIATES

STATEMENT OF CHANGES IN NET ASSETS IN LIQUIDATION

FOR THE YEAR ENDED

DECEMBER 31, 2005 (unaudited)

2005 (unaudited)
Net assets in liquidation at January 1, 2005	$9,941,342
Changes in net assets in liquidation attributed to:
Decrease in cash and cash equivalents	(10,119,659)
Decrease in accounts receivable, net	(1,833)
Decrease in accounts payable and accrued expenses	13,038
Decrease in due to affiliate	2,750
Decrease in partnership distributions payable	164,362

Net assets in liquidation at December 31, 2005	$0

See accompanying notes.

FUND V, FUND VI AND FUND VII ASSOCIATES

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED

DECEMBER 31, 2004 AND 2003

	2004	2003
EXPENSES:
Joint venture administration	$184	$0
Legal and accounting	15,718	0

Total expenses	15,902	0

NET LOSS FROM CONTINUING OPERATIONS	(15,902)	0

DISCONTINUED OPERATIONS:
Operating income	457,971	505,193
Gain on disposition	3,334,463	0

Income from discontinued operations	3,792,434	505,193

NET INCOME	$3,776,532	$505,193

See accompanying notes.

FUND V, FUND VI AND FUND VII ASSOCIATES

STATEMENTS OF PARTNERS’ CAPITAL

FOR THE YEARS ENDED

DECEMBER 31, 2003 AND 2004

	Wells Real Estate Fund V, L.P.	Wells Real Estate Fund VI, L.P.	Wells Real Estate Fund VII, L.P.	Total Partners’ Capital
Partners’ Capital, December 31, 2002	$991,125	$2,519,171	$2,512,487	$6,022,783
Net income	83,155	211,322	210,716	505,193
Partnership distributions	(151,695)	(385,502)	(384,395)	(921,592)

Partners’ Capital, December 31, 2003	922,585	2,344,991	2,338,808	5,606,384

Net income	621,617	1,579,723	1,575,192	3,776,532
Partnership contributions	109,459	278,170	277,371	665,000
Partnership distributions	(17,542)	(44,580)	(44,452)	(106,574)

Partners’ Capital, December 31, 2004	$1,636,119	$4,158,304	$4,146,919	$9,941,342

See accompanying notes.

FUND V, FUND VI AND FUND VII ASSOCIATES

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED

DECEMBER 31, 2004 AND 2003

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,776,532	$505,193
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Gain on sale	(3,334,463)	0
Depreciation	273,833	339,580
Operating changes in assets and liabilities:
(Increase) decrease in accounts receivable, net	(611,160)	76,818
(Decrease) increase in accounts payable and accrued expenses	(520,359)	533,398
(Decrease) increase in due to affiliate	(2,046)	4,085

Net cash (used in) provided by operations	(417,663)	1,459,074

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in real estate	(117,592)	(533,397)
Net proceeds from sale of real estate	9,927,330	0

Net cash provided by (used in) investing activities	9,809,738	(533,397)

CASH FLOWS FROM FINANCING ACTIVITIES:
Operating distributions to joint venture partners in excess of accumulated earnings	(171,783)	(932,683)
Contributions from joint venture partners	665,000	0

Net cash provided by (used in) investing activities	493,217	(932,683)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,885,292	(7,006)

CASH AND CASH EQUIVALENTS, beginning of year	234,367	241,373

CASH AND CASH EQUIVALENTS, end of year	$10,119,659	$234,367

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Partnership distributions payable	$164,362	$229,571

See accompanying notes.

FUND V, FUND VI AND FUND VII ASSOCIATES

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 (UNAUDITED), 2004, AND 2003

1.	ORGANIZATION AND BUSINESS

On September 8, 1994, Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., and Wells Real Estate Fund VII, L.P. entered into a Georgia general partnership known as Fund V, Fund VI and Fund VII Associates (the ”Joint Venture”). The general partners of Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P. and Wells Real Estate Fund VII, L.P. are Leo F. Wells, III and Wells Partners, L.P., a private Georgia limited partnership.

The Joint Venture was formed for the purpose of investing in commercial real properties. In September 1994, the Joint Venture acquired an approximate 76,000-square-foot, three-story office building, the Marathon Building, located in Appleton, Wisconsin. On December 29, 2004, the Joint Venture sold the Marathon Building to an unrelated third party for a gross sales price of $10,250,000. As a result of the sale, the Joint Venture received net sale proceeds of approximately $9,927,000 and recognized a gain of approximately $3,334,000.

As of December 31, 2005, the Joint Venture has disposed of all of its real estate assets and does not intend to invest in additional properties. The Joint Venture wound up its affairs in 2005 by, among other things, collecting the outstanding receivables, satisfying outstanding payables, and distributing all residual cash balances to the joint venture partners. We intend to terminate the Joint Venture in 2006 in accordance with the relevant dissolution and termination provisions of the Georgia Uniform Partnership Act.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Joint Venture’s financial statements are prepared in accordance with accounting principles generally accepted in the United States.

The Joint Venture’s policy is to adopt the liquidation basis of accounting once the liquidation of the Joint Venture is imminent, which the Joint Venture has defined as beginning on the first day of the quarter following the completion of the sale of all real estate assets. Accordingly, the Joint Venture adopted the liquidation basis of accounting effective January 1, 2005. Under the liquidation basis of accounting, assets and liabilities are stated at their estimated net realizable values and net settlement amounts, respectively, and are periodically reviewed and adjusted. As the Joint Venture no longer has continuing real estate operations, the Joint Venture is no longer required to present statements of operations or statements of cash flows following the adoption of liquidation basis of accounting.

Use of Estimates

The preparation of the Joint Venture’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Joint Venture’s leases typically include renewal options, escalation provisions and provisions requiring tenants to reimburse the Joint Venture for a pro-rata share of operating costs incurred. All of the Joint Venture’s leases are classified as operating leases, and the related rental income, including scheduled rental rate increases

(other than scheduled increases based on the Consumer Price Index) is recognized on a straight-line basis over the terms of the respective leases. Rents and tenant reimbursements collected in advance are recorded as deferred income in the accompanying balance sheets.

Lease termination income is recognized when the tenant loses the right to lease the space and the Joint Venture has satisfied all obligations under the related lease or lease termination agreement.

The Joint Venture records the sale of real estate assets pursuant to the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 66, Accounting for Sales of Real Estate. Accordingly, gains are recognized upon completing the sale and, among other things, determining the sale price and transferring all of the risks and rewards of ownership without significant continuing involvement with the seller. Recognition of all or a portion of the gain would be deferred until both of these conditions are met. Losses are recognized in full as of the sale date.

Real Estate Assets

Real estate assets are stated at cost, less accumulated depreciation. Amounts capitalized to real estate assets consist of the cost of acquisition or construction, and any tenant improvements or major improvements and betterments which extend the useful life of the related asset. All repairs and maintenance are expensed as incurred.

The estimated useful lives of the Joint Venture’s real estate assets by class are provided below:

Buildings	40 years
Building improvements	5-25 years
Land improvements	20 years
Tenant Improvements	Shorter of lease term or economic life

Management continually monitor events and changes in circumstances that could indicate that the carrying amounts of the real estate in which the Joint Venture has an ownership interest, may not be recoverable. When indicators of potential impairment are present which indicate that the carrying amounts of real estate may not be recoverable, management assesses the recoverability of these assets by determining whether the carrying value will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Joint Venture adjusts the real estate to the estimated fair values, as defined by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, (“SFAS No. 144”) and recognizes impairment losses. Estimated fair values are calculated based on the following information, dependent upon availability, in order of preference: (i) recently quoted market prices, (ii) market prices for comparable properties, or (iii) the present value of undiscounted cash flows, including estimated salvage value.

In the third quarter of 2004, the Joint Venture completed a review of its real estate depreciation by performing an analysis of the components of each property type in an effort to determine weighted-average composite useful lives of its real estate assets. As a result of this review, the Joint Venture changed its estimate of the weighted-average composite useful lives for all building assets. Effective July 1, 2004, for all building assets, the Joint Venture extended the weighted-average composite useful life from 25 years to 40 years. The change resulted in an increase to net income of approximately $84,660 for the year ended December 31, 2004. We believe the change more appropriately reflects the estimated useful lives of the building assets and is consistent with prevailing industry practice.

Cash and Cash Equivalents

The Joint Venture considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

Accounts Receivable, net

Accounts receivable are comprised of tenant receivables and straight-line rent receivables. Management assesses the collectibility of accounts receivable on an ongoing basis and provides for allowances as such balances, or portions thereof, become uncollectible. No such allowances have been recorded as of December 31, 2005 or 2004.

Allocation of Income and Distributions

Pursuant to the terms of the joint venture agreement, income and distributions are allocated to the joint venture partners based upon their respective ownership interests as determined by relative cumulative capital contributions, as defined. For the periods presented, Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., and Wells Real Estate Fund VII, L.P. held ownership interests in the Joint Venture of approximately 16%, 42%, and 42%, respectively. Net cash from operations is generally distributed to the joint venture partners on a quarterly basis.

Income Taxes

The Joint Venture is not subject to federal or state income taxes; therefore, none have been provided for in the accompanying financial statements. The partners of Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P. and Wells Real Estate Fund VII, L.P. are required to include their respective share of profits and losses from the Joint Venture in their individual income tax returns.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

3.	RELATED-PARTY TRANSACTIONS

Management and Leasing Fees

Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P. and Wells Real Estate Fund VII, L.P. entered into property management and leasing agreements with Wells Management Company, Inc. (“Wells Management”), an affiliate of the general partners of Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P. and Wells Real Estate Fund VII, L.P. In consideration for asset management and the management and leasing of the Joint Venture’s properties, the Joint Venture will generally pay Wells Management fees equal to (a) of the gross revenues collected monthly, 3% for management services and 3% of the gross revenues for leasing services, plus a separate fee for the one-time lease-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties or (b) in the case of commercial properties which are leased on a long-term net basis (ten or more years), 1% of the gross revenues, except for initial leasing fees equal to 3% of the gross revenues over the first five years of the lease term. During the years ended December 31, 2004 and 2003, the Joint Venture incurred management and leasing fees of $6,425 and $9,900, respectively, all of which are included in income (loss) from discontinued operations in the accompanying statements of operations. As of December 31, 2004, management fee reimbursements of $1,830 are included in due to affiliate in the accompanying balance sheet, respectively.

Administrative Reimbursements

Wells Management and its affiliates perform certain administrative services for the Joint Venture, relating to accounting, property management, and other joint venture administration, and incur the related expenses. Such expenses are allocated among these entities based on time spent on each entity by individual personnel. In the opinion of management, this is a reasonable estimation of such expenses. During 2005, 2004, and 2003, the Joint

Venture reimbursed $6,431, $13,983, and $28,958, respectively, to Wells Management and its affiliates for these services. As of December 31, 2004, administrative reimbursements of $920 are included in due to affiliate in the accompanying balance sheet.

4.    DISCONTINUED OPERATIONS

SFAS No. 144 requires, among other things, that the operating results of real estate assets sold or held for sale be included in discontinued operations in the statement of operations for all periods presented. On December 29, 2004, the Joint Venture sold the Marathon Building. The results of discontinued operations of the Marathon Building included in the accompanying statements of operations are summarized below:

	2004	2003
Total property revenues	$819,048	$913,521

Property operating costs	65,833	40,101
Legal and accounting	14,986	18,747
Depreciation	273,833	339,580
Management and leasing fees	6,425	9,900

Total expenses	361,077	408,328

Operating income	457,971	505,193
Gain on disposition	3,334,463	0

Income (loss) from discontinued operations	$3,792,434	$505,193

SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION

DECEMBER 31, 2005 (UNAUDITED)

	Cost	Accumulated Depreciation
BALANCE AT DECEMBER 31, 2002	$8,682,495	$2,736,531

2003 additions	533,397	339,580

BALANCE AT DECEMBER 31, 2003	9,215,892	3,076,111

2004 additions	117,592	273,833
2004 dispositions	(9,333,484)	(3,349,944)

BALANCE AT DECEMBER 31, 2004	0	0

2005 additions	0	0
2005 dispositions	0	0

BALANCE AT DECEMBER 31, 2005 (UNAUDITED)	$0	$0

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The General Partners of

Fund VI, Fund VII, and Fund VIII Associates:

We have audited the accompanying balance sheets of Fund VI, Fund VII and Fund VIII Associates (the “Joint Venture”) as of December 31, 2005 and 2004, and the related statements of operations, partners’ capital, and cash flows for each of the three years in the period ended December 31, 2005. Our audits also included the financial statement schedule listed in the index at Item 15(a). These financial statements and schedule are the responsibility of the Joint Venture’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Joint Venture’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Joint Venture’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fund VI, Fund VII and Fund VIII Associates at December 31, 2005 and 2004, and the results of its operations and its cash flows for the each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/    ERNST & YOUNG LLP

Atlanta, Georgia

March 2, 2006

FUND VI, FUND VII AND FUND VIII ASSOCIATES

BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

ASSETS

	2005	2004
Real estate assets, at cost:
Land	$1,948,593	$3,955,493
Building and improvements, less accumulated depreciation of $3,685,482 and $5,592,438 at December 31, 2005 and 2004, respectively	3,608,129	7,630,831

Total real estate assets	5,556,722	11,586,324

Cash and cash equivalents	199,103	605,747
Accounts receivable, net	324,043	152,637
Deferred leasing costs, net	197,973	150,080
Due from affiliate	1,344	0
Other assets	2,238	31,513

Total assets	$6,281,423	$12,526,301

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Accounts payable, accrued expenses and refundable security deposits	$53,701	$107,226
Due to affiliate	0	17,142
Deferred income	32,774	202,516
Partnership distributions payable	117,264	758,822

Total liabilities	203,739	1,085,706

Partners’ capital:
Wells Real Estate Fund VI, L.P.	2,081,633	3,918,446
Wells Real Estate Fund VII, L.P.	2,029,625	3,820,574
Wells Real Estate Fund VIII, L.P.	1,966,426	3,701,575

Total partners’ capital	6,077,684	11,440,595

Total liabilities and partners’ capital	$6,281,423	$12,526,301

See accompanying notes.

FUND VI, FUND VII AND FUND VIII ASSOCIATES

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED

DECEMBER 31, 2005, 2004, AND 2003

	2005	2004	2003
REVENUES:
Rental income	$1,600,145	$1,596,722	$1,577,304
Reimbursement income	172,861	254,278	199,047
Interest and other income	2,603	1,872	27,681

Total revenues	1,775,609	1,852,872	1,804,032

EXPENSES:
Property operating costs	670,405	638,325	629,964
Depreciation	302,744	349,923	396,161
Management and leasing fees	133,051	186,098	177,025
Lease termination expense	34,860	0	0
Joint venture administration	33,397	90,746	51,192
Legal and accounting	30,837	31,107	25,877

Total expenses	1,205,294	1,296,199	1,280,219

NET INCOME FROM CONTINUING OPERATIONS	570,315	556,673	523,813

DISCONTINUED OPERATIONS:
Operating income	186,238	536,317	508,216
Gain on disposition	5,454,501	0	0

Income from discontinued operations	5,640,739	536,317	508,216

NET INCOME	$6,211,054	$1,092,990	$1,032,029

See accompanying notes.

FUND VI, FUND VII AND FUND VIII ASSOCIATES

STATEMENTS OF PARTNERS’ CAPITAL

FOR THE YEARS ENDED

DECEMBER 31, 2005, 2004, AND 2003

	Wells Real Estate Fund VI, L.P.	Wells Real Estate Fund VII, L.P.	Wells Real Estate Fund VIII, L.P.	Total Partners’ Capital
Balance, December 31, 2002	$4,577,276	$4,462,953	$4,323,939	$13,364,168

Net income	353,473	344,647	333,909	1,032,029
Partnership distributions	(625,232)	(609,619)	(590,626)	(1,825,477)

Balance, December 31, 2003	4,305,517	4,197,981	4,067,222	12,570,720

Net income	374,352	365,005	353,633	1,092,990
Partnership distributions	(761,423)	(742,412)	(719,280)	(2,223,115)

Balance, December 31, 2004	3,918,446	3,820,574	3,701,575	11,440,595

Net income	2,127,305	2,074,188	2,009,561	6,211,054
Partnership distributions	(3,964,118)	(3,865,137)	(3,744,710)	(11,573,965)

Balance, December 31, 2005	$2,081,633	$2,029,625	$1,966,426	$6,077,684

See accompanying notes.

FUND VI, FUND VII AND FUND VIII ASSOCIATES

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED

DECEMBER 31, 2005, 2004, AND 2003

	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,211,054	$1,092,990	$1,032,029
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of real estate assets	(5,454,501)	0	0
Depreciation	346,707	560,073	661,496
Amortization of deferred leasing costs	81,694	88,014	92,387
Changes in assets and liabilities:
(Increase) decrease in accounts receivable, net	(212,958)	78,055	73,106
Increase in due from affiliate	(1,344)	0	0
Decrease (increase) in other assets	29,275	(4,767)	25
(Decrease) increase in accounts payable, accrued expenses and refundable security deposits	(53,525)	59,647	(61,138)
(Decrease) increase in due to affiliate	(17,142)	6,144	3,423
(Decrease) increase in deferred income	(169,742)	(44,011)	39,390

Net cash provided by operating activities	759,518	1,836,145	1,840,718

CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from sale of real estate	11,288,333	0	0
Payments of deferred leasing costs	(176,104)	(17,115)	(8,327)
Investment in real estate	(62,868)	0	0

Net cash provided by (used in) investing activities	11,049,361	(17,115)	(8,327)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net sale proceeds distributions to joint venture partners	(11,236,283)	0	0
Operating distributions to joint venture partners in excess of accumulated earnings	(979,240)	(1,903,131)	(2,258,584)

Net cash used in financing activities	(12,215,523)	(1,903,131)	(2,258,584)

Net decrease in cash and cash equivalents	(406,644)	(84,101)	(426,193)

CASH AND CASH EQUIVALENTS, beginning of year	605,747	689,848	1,116,041

CASH AND CASH EQUIVALENTS, end of year	$199,103	$605,747	$689,848

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Partnership distributions payable	$117,264	$758,822	$438,838

Write-off of fully depreciated real estate assets	$233,477	$0	$0

Write-off of fully amortized deferred leasing costs	$106,205	$62,603	$0

See accompanying notes.

FUND VI, FUND VII AND FUND VIII ASSOCIATES

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

1.	ORGANIZATION AND BUSINESS

On April 17, 1995, Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., and Wells Real Estate Fund VIII, L.P. entered into a Georgia general partnership to form Fund VI, Fund VII and Fund VIII Associates (the “Joint Venture”). The general partners of Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P. and Wells Real Estate Fund VIII, L.P. are Leo F. Wells, III and Wells Partners, L.P., a private Georgia limited partnership.

The Joint Venture was formed to acquire, develop, operate, and sell real properties. On April 25, 1995, the Joint Venture purchased a 5.55-acre parcel of land in Jacksonville, Florida and constructed an approximate 92,000-square-foot office building, the BellSouth Building. On May 31, 1995, the Joint Venture purchased a 14.683-acre parcel of land located in Clemmons, North Carolina and constructed a retail shopping center, Tanglewood Commons.

On October 7, 2002, the Joint Venture sold an outparcel of land to an unrelated third party, for a gross sales price of $558,570. As a result of the sale, the Joint Venture recognized a gain of approximately $13,000 and received net sale proceeds of approximately $524,000. On April 21, 2005, the Joint Venture sold the shopping center at Tanglewood Commons to an unrelated third party for a gross selling price of $11,500,000. As a result of the sale, the Joint Venture recognized a gain of approximately $5,423,000 and received net sale proceeds of approximately $11,236,000. On October 12, 2005, a portion of the remaining outparcels of land was condemned by the North Carolina Department of Transportation. As a result of the land condemnation, the Joint Venture recognized a gain of approximately $32,000 and was allocated net sale proceeds of approximately $52,000. As of December 31, 2005, the net sale proceeds from the land condemnation are included in accounts receivable, net in the accompanying balance sheets.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Joint Venture’s financial statements are prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of the Joint Venture’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Joint Venture’s leases typically include renewal options, escalation provisions, and provisions requiring tenants to reimburse the Joint Venture for a pro-rata share of operating costs incurred. All of the Joint Venture’s leases are classified as operating leases, and the related rental income, including scheduled rental rate increases (other than scheduled increases based on the Consumer Price Index) is recognized on a straight-line basis over the terms of the respective leases. Rents and tenant reimbursements collected in advance are recorded as deferred income in the accompanying balance sheets.

Lease termination income is recognized when the tenant loses the right to lease the space and the Joint Venture has satisfied all obligations under the related lease or lease termination agreement.

The Joint Venture records the sale of real estate assets pursuant to the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 66, Accounting for Sales of Real Estate. Accordingly, gains are recognized upon completing the sale and, among other things, determining the sale price and transferring all of the risks and rewards of ownership without significant continuing involvement with the seller. Recognition of all or a portion of the gain would be deferred until both of these conditions are met. Losses are recognized in full as of the sale date.

Real Estate Assets

Real estate assets are stated at cost, less accumulated depreciation. Amounts capitalized to real estate assets consist of the cost of acquisition or construction, and any tenant improvements or major improvements and betterments which extend the useful life of the related asset. All repairs and maintenance are expensed as incurred.

The estimated useful lives of the Joint Venture’s real estate assets by class are provided below:

Buildings	40 years
Building improvements	5-25 years
Land improvements	20 years
Tenant Improvements	Shorter of lease term or economic life

Management continually monitors events and changes in circumstances that could indicate that the carrying amounts of the real estate in which the Joint Venture has an ownership interest, may not be recoverable. When indicators of potential impairment are present which indicate that the carrying amounts of real estate may not be recoverable, management assesses the recoverability of these assets by determining whether the carrying value will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Joint Venture adjusts the real estate to the estimated fair values, as defined by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, (“SFAS No. 144”) and recognizes impairment losses. Estimated fair values are calculated based on the following information, dependent upon availability, in order of preference: (i) recently quoted market prices; (ii) market prices for comparable properties; or (iii) the present value of undiscounted cash flows, including estimated salvage value.

In the third quarter of 2004, the Joint Venture completed a review of its real estate depreciation by performing an analysis of the components of each property type in an effort to determine weighted-average composite useful lives of its real estate assets. As a result of this review, the Joint Venture changed its estimate of the weighted-average composite useful lives for all building assets. Effective July 1, 2004, for all building assets, the Joint Venture extended the weighted-average composite useful life from 25 years to 40 years. The change resulted in an increase to net income of approximately $87,530 for the year ended December 31, 2004. We believe the change more appropriately reflects the estimated useful lives of the building assets and is consistent with prevailing industry practice.

Cash and Cash Equivalents

The Joint Venture considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

Accounts Receivable, net

Accounts receivable are comprised of tenant receivables and straight-line rent receivables. Management assesses the collectibility of accounts receivable on an ongoing basis and provides for allowances as such balances, or portions thereof, become uncollectible. Allowances of $25,999 and $30,428 are included in accounts receivable as of December 31, 2005 and 2004, respectively.

Deferred Leasing Costs, net

Deferred leasing costs reflect costs incurred to procure operating leases, which are capitalized and amortized on a straight-line basis over the terms of the respective leases. Deferred leasing costs are presented net of accumulated amortization of $551,857 and $652,089 as of December 31, 2005 and 2004, respectively.

Other Assets

Other assets as of December 31, 2005 and 2004 is comprised of the following items:

	2005	2004
Refundable security deposits	$0	$25,605
Prepaid property insurance	2,238	5,908

Total	$2,238	$31,513

Refundable security deposits represent cash deposits received from tenants. Pursuant to the respective leases, the Joint Venture may apply such balances towards unpaid receivable balances or property damages, where applicable, or is obligated to refund such balances to the tenants upon the expiration of the related lease term. Prepaid expenses are recognized as the related services are provided. Balances without a future economic benefit are written off as they are identified.

Allocation of Income and Distributions

Pursuant to the terms of the joint venture agreement, income and distributions are allocated to the joint venture partners based upon their respective ownership interests as determined by relative cumulative capital contributions, as defined. For the periods presented, Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., and Wells Real Estate Fund VIII, L.P. held ownership interests in the Joint Venture of approximately 34%, 33%, and 33%, respectively. Net cash from operations is generally distributed to the joint venture partners on a quarterly basis.

Income Taxes

The Joint Venture is not subject to federal or state income taxes; therefore, none have been provided for in the accompanying financial statements. The partners of Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., and Wells Real Estate Fund VIII, L.P. are required to include their respective share of profits and losses from the Joint Venture in their individual income tax returns.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

3.	RELATED-PARTY TRANSACTIONS

Management and Leasing Fees

Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., and Wells Real Estate Fund VIII, L.P. entered into property management and leasing agreements with Wells Management Company, Inc. (“Wells Management”), an affiliate of the general partners of Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., and Wells Real Estate Fund VIII, L.P. In consideration for asset management and the management and leasing of the Joint Venture’s properties, the Joint Venture will generally pay Wells Management fees equal to (a) of the gross revenues collected monthly, 3% for management services and 3% for leasing services, plus a separate fee for the one-time lease-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties or (b) in the case of commercial properties which are leased on a long-term net basis (ten or more years), 1% of the gross revenues, except for initial leasing fees equal to 3% of the gross revenues over the first five years of the lease term. During the years ended December 31, 2005, 2004, and 2003 the Joint Venture incurred management and leasing fees of $156,398, $241,783, and $179,177, respectively, portions of which are included in income from discontinued operations in the accompanying statements of operations. As of December 31, 2005 and 2004, management and leasing fees due to Wells Management of $0 and $14,093, respectively, are included in due to affiliate in the accompanying balance sheets.

Administration Reimbursements

Wells Management and its affiliates perform certain administrative services for the Joint Venture’s properties, relating to accounting, property management, and other partnership administration, and incur the related expenses. Such expenses are allocated among these entities based on time spent on each entity by individual personnel. In the opinion of management, this is a reasonable estimation of such expenses. During 2005, 2004, and 2003, the Joint Venture reimbursed $25,837, $66,589, and $45,844, respectively, to Wells Management and its affiliates for these services, portions of which are included in income from discontinued operations in the accompanying statements of operations. As of December 31, 2005, administrative reimbursements due from Wells Management of $1,344 are included in due from affiliate in the accompanying balance sheets. As of December 31, 2004, administrative reimbursements due to Wells Management of $3,049 are included in due to affiliate in the accompanying balance sheets.

4.	DISCONTINUED OPERATIONS

SFAS No. 144 requires, among other things, that the operating results of real estate assets sold or held for sale be included in discontinued operations in the statement of operations for all periods presented. The Joint Venture sold the shopping center at Tanglewood Commons on April 21, 2005, and the North Carolina Department of Transportation condemned a portion of the remaining outparcels of land on October 12, 2005. The results of operations of the shopping center at Tanglewood Commons and the land condemnation, which are included as discontinued operations in the accompanying statements of operations, are presented below:

	2005	2004	2003
Total property revenues	$330,094	$1,035,030	$1,021,435

Property operating costs	57,037	204,881	184,429
Depreciation	34,153	210,151	265,335
Management and leasing fees	23,346	71,065	62,697
Legal and accounting	29,320	12,616	758

Total expenses	143,856	498,713	513,219

Operating income	186,238	536,317	508,216
Gain on disposition	5,454,501	0	0

Income from discontinued operations	$5,640,739	$536,317	$508,216

5.	RENTAL INCOME

The future minimum rental income due to the Joint Venture under noncancelable operating leases as of December 31, 2005 follows:

Year ending December 31:
2006	$1,264,835
2007	1,696,923
2008	1,742,763
2009	1,021,230
2010	662,219
Thereafter	3,688,892

$10,076,862

Three tenants generated approximately 75%, 13%, and 6% of rental income for the year ended December 31, 2005, and two tenants will generate approximately 64% and 36% of future minimum rental income.

SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION

DECEMBER 31, 2005

		Initial Cost		Costs Capitalized Subsequent To Acquisition(d)	Gross Carrying Amount as of December 31, 2005
Description	Encumbrances	Land	Buildings and Improvements		Land	Buildings and Improvements	Construction in Progress	Total	Accumulated Depreciation(c)	Date of Construction	Date Acquired
BELLSOUTH BUILDING(a)	None	$1,244,256	$7,755,744	$(404,499)	$1,301,890	$7,293,611	$0	$8,595,501	$3,685,482	1996	04/25/95
TANGLEWOOD COMMONS(b)	None	646,703	0	0	646,703	0	0	646,703	0	1997	05/31/95

Total		$1,890,959	$7,755,744	$(404,499)	$1,948,593	$7,293,611	$0	$9,242,204	$3,685,482

(a)	The BellSouth Building is a four-story office building located in Jacksonville, Florida.

(b)	Tanglewood Commons is a retail center located in Clemmons, North Carolina. An outparcel of this property was sold in October 2002, the shopping center was sold in April 2005 and a portion of the remaining land parcel was condemned in October 2005.

(c)	Buildings, land improvements, building improvements, and tenant improvements are depreciated using the straight-line method over 40 years, 20 years, 10 to 25 years, and the shorter of the economic life or corresponding lease terms, respectively.

(d)	Includes acquisition and advisory fees and acquisition expense reimbursements applied at acquisition.

SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION

DECEMBER 31, 2005

	Cost	Accumulated Depreciation
BALANCE AT DECEMBER 31, 2002	$17,178,762	$4,370,869

2003 additions	0	661,496

BALANCE AT DECEMBER 31, 2003	17,178,762	5,032,365

2004 additions	0	560,073

BALANCE AT DECEMBER 31, 2004	17,178,762	5,592,438

2005 additions	62,868	346,707
2005 dispositions	(7,999,426)	(2,253,663)

BALANCE AT DECEMBER 31, 2005	$9,242,204	$3,685,482

WELLS REAL ESTATE FUND VI, L.P.

BALANCE SHEETS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 (UNAUDITED)

AND FOR THE YEAR ENDED DECEMBER 31, 2005

ASSETS

	(Unaudited) September 30, 2006	December 31, 2005
Investment in joint ventures	$211,895	$2,081,633
Cash and cash equivalents	4,823,506	622,252
Due from joint ventures	0	40,163
Other assets	20,709	566

Total assets	$5,056,110	$2,744,614

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Accounts payable and accrued expenses	$20,190	$63,530
Due to affiliates	4,712	7,799

Total liabilities	24,902	71,329

PARTNERS’ CAPITAL:
Limited partners
Class A – 2,310,358 units issued and outstanding	2,813,063	1,988,878
Class B – 189,642 units issued and outstanding	2,217,600	684,407
General partners	545	0

Total partners’ capital	5,031,208	2,673,285

Total liabilities and partners’ capital	$5,056,110	$2,744,614

See accompanying notes.

WELLS REAL ESTATE FUND VI, L.P.

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND NINE MONTHS ENDED

SEPTEMBER 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED)

	(Unaudited) Three Months Ended September 30,		(Unaudited) Nine Months Ended September 30,
	2006	2005	2006	2005
EQUITY IN INCOME (LOSS) OF JOINT VENTURES	$(3,525)	$60,529	$2,382,637	$2,054,915

EXPENSES:
Partnership administration	21,322	34,318	78,092	103,253
Legal and accounting	16,453	23,758	45,408	48,968

Total expenses	37,775	58,076	123,500	152,221

INTEREST AND OTHER INCOME	61,865	35,860	98,786	90,407

NET INCOME	$20,565	$38,313	$2,357,923	$1,993,101

NET INCOME (LOSS) ALLOCATED TO:
CLASS A LIMITED PARTNERS	$20,352	$70,686	$824,185	$697,130

CLASS B LIMITED PARTNERS	$8	$(32,373)	$1,533,193	$1,295,971

GENERAL PARTNERS	$205	$0	$545	$0

NET INCOME (LOSS) PER WEIGHTED-AVERAGE LIMITED PARTNER UNIT:
CLASS A	$0.01	$0.03	$0.36	$0.30

CLASS B	$0.00	$(0.17)	$8.08	$6.81

WEIGHTED-AVERAGE LIMITED PARTNER UNITS OUTSTANDING:
CLASS A	2,310,358	2,310,358	2,310,358	2,309,825

CLASS B	189,642	189,642	189,642	190,175

See accompanying notes.

WELLS REAL ESTATE FUND VI, L.P.

STATEMENTS OF PARTNERS’ CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2005

AND THE NINE MONTHS ENDED SEPTEMBER 30, 2006 (UNAUDITED)

	Limited Partners				General Partners	Total Partners’ Capital
	Class A		Class B
	Units	Capital	Units	Capital
BALANCE, December 31, 2004	2,307,758	$8,839,140	192,242	$1,178,837	$ 0	$10,017,977

Class B conversion elections	2,600	15,573	(2,600)	(15,573)	0	0
Net income	0	1,830,666	0	230,194	0	2,060,860
Distributions of operating cash flow ($0.05 per weighted-average Class A Unit)	0	(105,552)	0	0	0	(105,552)
Distributions of net sale proceeds ($3.72 and $3.73 per weighted-average Class A Unit and Class B Unit, respectively)	0	(8,590,949)	0	(709,051)	0	(9,300,000)

BALANCE, December 31, 2005	2,310,358	1,988,878	189,642	684,407	0	2,673,285

Net income	0	824,185	0	1,533,193	545	2,357,923

BALANCE, September 30, 2006	2,310,358	$2,813,063	189,642	$2,217,600	$545	$5,031,208

See accompanying notes.

WELLS REAL ESTATE FUND VI, L.P.

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 (UNAUDITED) AND 2005 (UNAUDITED)

	(Unaudited) Nine Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,357,923	$1,993,101
Operating distributions received from joint ventures	45,851	197,432
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Equity in income of joint ventures	(2,382,637)	(2,054,915)
Changes in assets and liabilities:
Decrease in due from affiliate	0	61
Increase in other assets	(20,143)	0
Decrease in accounts payable and accrued expenses	(43,340)	(22,522)
(Decrease) increase in due to affiliates	(3,087)	2,394

Net cash flows (used in) provided by operating activities	(45,433)	115,551

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in joint ventures	(171,252)	(9,153)
Net sale proceeds received from joint ventures	4,417,939	8,001,063

Net cash flows provided by investing activities	4,246,687	7,991,910

CASH FLOWS FROM FINANCING ACTIVITIES:
Net sale proceeds distributions paid to limited partners	0	(5,600,000)
Operating distributions paid to limited partners	0	(226,709)

Net cash flows used in financing activities	0	(5,826,709)

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,201,254	2,280,752

CASH AND CASH EQUIVALENTS, beginning of period	622,252	1,873,477

CASH AND CASH EQUIVALENTS, end of period	$4,823,506	$4,154,229

See accompanying notes.

WELLS REAL ESTATE FUND VI, L.P.

CONDENSED NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2006 (unaudited)

1.	ORGANIZATION AND BUSINESS

Wells Real Estate Fund VI, L.P. (the “Partnership”) is a Georgia public limited partnership with Leo F. Wells, III and Wells Partners, L.P. (“Wells Partners”), a Georgia nonpublic limited partnership, serving as its general partners (collectively, the “General Partners”). Wells Capital, Inc. (“Wells Capital”) serves as the corporate general partner of Wells Partners. Wells Capital is a wholly owned subsidiary of Wells Real Estate Funds, Inc. Leo F. Wells, III is the president and sole director of Wells Capital and the president, sole director, and sole owner of Wells Real Estate Funds, Inc. The Partnership was formed on December 1, 1992 for the purpose of acquiring, developing, constructing, owning, operating, improving, leasing, and managing income-producing properties for investment purposes. Upon subscription, limited partners elected to have their units treated as Class A Units or Class B Units. The limited partners have the right to change their prior elections to have some or all of their units treated as Class A Units or Class B Units one time every five years and may vote to, among other things: (a) amend the Partnership agreement, subject to certain limitations; (b) change the business purpose or investment objectives of the Partnership; and (c) add or remove a general partner. A majority vote on any of the above-described matters will bind the Partnership without the concurrence of the General Partners. Each limited partnership unit has equal voting rights regardless of class.

On April 5, 1993, the Partnership commenced a public offering of its limited partnership units pursuant to a Registration Statement filed on Form S-11 under the Securities Act of 1933. The Partnership commenced active operations upon receiving and accepting subscriptions for 125,000 units on May 17, 1993. The offering was terminated on April 4, 1994, at which time the Partnership had sold approximately 1,933,218 Class A Units and 566,782 Class B Units representing capital contributions of $25,000,000.

The Partnership owns interests in all of its real estate assets through joint ventures with other entities affiliated with the General Partners. During the period presented, the Partnership owned interests in the following joint ventures (the “Joint Ventures”) and properties:

Joint Venture	Joint Venture Partners	Properties
Fund II, III, VI and VII Associates (“Fund II-III-VI-VII Associates”)	• Fund II and Fund III Associates (“Fund II-III Associates”)(1) • Wells Real Estate Fund VI, L.P. • Wells Real Estate Fund VII, L.P.	No properties owned during the periods presented.
Fund V and Fund VI Associates (“Fund V-VI Associates”)	• Wells Real Estate Fund V, L.P. • Wells Real Estate Fund VI, L.P.	No properties owned during the periods presented.
Fund V, Fund VI and Fund VII Associates (“Fund V-VI-VII Associates”)	• Wells Real Estate Fund V, L.P. • Wells Real Estate Fund VI, L.P. • Wells Real Estate Fund VII, L.P.	No properties owned during the periods presented.
Fund VI and Fund VII Associates (“Fund VI-VII Associates”)	• Wells Real Estate Fund VI, L.P. • Wells Real Estate Fund VII, L.P.	No properties owned during the periods presented.

Joint Venture	Joint Venture Partners	Properties
Fund VI, Fund VII and Fund VIII Associates (“Fund VI-VII-VIII Associates”)	• Wells Real Estate Fund VI, L.P. • Wells Real Estate Fund VII, L.P. • Wells Real Estate Fund VIII, L.P.	1. BellSouth Building(2) A four-story office building located in Jacksonville, Florida 2. Tanglewood Commons(3) A retail center in Clemmons, North Carolina, and four outparcels of land

(1)	Fund II-III Associates is a joint venture between Fund II and Fund II-OW and Wells Real Estate Fund III, L.P.

(2)	This property was sold in May 2006.

(3)	One outparcel of land was sold in October 2002; the shopping center and one outparcel of land were sold in April 2005; a portion of an outparcel of land was condemned by the North Carolina Department of Transportation in October 2005; two outparcels of land remain unsold as of September 30, 2006.

Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VII, L.P., and Wells Real Estate Fund VIII, L.P. are affiliated with the Partnership through one or more common general partners. Each of the properties described above was acquired on an all-cash basis. For further information regarding the Joint Ventures and foregoing properties, refer to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2005.

On April 21, 2005, Fund VI-VII-VIII Associates sold the Tanglewood Commons shopping center and one outparcel of land to an unrelated third party for a gross sales price of $11,500,000. As a result of the sale, the Partnership received net proceeds of approximately $3,848,000 and was allocated a gain of approximately $1,857,000. On October 12, 2005, a portion of one of the remaining outparcels of land was condemned by the North Carolina Department of Transportation. As a result of the land condemnation, the Partnership received net proceeds of approximately $18,000 and was allocated a gain of approximately $11,000.

On May 15, 2006, Fund VI-VII-VIII Associates and another Wells-affiliated joint venture sold the BellSouth Building and a second office property owned by the other Wells-affiliated joint venture to an unaffiliated third party for an aggregate gross sales price of $24,000,000, less agreed-upon credits of approximately $228,000. As a result of the sale, the Partnership received net sale proceeds of approximately $4,400,000 and was allocated a gain of approximately $2,303,000.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Partnership have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, including the instructions to Form 10-Q and Article 10 of Regulation S-X, and in accordance with such rules and regulations, do not include all of the information and footnotes required by U.S. generally accepted accounting principles (“GAAP”) for complete financial statements. In the opinion of the General Partners, the statements for the unaudited interim periods presented include all adjustments that are of a normal and recurring nature and necessary to fairly and consistently present the results for these periods. Results for interim periods are not necessarily indicative of full-year results. For further information, refer to the financial statements and footnotes included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2005.

Investment in Joint Ventures

The Partnership has evaluated the Joint Ventures and concluded that none are variable interest entities under the provisions of Financial Accounting Standards Board Interpretation (“FIN”) No. 46(R), Consolidation of Variable Interest Entities, which supersedes FIN No. 46 and is an interpretation of Accounting Research Bulletin (“ARB”) No. 51, Consolidated Financial Statements. The Partnership does not have control over the operations of the

Joint Ventures; however, it does exercise significant influence. Approval by the Partnership as well as the other joint venture partners is required for any major decision or any action that would materially affect the Joint Ventures, or their real property investments. Accordingly, upon applying the provisions of Statement of Financial Accounting Standard (“SFAS”) No. 94, Consolidation of All Majority-Owned Subsidiaries, ARB No. 51, and Statement of Position No. 78-9, Accounting for Investments In Real Estate Ventures, the Partnership accounts for its investments in the Joint Ventures using the equity method of accounting, whereby original investments are recorded at cost and subsequently adjusted for contributions, distributions, and net income (loss) attributable to the Partnership. Pursuant to the terms of the joint venture agreements, all income (loss) and distributions are allocated to joint venture partners in accordance with their respective ownership interests. Distributions of net cash from operations, if available, are generally distributed to the joint venture partners on a quarterly basis.

Other Assets

As of September 30, 2006 and December 31, 2005, other assets is comprised of the following items:

	September 30, 2006	December 31, 2005
Interest income receivable	$20,422	$ 0
Insurance refund receivable	287	566

Total	$20,709	$566

Distribution of Net Cash from Operations

Net cash from operations, if available, is generally distributed quarterly to the limited partners as follows:

•	First, to all Class A limited partners until such limited partners have received distributions equal to a 10% per annum return on their respective adjusted capital contributions, as defined.

•	Second, to the General Partners until the General Partners have received distributions equal to 10% of the total distributions paid by the Partnership for such year.

•	Third, to the Class A limited partners and the General Partners allocated on a basis of 90% and 10%, respectively.

No distributions of net cash from operations will be made to the limited partners holding Class B Units.

Distribution of Net Sale Proceeds

Upon the sale of properties, unless reserved, net sale proceeds are distributed in the following order:

•	In the event that the particular property sold is sold for a price that is less than its original property purchase price, to the limited partners holding Class A Units until they have received an amount equal to the excess of the original property purchase price over the price for which the property was sold, limited to the amount of depreciation, amortization, and cost recovery deductions taken by the limited partners holding Class B Units with respect to such property;

•	To all limited partners, on a per-unit basis, until the limited partners have received 100% of their respective adjusted capital contributions, as defined;

•	To limited partners holding units, which at any time have been treated as Class B Units, until the limited partners have received an amount equal to the net cash from operations previously received by the limited partners holding Class A Units on a per-unit basis;

•	To all limited partners, on a per-unit basis, until the limited partners have received a cumulative 10% per annum return on their respective adjusted capital contributions, as defined;

•	To limited partners holding Class B Units on a per-unit basis, until such limited partners have received a cumulative 15% per annum return on their respective adjusted capital contributions, as defined;

•	To the General Partners until they have received 100% of their respective capital contributions, as defined;

•	Thereafter, 80% to the limited partners and 20% to the General Partners.

Liquidating Distributions

Liquidating distributions will be made to the limited partners following the sale of substantially all of the real estate assets in which the Partnership owns interests. Pursuant to the partnership agreement, after satisfying all debts and liabilities and establishing reserves deemed reasonably necessary in the sole discretion of the General Partners, liquidating distributions will be allocated to the limited partners in accordance with their respective positive tax capital balances, as adjusted for allocations of gain or loss on the sale of properties.

Allocations of Net Income, Net Loss, and Gain on Sale

For the purpose of determining allocations per the partnership agreement, net income is defined as net income recognized by the Partnership, excluding deductions for depreciation, amortization, and cost recovery and the gain on the sale of assets. Net income, as defined, of the Partnership is generally allocated each year in the same proportions that net cash from operations is distributed to the limited partners holding Class A Units and the General Partners. To the extent the Partnership’s net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding Class A Units and 1% to the General Partners.

Net loss, depreciation, and amortization deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding Class B Units and 1% to the General Partners until their capital accounts are reduced to zero; (b) then, to any partner having a positive balance in his capital account in an amount not to exceed such positive balance; and (c) thereafter, to the General Partners.

Gain on the sale or exchange of the Partnership’s properties will be allocated generally in the same manner that the net proceeds from such sale are distributed to partners after the following allocations are made, if applicable: (a) allocations made pursuant to a qualified income offset provision in the partnership agreement; (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero; (c) allocations to Class B limited partners in amounts equal to deductions for depreciation and amortization previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property; and (d) allocations to Class A limited partners and General Partners in amounts equal to deductions for depreciation and amortization previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures required for fair value measurements under GAAP. SFAS No. 157 emphasizes that fair value is a market-based measurement, as opposed to an entity-specific measurement. SFAS No. 157 will be effective for the Partnership beginning January 1, 2008. The Partnership is currently assessing provisions and evaluating the financial impact of SFAS No. 157 on its financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB No. 108”), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB No. 108 is effective for fiscal years ending after November 15, 2006, and will be effective for the Partnership beginning December 31, 2006. The Partnership is currently assessing provisions and evaluating the financial statement impact of SAB No. 108 on its financial statements.

3.	INVESTMENT IN JOINT VENTURES

Summary of Financial Information

Condensed financial information for the Joint Ventures for the three months and nine months ended September 30, 2006 and 2005, respectively, is presented below:

	Total Revenues		Loss From Continuing Operations		Income From Discontinued Operations		Net Income (Loss)
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2006	2005	2006	2005	2006	2005	2006	2005
Fund II-III-VI-VII Associates	$0	$0	$ 0	$ (1,720)	$ 0	$ 3,668	$ 0	$ 1,948
Fund V-VI Associates	0	0	0	(1,602)	0	605	0	(997)
Fund V-VI-VII Associates	0	0	0	(2,722)	0	0	0	(2,722)
Fund VI-VII Associates	0	0	0	(83)	0	5,000	0	4,917
Fund VI-VII-VIII Associates	0	0	(13,236)	(11,535)	2,944	185,227	(10,292)	173,692

	$0	$0	$(13,236)	$(17,662)	$2,944	$194,500	$(10,292)	$176,838

	Total Revenues		Loss From Continuing Operations		Income (Loss) From Discontinued Operations		Net Income (Loss)
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005	2006	2005	2006	2005
Fund II-III-VI-VII Associates	$0	$0	$ 0	$ (9,928)	$ 0	$ 93,697	$ 0	$ 83,769
Fund V-VI Associates	0	0	0	(8,311)	0	(5,989)	0	(14,300)
Fund V-VI-VII Associates	0	0	0	(13,994)	0	(3,430)	0	(17,424)
Fund VI-VII Associates	0	0	0	(16,303)	0	1,172	0	(15,131)
Fund VI-VII-VIII Associates	0	0	(31,364)	(27,810)	6,987,907	6,027,001	6,956,543	5,999,191

	$0	$0	$(31,364)	$(76,346)	$6,987,907	$6,112,451	$6,956,543	$6,036,105

The Partnership allocates its share of earnings generated by the properties owned by the Joint Ventures to its Class A and Class B limited partners pursuant to the partnership agreement provisions outlined in Note 2 for net income, net loss, and gain on sale, respectively. The components of income (loss) from discontinued operations recognized by the Joint Ventures are provided below:

	Nine Months Ended September 30, 2006			Nine Months Ended September 30, 2005
	Operating Income	Gain on Sale	Total	Operating Income (Loss)	Gain on Sale		Total
Fund II-III-VI-VII Associates	$ 0	$ 0	$ 0	$ (6,489)	$ 100,186	(1)	$ 93,697
Fund V-VI Associates	0	0	0	(5,989)	0		(5,989)
Fund V-VI-VII Associates	0	0	0	(3,430)	0		(3,430)
Fund VI-VII Associates	0	0	0	1,172	0		1,172
Fund VI-VII-VIII Associates	262,702	6,725,205	6,987,907	604,025	5,422,976		6,027,001

	$262,702	$6,725,205	$6,987,907	$589,289	$5,523,162		$6,112,451

(1)	Represents additional gain recognized on the sale of the Holcomb Bridge Property, which was deferred at closing related to a rental guarantee for certain space at the Holcomb Bridge Property.

Due from Joint Ventures

As presented in the accompanying balance sheets, due from joint ventures as of September 30, 2006 and December 31, 2005 represents operating cash flow generated by the Joint Ventures for the three months ended September 30, 2006 and December 31, 2005, respectively, which is attributable to the Partnership.

4.	RELATED-PARTY TRANSACTIONS

Management and Leasing Fees

The Partnership entered into a property management and leasing agreement with Wells Management Company, Inc. (“Wells Management”), an affiliate of the General Partners. In accordance with the property management and leasing agreement, Wells Management receives compensation for the management and leasing of the Partnership’s properties owned through the Joint Ventures, equal to (a) of the gross revenues collected monthly, 3% for management services and 3% leasing services, plus a separate fee for the one-time lease-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties, which is assessed periodically based on market studies, or (b) in the case of commercial properties leased on a long-term net basis (ten or more years), 1% of the gross revenues except for initial leasing fees equal to 3% of the gross revenues over the first five years of the lease term. Management and leasing fees are paid by the Joint Ventures and, accordingly, included in equity in income of joint ventures in the accompanying statements of operations. The Partnership’s share of management and leasing fees and lease acquisition costs incurred though the Joint Ventures is $0 and $3,573 for the three months ended September 30, 2006 and 2005, respectively, and $6,237 and $24,047 for the nine months ended September 30, 2006 and 2005, respectively.

Administration Reimbursements

Wells Capital, the corporate general partner of Wells Partners, one of the Partnership’s general partners, and Wells Management perform certain administrative services for the Partnership, relating to accounting and other partnership administration, and incur the related expenses. Such expenses are allocated among other entities affiliated with the General Partners based on estimates of the amount of time dedicated to each fund by individual administrative personnel. In the opinion of the General Partners, this allocation is a reasonable estimation of such expenses. The Partnership reimbursed Wells Capital and Wells Management for administrative expenses of $13,513 and $20,283 for the three months ended September 30, 2006 and 2005, respectively, and $42,519 and $65,351 for the nine months ended September 30, 2006 and 2005, respectively. In addition, Wells Capital pays for certain operating expenses of the Partnership (“bill-backs”) directly and invoices the Partnership for the reimbursement thereof. As of September 30, 2006 and December 31, 2005, the due to affiliates balances represent administrative reimbursements and bill-backs due to Wells Management and/or Wells Capital.

Economic Dependency

We have engaged Wells Capital and Wells Management to provide certain essential services, including supervision of the management and leasing of our properties, asset acquisition and disposition services, as well as other administrative responsibilities for us including accounting services and investor communications and relations. These agreements are terminable by either party upon 60 days’ written notice. As a result of these relationships, we are dependent upon Wells Capital and Wells Management.

Wells Capital and Wells Management are all owned and controlled by Wells Real Estate Funds, Inc. (“WREF”). The operations of Wells Capital and Wells Management represent substantially all of the business of WREF. Accordingly, we focus on the financial condition of WREF when assessing the financial condition of Wells Capital and Wells Management. In the event that WREF was to become unable to meet its obligations as they become due, we might be required to find alternative service providers.

Future net income generated by WREF will be largely dependent upon the amount of fees earned by Wells Capital and Wells Management based on, among other things, the level of investor proceeds raised from the sale of common stock for certain WREF-sponsored programs and the volume of future acquisitions and dispositions of real estate assets by WREF-sponsored programs. As of September 30, 2006, the General Partners believe that WREF generates adequate cash flow from operations and has adequate liquidity available in the form of cash on hand and current receivables necessary to meet its current and future obligations as they become due.

5.	COMMITMENTS AND CONTINGENCIES

The Partnership and its General Partners are from time to time a party to legal proceedings, which arise in the ordinary course of its business. The Partnership is not currently involved in any legal proceedings of which the outcome is reasonably possible to have a material adverse effect on results of operations or financial condition. The Partnership is not aware of any legal proceedings contemplated by governmental authorities.

6.	SUBSEQUENT EVENT

The 2005 sale of the Tanglewood Commons shopping center, the 2005 Tanglewood Commons land condemnation, and the 2006 sale of the BellSouth Building generated aggregate net sale proceeds to the Partnership of approximately $8,266,000, of which approximately $177,000 has been utilized and approximately $3,346,000 has been previously distributed to limited partners through September 30, 2006. In accordance with the terms of the partnership agreement, in November 2006, the General Partners distributed net sale proceeds of approximately $4,300,000 to the limited partners of record as of September 30, 2006, which, under the terms of the partnership agreement does not include limited partners acquiring units after June 30, 2006. Upon evaluating the Partnership’s obligations, our General Partners have determined that reserves of net sale proceeds of approximately $444,000 will be required to fund the Partnership’s ongoing operations and eventual liquidation and dissolution costs.

WELLS REAL ESTATE FUND VI, L.P.

(A Georgia Public Limited Partnership)

SUMMARY OF UNAUDITED

PRO FORMA FINANCIAL STATEMENTS

This unaudited pro forma information should be read in conjunction with the financial statements and notes of Wells Real Estate Fund VI, L.P. (the “Registrant”) included in its annual report filed on Form 10-K for the year ended December 31, 2005, and in its quarterly report filed on Form 10-Q for the nine months ended September 30, 2006.

The following unaudited pro forma balance sheet as of September 30, 2006 has been prepared to give effect to the prospective sale of two land outparcels adjacent to a retail shopping center in Clemmons, North Carolina (the “Tanglewood Commons Land Outparcels”) by Fund VI, Fund VII and Fund VIII Associates (“Fund VI-VII-VIII Associates”), a joint venture among the Registrant, Wells Real Estate Fund VII, L.P. and Wells Real Estate Fund VIII, L.P. as if the disposition and distribution of net sale proceeds to the joint venture partners had occurred on September 30, 2006. The Registrant holds an equity interest of approximately 34.25% in Fund VI-VII-VIII Associates, which owned 100% of the Tanglewood Commons Land Outparcels.

The following unaudited pro forma statement of operations for the year ended December 31, 2005 has been prepared to give effect to the sale of the Tanglewood Commons shopping center (April 21, 2005), the condemnation of a portion of a land outparcel adjacent to the Tanglewood Commons shopping center (October 12, 2005), the sale of the BellSouth building (May 15, 2006), collectively, the “Prior Dispositions”, and the prospective sale of the Tanglewood Commons Land Outparcels as if these transactions had occurred on January 1, 2005. This pro forma statement of operations does not include the Registrant’s portion of the non-recurring gains that would have been recognized on the Prior Dispositions or the prospective sale of the Tanglewood Commons Land Outparcels if these transactions had occurred on January 1, 2005.

The following unaudited pro forma statement of operations for the nine months ended September 30, 2006 has been prepared to give effect to the sale of the BellSouth building and the prospective sale of the Tanglewood Commons Land Outparcels as if these transactions had occurred on January 1, 2005. This pro forma statement of operations does not include the Registrant’s portion of the non-recurring gains that would have been recognized on the sale of the BellSouth building or the prospective sale of the Tanglewood Commons Land Outparcels if these transactions had occurred on January 1, 2005.

These unaudited pro forma financial statements are prepared for informational purposes only. These unaudited pro forma statements of operations are not necessarily indicative of future results or of actual results that would have been achieved if the Prior Dispositions or the prospective sale of the Tanglewood Commons Land Outparcels had been consummated as of January 1, 2005.

WELLS REAL ESTATE FUND VI, L.P.

(A Georgia Public Limited Partnership)

PRO FORMA BALANCE SHEET

AS OF SEPTEMBER 30, 2006

(Unaudited)

	Historical(a)	Pro Forma Adjustments		Pro Forma Total
ASSETS:
Investment in joint ventures	$211,895	$(221,498	)(b)	$(9,603)(e)
Cash and cash equivalents	4,823,506	249,171	(c)	5,072,677
Other assets	20,709	0		20,709

Total assets	$5,056,110	$27,673		$5,083,783

LIABILITIES AND PARTNERS’ CAPITAL:
Liabilities:
Accounts payable and accrued expenses	$20,190	$0		$20,190
Due to affiliates	4,712	0		4,712

Total liabilities	24,902	0		24,902

Partners’ capital:
Limited partners:
Class A – 2,310,358 units outstanding	2,813,063	0		2,813,063
Class B – 189,642 units outstanding	2,217,600	27,673	(d)	2,245,273
General partners	545	0		545

Total partners’ capital	5,031,208	27,673		5,058,881

Total liabilities and partners’ capital	$5,056,100	$27,673		$5,083,783

(a)	Historical financial information has been obtained from the Registrant’s quarterly report filed on Form 10-Q as of September 30, 2006.
(b)	Reflects the Registrant’s pro rata share of the allocated gain resulting from the prospective sale of the Tanglewood Commons Land Outparcels of $27,673, less the Registrant’s pro rata share of the assumed distribution of proceeds resulting from the prospective sale of the Tanglewood Commons Land Outparcels of $(249,171).
(c)	Reflects the Registrant’s proportionate share of the assumed distribution of net proceeds resulting from Fund VI-VII-VIII Associates as a result of the prospective sale of the Tanglewood Commons Land Outparcels.
(d)	Reflects the Registrant’s proportionate share of the pro forma gain allocated from the prospective sale of the Tanglewood Commons Land Outparcels. The allocation of gain between classes of limited partners is made in accordance with the terms of the Registrant’s partnership agreement.
(e)	Reflects the pro forma amount of accrued expenses, net of receivables, recorded by Fund VI-VII-VIII Associates.

See accompanying notes.

WELLS REAL ESTATE FUND VI, L.P.

(A Georgia Public Limited Partnership)

PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(Unaudited)

	Historical(a)	Pro Forma Adjustments				Pro Forma Total
		Prior Dispositions		Tanglewood Commons Land Outparcels
EQUITY IN INCOME OF JOINT VENTURES:	$2,137,470	$(1,923,480	)(b)	$2,842	(d)	$4,775
		(212,057	)(c)
EXPENSES:
Partnership administration	124,952	0		0		124,952
Legal and accounting	76,558	0		0		76,558

Total expenses	201,510	0		0		201,510
INTEREST AND OTHER INCOME	124,900	0		0		124,900

NET INCOME (LOSS)	$2,060,860	$(2,135,537)		$2,842		$(71,835)

NET INCOME (LOSS) ALLOCATED TO LIMITED PARTNERS:
CLASS A	$1,830,666	$(1,906,878)		$2,842		$(73,370)

CLASS B	$230,194	$(228,659)		$0		$1,535

NET INCOME (LOSS) PER WEIGHTED-AVERAGE LIMITED PARTNER UNIT:
CLASS A	$0.79	$(0.82)		$0.00		$(0.03)

CLASS B	$1.21	$(1.20)		$0.00		$0.01

WEIGHTED-AVERAGE LIMITED PARTNER UNITS OUTSTANDING:
CLASS A	2,309,958					2,309,958

CLASS B	190,042					190,042

(a)	Historical financial information has been obtained from the Registrant’s annual report on Form 10-K for the year ended December 31, 2005.
(b)	Reflects the reduction of equity in income of Fund VI-VII-VIII Associates earned by the Registrant related to the sale of the Tanglewood Commons shopping center (April 21, 2005) and condemnation of a portion of a land outparcel adjacent to the Tanglewood Commons shopping center (October 12, 2005).
(c)	Reflects the reduction of equity in income of Fund VI-VII-VIII Associates earned by the Registrant related to the BellSouth building, which was sold on May 15, 2006.
(d)	Reflects the reduction of equity in income of Fund VI-VII-VIII Associates earned by the Registrant related to the prospective sale of the Tanglewood Commons Land Outparcels. The pro forma adjustment results from gross revenues less operating expenses, management fees, administrative costs, depreciation and amortization of deferred leasing and procurement fees. This pro forma adjustment does not include the Registrant’s portion of the non-recurring gain that would have been recognized on the prospective sale of the Tanglewood Commons Land Outparcels if the transaction had occurred on January 1, 2005.

See accompanying notes.

WELLS REAL ESTATE FUND VI, L.P.

(A Georgia Public Limited Partnership)

PRO FORMA STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(Unaudited)

	Historical(a)	Pro Forma Adjustments				Pro Forma Total
		BellSouth building		Tanglewood Commons Land Outparcels
EQUITY IN INCOME (LOSS) OF JOINT VENTURES:	$2,382,637	$(2,393,629	)(b)	$3,536	(c)	$(7,456)
EXPENSES:
Partnership administration	78,092	0		0		78,092
Legal and accounting	45,408	0		0		45,408

Total expenses	123,500	0		0		123,500
INTEREST AND OTHER INCOME	98,786	0		0		98,786

NET INCOME (LOSS)	$2,357,923	$(2,393,629)		$3,536		$(32,170)

NET INCOME (LOSS) ALLOCATED TO LIMITED PARTNERS:
CLASS A	$824,185	$(860,811)		$3,536		$(33,090)

CLASS B	$1,533,193	$(1,532,818)		$0		$375

GENERAL PARTNERS	$545	$0		$0		$545

NET INCOME (LOSS) PER WEIGHTED-AVERAGE LIMITED PARTNER UNIT:
CLASS A	$0.36	$(0.37)		$0.00		$(0.01)

CLASS B	$8.08	$(8.08)		$0.00		$0.00

WEIGHTED-AVERAGE LIMITED PARTNER UNITS OUTSTANDING:
CLASS A	2,310,358					2,310,358

CLASS B	189,642					189,642

(a)	Historical financial information has been obtained from the Registrant’s quarterly report on Form 10-Q for the nine months ended September 30, 2006.
(b)	Reflects the reduction of equity in income of Fund VI-VII-VIII Associates earned by the Registrant related to the BellSouth building, which was sold on May 15, 2006.
(c)	Reflects the reduction of equity in income of Fund VI-VII-VIII Associates earned by the Registrant related to the prospective sale of the Tanglewood Commons Land Outparcels. The pro forma adjustment results from gross revenues less operating expenses, management fees, administrative costs, depreciation and amortization of deferred leasing and procurement fees. This pro forma adjustment does not include the Registrant’s portion of the non-recurring gain that would have been recognized on the prospective sale of the Tanglewood Commons Land Outparcels if the transaction had occurred on January 1, 2005.

See accompanying notes.

ANNEX A

Appraisal

1. SCOPE OF THE APPRAISAL

The scope of this appraisal involves an inspection of the subject property and surrounding area, research into the market for comparable sales and other data, analysis of this data and a reporting of the findings in a narrative format.

This appraisal involves two parcels including Outparcels 1 and 3 of the Tanglewood Commons Shopping Center which are not contiguous but on either sides of the shopping center. They are being appraised, as requested, as being sold together to one purchaser as one transaction. Accordingly, some slight bulk purchase discount is felt appropriate, as well as some time-value adjustments for the two year delay in interchange construction.

This appraisal is considered to be equivalent to a complete appraisal, summary report as per USPAP and is intended to meet all current reporting requirements including those of USPAP and the Appraisal Institute.

USPAP (Uniformed Standards of Professional Appraisal Practice) changed as of July 1, 2006 and I have recently attended a course relating thereto. A complete dissertation on these changes are not felt appropriate and would be superfluous but, basically, the scope of the appraisal has changed, technically, as per USPAP. The appropriate scope of work (type and extent of research analysis) continues to be based on what is required to adequately perform a creditable appraisal assignment. The scope of work appropriate for giving an assignment under the 2005 USPAP continues to be appropriate under the 2006 USPAP. Now the requirements to report the scope of the work is intended to take on

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 1

greater significance because intended users rely on this disclosure to understand the type and extended research analysis performed in the assignment rather than relying on a simple (and potentially misleading) label such as complete and limited appraisal or self-contained, summary, restricted report. The departure rule has also been discontinued in order to further resolve misunderstandings and improve USPAP clarity.

The function of the report is for internal uses by the client and to determine market value for sale purposes. All approaches to value were considered, but only the Sales Comparison Approach (Land Value by Comparison) is applicable to these vacant parcels.

2. DESCRIPTION OF THE PROPERTY

A. Land

Outparcel 1

The Tanglewood Commons Shopping Center is located at the northwest quadrant of the intersection of US Highway 158 (Clemmons Rd.) and Harper Rd. at the western edge of Clemmons and Forsyth County. This Outparcel 1 has frontage on Harper Rd. and is at the northeast corner of the shopping center with secondary frontage on Lasater Rd. and being basically a short block off of the interchange of Harper Rd. and I-40. This is just across US 158 from Tanglewood Park and just across the Yadkin River from Davie County and is at the western edge of the Village of Clemmons, NC. Locational characteristics will be discussed more fully subsequently.

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 2

This Outparcel 1 was previously appraised by me relating to a DOT acquisition (January, 2005) and until that time and still, based on the current survey, contained 42,210 sq. ft. prior to the DOT acquisition. A current survey of the property after the taking has not been furnished but the old survey has, and the NCDOT right-of-way plan sheet is also available to show what was acquired. Prior to the taking, the lot had 148.87’ of frontage on Harper Rd., 162.64’ of frontage on Lasater Rd., fronted the sight distance at the corner of these two roads for a distance of 77.65’, ran 178.5’ along its southern side, which abuts the Harper Rd. entranceway into the shopping center, and ran 113.69’ + 22.86’ + 59.69’ for a total of 196.24’ along its rear, or western side. Subsequent to that time, the NCDOT acquired a 20’ strip of additional right-of-way off of Harper Rd. involving 2,856.6 sq. ft. subtracted from the 42,210 sq. ft. in the lot prior to the acquisition, leaving a net area in the lot at this time of 39,353.4 sq. ft., rounded to 39,353 sq. ft. The depth will also be approximately 20’ shorter or will now be roughly 142.64’ on Lasater Rd. and approximately 158.5’ along its southern side, which abuts the Harper Rd. entranceway.

The parcel is level and on grade with all roads and is clear with the exception of grass and site improvements situated thereon. Site improvements include some shrubs and other plantings. All public utilities are, reportedly, available. No adverse soil nor subsoil conditions were noted nor reported, nor any evidences of contamination. The property is not believed to be within a designated flood hazard area. This parcel is further identified

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 3

as being Tax Lot 1, Block 4207X of the Forsyth County Registry. Reference to the survey and highway acquisition map in the addenda is suggested for a description of this Outparcel 1.

Outparcel 3

Outparcel 3 is located at the southwest corner of the property fronting on Clemmons Rd. (US 158) on the west side of the shopping center. This Outparcel 3 has approximately 356.34’ of frontage on Clemmons Rd. (US 158), runs 291.68’ along its western side, 271.3’ along its rear or northern side, 27.81’ along a sight distance at its northeast corner and runs 168.34’ along its eastern side, which abuts the current westernmost drive into the shopping center.

This tract has a fairly substantial area along and near its western side that is encumbered with a storm water pond or retention pond, as well as a strip of land between the pond and the property line that cannot be developed or used and could be classified as common area. It contains 21,780 sq. ft. According to the latest survey, this Outparcel 3 contains 74,404 sq. ft. less 21,780 sq. ft. in the common area leaving 52,624 sq. ft. In addition to the area encumbered by the retention pond and additional common area (not used) between it and the property line; there is also an approximately 25’ strip of land east of the easternmost wall of the pond that is planted in buffer, or screen, trees that is also somewhat common area. The owner of Outparcel 3 would want or need a screen so it is felt that 50%± of the value of that area would apply to Outparcel 3. If a survey reveals any fairly minor difference in area, the value can be adjusted based on the per square foot value shown herein.

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 4

This parcel is approximately 4’ below grade of the shopping center parking lot, gently sloping down to it, and roughly 3’ average below grade of US 158. However, it is basically level overall. It is clear with the exception of being grassed, with trees and shrubs planted along the front, side and around the retention pond area.

All public utilities are available to this parcel. It, reportedly, too, has no adverse soil nor subsoil conditions, nor any evidences of contamination, nor is it within a designated flood hazard area.

This property is identified as being Tax Lot 3, Block 4207X of the Forsyth County Registry. Also, reference to the survey and photographs in the addenda is suggested for visual aid relating to both parcels.

B. Improvements

The only improvements involve site improvements which involve several small, planted trees and shrubs and overall grassed areas that are not really felt to contribute any separate value from a marketing standpoint.

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 5

3. LOCATIONAL DATA

The subject property is located at the western edge of Forsyth County and on the western side of the incorporated Village of Clemmons within its city limits. The Forsyth County-Davie County line runs along the Yadkin River, which is roughly a quarter of a mile west of the subject with Bermuda Run, Bermuda Quay and the town of Hillsdale located just across the river. The subject’s location, at the corner of Harper Road and US158 is directly across 158 from Tanglewood Park, one of the largest and best developed public parks in the region. It is now owned by the County of Forsyth and not only does it have considerable walking trails, stables and equestrian areas, it also has two major golf courses, one being the Tanglewood championship course where the Senior US Open has been held as well as other major events. There, however, has reportedly been some resistance to marketing the property due to the new interchange construction delay.

Clemmons is somewhat of a bedroom community 10 miles west of the large city of Winston-Salem, the county seat, and is greatly affected therefrom. Details of the facts concerning the Village of Clemmons are shown at this time:

Village Facts

•	The Village of Clemmons was founded in 1802 and incorporated in 1986.

•	Clemmons is located in the Northwestern Piedmont section of North Carolina in Forsyth County.

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 6

•	Clemmons is ten miles southwest of Winston-Salem, a city of approximately 166,000.

•	Clemmons, population 16,045, is part of the “Piedmont Triad” and the Greensboro/Winston-Salem/High Point Standard Metropolitan Statistical Area.

•	The proximity of Clemmons to this major urban center and its location along Interstate 40 has contributed to the growth of the Village.

•	Clemmons encompasses 12 square miles.

•	The Village of Clemmons operates under the Council/Manager form of government. Policy and legislative authority rest with an elected Council which is composed of a Mayor and five Council members. The Mayor and one Council member are elected for a two-year term with the remainder of the Council elected to four-year terms.

•	The Village Council, among other responsibilities, passes ordinances, adopts an annual budget, appoints citizens to boards and committees, and hires a Village Manager. The Village Manager is responsible for implementation of the Council’s policies and ordinances, supervision of the Village employees, and overall maintenance of the day-to-day operations of the Village.

•	The tax rate for the Village of Clemmons is .9 cents per $100 of property tax value.

•	Services provided by the Village of Clemmons for its citizens include, but are not limited to: garbage collection (weekly); recycling collection (weekly); street maintenance; streetlights; police protection under a contract with the Forsyth County Sheriff’s Department; leaf/limb collection (fee based).

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 7

Since the whole region is greatly affected by the neighboring, major Winston-Salem market area, details relating thereto are shown at this time.

WINSTON-SALEM CITY DATA

The City of Winston-Salem, nicknamed “The Twin City” or “The Camel City”, is a city with a population in excess of 185,000 and a county-wide population of around 300,000±. Salem was founded in 1766 by the Moravians who were members of the United Brethren religious sect in Germany. They migrated first to Pennsylvania and then expanded south down the Great Wagon Road in the-mid 1770’s. Salem was one of the earliest planned communities in the colonies. Winston was formed in 1849 by settlers of Quaker, English and Scotch-Irish decent and was named the county seat. In 1913, Winston and Salem merged to become Winston-Salem.

Nestled in the Piedmont section of North Carolina (Piedmont Crescent) and situated between the Appalachian Mountains and the Coastal Plains of the state, Winston-Salem’s topography is generally rolling with elevations ranging between 800’ and 950’ above sea level. Winston-Salem is approximately midway between Washington D.C. and Atlanta, Georgia. Accessibility is excellent: half of the nation’s population is within two hours of Winston-Salem by plane or 48 hours by truck.

The county encompasses around 420 square miles, with the city around 106.4 square miles. The average annual temperature is 58 degrees; the average precipitation is 42 inches; and the annual snowfall is 8.8 inches, all of which are reasonable and comfortable to inhabitants.

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 8

The population has shown a steady increase, with employment income also showing steady increases. Winston-Salem’s economy, once ruled by tobacco, is now fully diversified and the city’s business leaders are keeping their eyes on the future. The future they envision features Winston-Salem as a major producer of the high technologies that will drive the global economy for the next century. With the success of the developing Piedmont Triad Research Park located in the southeast corner of downtown, it looks as if that high-tech future is not far away. Up to 300,000 square feet are currently available in the park for new buildings and another 300,000 square feet of existing buildings are being renovated. More than 3,000 people are expected to work in the park within the next few years, when development is complete.

Winston-Salem and Forsyth County boast more employees in service-related industries than in the manufacturing sector. Major employers in the area include Reynolds American, Sara Lee, Wake Forest University Baptist Medical Center and Novant Health. Financial leaders Wachovia Corp. and BB&T have been headquartered in Winston- Salem. Although Wachovia recently merged with First Union and moved its corporate headquarters to Charlotte, it has maintained a large presence in Winston-Salem. Other nationally recognized manufacturing firms and food/beverage service providers headquartered in the area are AMP Inc., Dudley Products Inc., in nearby Kernersville, Vulcan Materials, Blue Rhino Corporation, Krispy Kreme Doughnuts, Inc. and Lowe’s

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 9

Foods. Financial Institutions represented in the area but not headquartered here are Bank of America, Central Carolina Bank, First Citizens Bank, Centura Bank, First Union National Bank, Lexington State Bank and Southern Community Bank and Trust. Financial savings and loan institutions are now limited but include Piedmont Federal, the largest in the state, and Industrial Federal Savings and Loan.

Independent Mortgage Bankers include Charter One Mortgage, Attainable Mortgage, Bradford Mortgage, Cates Mortgage, Alpha Mortgage, and G.L.L. Associates, as well as many others.

The Mayor, City Council and a City Manager govern the city. Municipal and community services include adequate public water and sewer, police and fire protection, recreational programs, and social services. Winston-Salem currently has the highest credit rating of any North Carolina city and its bonded indebtedness is extremely low. Property tax levels are some of the lowest in the state and nation.

Transportation is a strong point for the area, including good highways, air and rail service. Interstate 40 and US 52 provide excellent highway access both east, west, north and south. Norfolk Southern Corporation railroads serve the community. Winston-Salem is served by a downtown airport, a regional airport and two airline hub cities; Charlotte and Raleigh. Smith Reynolds Airport, previously the home of Piedmont Airlines, is located in Winston-Salem; and the regional Piedmont Triad International Airport is located approximately 15 miles east. International markets are also highly accessible from the Piedmont Triad. There is an office of the U.S. Customs Service in neighboring Greensboro, which means that the Triad can serve as a port of entry.

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 10

Forsyth County and Winston-Salem draw upon an ample supply of fresh water from the Yadkin River. The water system capacity is over 72 million gallons and around 42 million is the average daily usage. Duke Power Company serves Forsyth County and the Triad with electrical power. Piedmont Natural Gas serves the area’s natural gas needs and BellSouth provides telecommunications services.

The city/county public school system has one of the lowest pupil-teacher ratios in the South. Institutions of higher education include Wake Forest University, Salem College, Forsyth Technical College, North Carolina School of the Arts and Winston-Salem State University. Cultural and religious institutions play a tremendous part in the lives of local residents, and virtually all denominations are represented in the area.

Winston-Salem has the distinction of having the nation’s highest per capita rate of individual contributions to the arts. Winston-Salem boasts the nation’s first and oldest Arts Council and the first state-supported school for the arts, the highly respected, North Carolina School of the Arts. The North Carolina School of the Arts premiered its new Studio Village in 1998. The Village is a state-of-the-art motion picture complex, complete with its own Main Street, which NCSA students use for film production, postproduction and exhibition. Old Salem is one of the most authentic historic restorations in the United States and receives more than 400,000 visitors annually.

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 11

Sports fans have plenty to enjoy also. Options range from little league baseball and soccer to ACC and CIAA football and basketball and professional baseball. Professional (NBA) basketball and (NFL) football are also nearby in Charlotte, North Carolina. Forsyth County is home to 17 golf courses, 15 recreation centers and 87 public parks.

The health sector is the single largest industry in Forsyth County today, accounting for over 17,000 jobs, more than ten percent of the local work force. In fact, the largest private employer in the county is the Wake Forest University Baptist Medical Center. The area’s medical industry is also a major driving factor behind growth in local non-residential construction activity.

Wake Forest University Baptist Medical Center has been rated as one of the nation’s ten best cancer treatment centers. Winston-Salem is also home to Forsyth Regional Medical Center and Medical Park Hospitals. Forsyth Regional Medical Center is the second largest hospital in North Carolina.

In addition to these facilities, there are numerous private clinics and medical offices. The area boasts over 750 physicians and medical offices, practicing in dozens of areas of specialization. These facilities and personnel provide residents with some of the most comprehensive medical resources in the Southeastern U.S.

In recent years, Winston-Salem has been one of the higher ranked locations for business relocation and expansion. The strong point of the local economy is stability. The large

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 12

operations of Reynolds American, BB&T, Sara Lee, Wachovia, Wake Forest University Baptist Medical Center, Novant Health (Forsyth Hospital) and other such facilities stabilize the community; and although many times restrict it from reaching the peak of many of our neighbors, it also reduces or eliminates the lower depressionary downturns of the economy also suffered by many of our neighboring communities. Population and economic trends over the last 20 years predict steady growth. Conservative political and economic policies have inhibited explosive growth, but on the other hand, have tended to shelter the local economy from extreme national economic slumps like during the recessionary periods of 1974, 1982, 1991, and early 1992.

Conclusively, Winston-Salem’s economy has traditionally been stable and although it has had some setbacks in the past few years, including the merger of Wachovia and First Union and the moving of their headquarters, recent expansion, along with the active recruiting campaigns going on by the Chamber of Commerce and other groups including Winston-Salem Business, Inc., appears to be contributing to an expanding local economy and the future outlook appears bright.

4. PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the market value of both of these Outparcels 1 and 3 as combined and sold to one purchaser as of the date of inspection of September 25, 2006.

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 13

5. HISTORY OF THE PROPERTY

The property is reportedly owned by Fund VI, Fund VII and Fund VIII Associates. They have not reportedly changed hands within the past five years or since the shopping center was developed.

6. DEFINITION OF MARKET VALUE

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming price is not affected by undue stimulus. Implicit in this definition are the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

a.	buyer and seller are typically motivated;

b.	both parties are well informed or well advised, and each acting in what he considers his own best interest;

c.	a reasonable time is allowed for exposure in the open market;

d.	payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

e.	the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 14

7. TAXES

The property is identified as being Tax Lots 1 and 3, Block 4207X of the Forsyth County Tax Supervisor’s Office. They are appraised for tax purposes as follows:

Outparcel 1
Land	$322,100

Improvements	$0

Total		$322,100	($8.23/sq. ft.)

Outparcel 3
Land	$542,300
Improvements	$0

Total		$542,300	($7.29/sq. ft.)

Total tax value for both lots		$864,400	($7.61/sq. ft.)

The Forsyth County tax rate is currently $.666/$100, the Village of Clemmons is $.0985/$100 and the fire district rate is $.05/$100 for a total of $.8145/$100. Based on that rate, the annual taxes for Lot 1 would amount to $7,041.

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 15

8. ZONING

According to available information, the subject property is zoned HB, which is a Highway Business classification described as follows:

HB Highway Business District

(1)	Purpose. The HB District is primarily intended to accommodate retail service and distributive uses. The district is established to provide locations for establishments which require high visibility and good road access, or which cater primarily to passing motorists. However, the district is not intended to encourage or accommodate strip commercial development. Developments in this district generally have substantial front setbacks. This district is intended for application in Growth Management Areas 2, 3, 4A and 4B.

(2)	General Dimensional Requirements – HB.

Zoning District	Minimum Zoning Lot		Minimum Contiguous Site Area (ac)	Minimum Setbacks					Maximum Impervious Surface Cover (%)	Maximum Height (ft)
				Front (ft)	Rear (ft)	Side
	Area (sf)	Width (ft)				Interior Side (ft)		Street (ft)

HB	20,000	100	—	40	20	0.5/12	¹	20	85	60

1.	Side yards are not required, however any side yard provided adjacent to an interior lot line shall be not less than twelve (12) feet in width. A space less than six (6) inches in width between an interior lot line and a building wall shall not be regarded as a side yard.

9. HIGHEST AND BEST USE

The highest and best use is that reasonable and probable use that supports the highest present value of the vacant land and/or the improvements as of the effective date of the appraisal. This usage must be physically possible, reasonably supported, and financially feasible. It also should be the most probable and profitable use.

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 16

The subject property involves two outparcels (1 and 3) of the Tanglewood Commons Shopping Center involving a Harris Teeter anchor with roughly half a dozen smaller shops and specialty facilities. It is a good location and has, apparently, been successful but only one of the four outparcels have been sold, that is, the one at the corner of Harper Rd. and Clemmons Rd. which sold to Truliant Credit Union.

Both of the subject lots would have a highest and best use for commercial development, for which they are zoned, and are intended. These uses would include most intense, commercial uses with several exceptions which are shown on the attached “Declaration of Easement, Covenants, Conditions and Restrictions”. It would have definite restrictions with respect to financial institutions, probably due to the restrictions required by the adjacent Truliant Credit Union property, as well as other restrictions related to the Harris Teeter and other users at this time. Nevertheless, the location is strong, being near Clemmons and across from Tanglewood Park and within roughly a block of Business Interstate 40. Incidentally, the interchange of Harper Rd. and I-40 is being reworked and will be changed from a half interchange to a full interchange in the reasonably foreseeable future. However, property values could be affected somewhat until that interchange is fully open.

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 17

The commercial market has been somewhat soft since the last recession and sales have been slow, but the market is on the upswing and the economy has improved and these outparcels should do likewise. Thus, it is felt that the highest and best use would be for strong, commercial usage, similar to the adjoining Truliant acquisition. This general commercial type usage is consistent with the zoning requirements and compatible with other development in the area.

10. VALUATION OF THE PROPERTY

Since the property consists of vacant land, the only applicable approach is felt to be the Land Value by Comparison, which is one and the same as the Sales Comparison Approach as it applies to vacant tracts. Again, the site improvements are considered to offer amenities and aid in marketing the properties but it is not felt that they would contribute any separate value, as such, but would be reflected in the overall market value of the tracts. Again, the site improvements are considered part of the vacant tracts and part of the shopping center proper and are needed for amenities for the overall center in order to place the site in a competing position with other sites in the area. However, it is felt that the outparcel will sell on a “per square foot” basis, as vacant, with the site improvements included therein but not actually offering any separate value.

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 18

11. SALES COMPARISON APPROACH (Land Value by Comparison)

A thorough study of this market area has been made and basically all commercial and outparcel type lot sales have been uncovered, investigated, confirmed and analyzed. Roughly ten sales were found that are comparable with four of the most pertinent shown on data sheets at this time and then subsequently compared with the subject property on grid form. Two separate grids will be shown; one covering Outparcel 1 and the other, Outparcel 3 with some differences existing due to the fact that Outparcel 1 is felt to have a slightly superior location closer to the interstate, is smaller in size, and also having slightly superior topography. Other than that, they are basically similar.

After both grids and indicated values of each parcel are shown, the values will be combined and discounted slightly for a bulk purchase since it has been requested that both parcels be appraised as one to be marketed together and, therefore, some slight bulk price discount is felt appropriate.

Prior to showing these comparable sales data sheets and the adjustment grids, some explanation of adjustments is needed and discussed as follows:

In analyzing these sales, some time adjustment is needed to bring the sales up to current date. After analyzing a wealth of data, it is felt that roughly a 4-5% per annum increase is appropriate. The market has not really reflected that in all cases over the past several years due to market conditions, etc. but it is felt that this amount would generally be

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 19

applicable with respect to this relatively strong area based on analysis of data in the market. Considerable data has been analyzed but one pairing will be shown at this time to offer some solid support for such a time increase. This pairing involves two properties on Lewisville-Clemmons Rd. just south of US 421 in this same general area and very competing, and next door to each other. The first one involves a Revco Drug Company purchase of 3.16 acres on April 18, 2001 at $7.77/sq. ft. It is paired with the lot next door that sold to Wendy’s on September 23, 2002 or a year and a half later at $9.17/sq. ft. Since the Revco sale was considerably larger, it is felt that roughly a 10% upward adjustment would be needed to that sale for size bringing the $7.77 up to $8.55/sq. ft. When comparing that with the $9.17/sq. ft. for the later Wendy’s sale, amounts to a 4.5% per annum increase for passage of time. This example is believed to be representative of many others in the market, and is also felt to be in line with the market and slightly above inflation rates and CPI increases over this time frame.

Other Adjustments

Other adjustments are needed for location, topography, size and frontage. With respect to location, all four sales are considered somewhat superior requiring downward adjustments with heavier downward adjustments needed for Outparcel 3 since its location is somewhat further from the interchange.

With respect to topography, as it relates to Outparcel 1, all of the sales are considered similar except Sale 3, which has inferior topography and requires an upward adjustment.

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 20

The topography adjustment applicable to Outparcel 3 involves downward adjustments for Sales 1, 2 and 4 with a slight upward adjustment for Sale 3 since it is inferior to the subject.

In regards to size, this adjustment is based primarily on the concept that smaller parcels sell for higher per unit values, other things being equal and based on market analysis. In this regard, Outparcel 1 requires no size adjustments except Sale 4 needing a slight upward adjustment; and, Outparcel 3 is also felt to deserve an upward adjustment for Sale 4, with the other sales being similar.

With respect to shape, Sale 3 is pie shaped and it did affect its price, based on the broker involved, and, therefore, an upward adjustment applies to both sales in that regard. Outparcel 3 requires a lessor shape adjustment since it has some problems with the retention pond. Lastly, a slight upward adjustment is applied to both Outparcel 1 and 3, as they relate to Sale 3 due to access and frontage since, again, it was pie shaped with smaller than typical frontage.

The properties are considered to be comparable in all other respects including zoning, utilities and other factors.

Since all of the sales involve fee simple conveyances, with all property rights conveyed, since all are basically cash sales to grantors with no unusual financing existing; and since none had any extenuating or unusual conditions of sale, no adjustments are needed for those items.

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 21

Land sales data sheets and comparisons grid are shown at this time, which offers a description of each sale, along with adjustments, in percentage amounts, for all value influencing differences and based on the above analysis:

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 22

Comparable No: 1

Date: 10/4/02        Deed Book: 2286        Page: 1749        Stamps: $1,118        County: Forsyth

Grantor: Fund VI, Fund VII & Fund VIII Associates        Grantee: Truliant Federal Credit Union

Location: 4100 Harper Rd., Clemmons, NC (NWC of US 158 & Harper Rd.)

Sales Price: $558,570        Confirmed by (Name): Broker, Meridian Realty

Financing: Cash to Seller

Condition of Sale and Reason Bought/Sold:	Arms length – purchased for development of a branch credit union building which is owner-occupied

Present Use: Branch Credit Union        Zoning: HB

Highest and Best Use: Commercial – Outparcel

Size: 1.288 AC 56,105 SF        Shape: Rectangular        Topography: Level

Existing R/W Area: None         Area Cleared/Wooded: Cleared

Soil Type: Typical of area        Drainage: Adequate        Available Utilities: All public

Access:	Adequate via Harper Rd or US 158 through shopping center parking lot	Frontage: 218’ –Harper Road	153.75’ – US 158

Improvements: None at time of sale, now improved with credit union building

Lessor: NA        Lessee: NA

Rentable Area: NA        Rent: NA        V & C:                          Expenses:                          Term:

Unit Price: $9.96/sq. ft.        Tax ID: Part of 4207-216B (Outparcel 2, PB 45, Page 36)

Other Pertinent Information: This is an outparcel in the Tanglewood Commons Shopping Center, located at the northwest corner of the intersection of US 158 and Harper Rd. in Clemmons. The lot is improved with a Truliant Federal Credit Union building. Exposure/visibility is good. Ingress-egress is adequate with access available through The shopping center. The center has two full service access points on Lewisville-Clemmons Rd. & two on Harper Rd.

Insert Photo Here

Taken by:	Michael D. Avent, Sr.	Date Inspected: 1/3/05

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 23

Comparable No: 2

Date: 3/15/04        Deed Book: 2452        Page: 3493        Stamps: $1,280         County: Forsyth

Grantor: CVW, LLC        Grantee: Southern Community Bank & Trust

Location: SW corner of Lewisville-Clemmons Rd & Towncenter Dr about one block north of I-40, Clemmons, NC

Sales Price: $640,000 Confirmed by (Name): Cindy Shelton – with grantee

Financing: Cash to Seller

Condition of Sale and Reason Bought/Sold:	Arms length – purchased for development of a branch bank.

Present Use: Branch Bank        Zoning: PB-S – Pedestrian Business Special Use

Highest and Best Use: Commercial – Retail Development

Size: 1.110 AC 48,350 SF        Shape: Basically rectangular        Topography: Grade level at street grade

Existing R/W        Area: None        Area Cleared/Wooded: All cleared

Soil Type: Typical        Drainage: Adequate        Available Utilities: All public

Access:	Adequate via Towncenter Dr.	Frontage:	156’ – Lewisville-Clemmons Rd. 299’ on Towncenter Dr.

Improvements: None at the time of sale

Lessor: NA        Lessee: NA

Rentable Area: NA        Rent: NA        V & C:                              Expenses:                          Term:

Unit Price: $13.24/sq. ft.        Tax ID: Map 588834, Part of Block 4236, Lot 115

Other Pertinent Information: This site is at the front of the Clemmons Village West project; a newly developing mixed-use commercial/retail/office project located on the west side of Lewisville-Clemmons Rd. about one block north of I-40. The site does not have a direct driveway connection to Lewisville-Clemmons Rd., instead the access is via Towncenter Dr, which is the main road leading into the project. The site has good visibility along Lewisville- Clemmons Rd.

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Taken by:	Michael D. Avent, Sr.	Date Inspected: 1/3/05

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 24

Comparable No: 3

Date:	1/2/04 Deed Book: 2435 Page: 2726 Stamps: $850 County: Forsyth

Grantor:	River Ridge Investors, LLC Grantee: Wash World, Inc.

Location:	1455 River Ridge Dr (west side of Lewisville-Clemmons Rd immediately S of US421) Clemmons, NC

Sales	Price: $425,000 Confirmed by (Name): Stan Forester, Broker, Paragron Properties

Financing:	Cash to Seller

Condition of Sale and Reason Bought/Sold:	Arms length – purchased for development of carwash-quick lube facility

Present	Use: Vacant site at purchase Zoning: HB-S Highway Business Special Use

Highest	and Best Use: Commercial – Retail

Size:	1.353 AC 58,947 SF Shape: Irregular - See sketch Topography: Graded nearly level–see comments

Existing	R/W Area: None Area Cleared/Wooded: All cleared

Soil	Type: Typical of area Drainage: Adequate Available Utilities: All public

Access:	Adequate via private access drives and easements in shopping center	Frontage:	258’ on Lewisville-Clemmons Rd.

Improvements:	None

Lessor:	NA Lessee: NA

Rentable	Area: NA Rent: NA V & C: Expenses: Term:

Unit	Price: $7.21/sq. ft. Tax ID: Map 588846, Block 4433E, Lot 008A

Other Pertinent Information: This is an outparcel in front of River Ridge Station, a Food Lion anchored shopping center located in the SW quadrant of US421 & Lewisville-Clemmons Rd. The site is identified as Lot 8A , Plat Book 45, Page 186 of the Forsyth County Registry. The site is located immediately north of a new gas-convenience store being built by Quality Oil Co. The site does not have a direct driveway connection to Lewisville-Clemmons Rd. Instead the ingress-egress is via private internal drives and easements within the shopping center. The site is graded nearly level but its overall elevation averages nearly 10’ below the grade of Lewisville-Clemmons Rd. Also, its irregular shape reportedly had a negative impact on the site’s usable area and sales price per square foot.

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Taken by:	Michael D. Avent, Sr.	Date Inspected: 1/4/05

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 25

Comparable 4

Date: 10/18/04        Deed Book: 2513        Page: 975        Stamps: $1,910        County: Forsyth

Grantor: Sessions Investments, Inc.        Grantee: Ruby Tuesday, Inc.

Location: 6412 Sessions Court, Clemmons, NC

Sales Price: $955,000        Confirmed by (Name): Steve Ruff with grantee

Financing: Cash to seller

Condition of Sale and Reason Bought/Sold:	Arm’s length transaction - Purchased to develop restaurant

Present Use: Restaurant         Zoning: HB, Highway Business

Highest and Best Use: Commercial

Size: 90,169 sf (2.070 ac) Shape: L-shaped        Topography: Level

Existing R/W        Area: N/A        Area Cleared/Wooded: 100% cleared

Soil Type: Typical        Drainage: Adequate        Available Utilities: All public

Access:	Sessions Ct.	Frontage:	155’– Sessions Court

Improvements: Vacant at time of sale

Lessor: N/A        Lessee:

Rentable Area: N/A        Rent: N/A        V & C:                          Expenses:                          Term:

Unit Price: $10.59/sq. ft. $461,335/acre Tax ID: 5893-03-4810

Other Pertinent Information: This site is visible from I-40 at the off ramp to Lewisville-Clemmons Rd. and Accessible via Sessions Ct. A Ruby Tuesday restaurant has been built on this site.

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Taken by:	Michael D. Avent, Sr.	Date Inspected: 5/23/06

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 26

SALES COMPARISON GRID - OUTPARCEL 1

Sale No:	Subject	1		2	3	4
Location	Harper Rd Outparcel Tanglewood Commons - Subject	4100 Harper Rd. Abuts Subject		S.W. Corner Lewisville- Clemmons Rd. and Towncenter	1455 River Ridge Dr.	6412 Sessions Ct., Clemmons
Date	9/06		1/4/02	3/15/04	1/2/04	10/18/04
(Acres - .91)	39,553		56,105	48,350	58,947	90,169
Topography	Level		Level	Level	Level - Below Grade	Level
Sales Price	N/A		$558,570	$640,000	$425,000	$955,000
Unit Price	N/A		$9.96	$13.24	$7.21	$10.59
Real Property
Rights Conveyed	Fee		Fee Simple	Fee Simple	Fee Simple	Fee Simple
Adjustment			0%	0%	0%	0%
Adjusted Price			9.96	13.24	7.21	10.59
Financing Adj.			0%	0%	0%	0%
Adjusted Price			9.96	13.24	7.21	10.59
Conditions of Sale Adjustment			0%	0%	0%	0%
Adjusted Price			9.96	13.24	7.21	10.59
Market Conditions Adjustment			19%	10%	10%	9%
Adjusted Price			$11.85	$14.56	$7.93	$11.54
Location			-10%	-20%	0%	-15%
Topography			0%	0%	10%	0%
Size			0%	0%	0%	5%
Shape			0%	0%	10%	0%
Acc/Frntg			0%	0%	5%	0%
Utilities			0%	0%	0%	0%
Miscellaneous			0%	0%	0%	0%
NET PHYS. ADJ.			-10%	-20%	25%	-10%
Final Adjusted Sales Price			$10.67	$11.65	$9.91	$10.39
Total Adj. As % of Sales Price			7.1%	-12.0%	37.4%	-1.9%
Per Unit Summary	LOW MEAN	$ $	9.91 10.65	HIGH	$11.65

*	All figures are computer rounded

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 27

SALES COMPARISON GRID - OUTPARCEL 3

Sale No:	Subject	1		2	3	4
Location	Harper Rd Outparcel Tanglewood Commons - Subject	4100 Harper Rd. Same Shopping Center		S.W. Corner Lewisville- Clemmons Rd. and Towncenter	1455 River Ridge Dr.	6412 Sessions Ct., Clemmons
Date	9/06		1/4/02	3/15/04	1/2/04	10/18/04
(Acres - 1.208)	52,624		56,105	48,350	58,947	90,169
Topography	Level - Below Grade		Level	Level	Level - Below Grade	Level
Sales Price	N/A		$558,570	$640,000	$425,000	$955,000
Unit Price	N/A		$9.96	$13.24	$7.21	$10.59
Real Property
Rights Conveyed	Fee		Fee Simple	Fee Simple	Fee Simple	Fee Simple
Adjustment			0%	0%	0%	0%
Adjusted Price			9.96	13.24	7.21	10.59
Financing Adj.			0%	0%	0%	0%
Adjusted Price			9.96	13.24	7.21	10.59
Conditions of Sale Adjustment			0%	0%	0%	0%
Adjusted Price			9.96	13.24	7.21	10.59
Market Conditions Adjustment			19%	10%	10%	9%
Adjusted Price			$11.85	$14.56	$7.93	$11.54
Location			-15%	-25%	-5%	-25%
Topography			-5%	-5%	5%	-5%
Size			0%	0%	0%	5%
Shape			0%	0%	5%	0%
Acc/Frntg			0%	0%	5%	0%
Utilities			0%	0%	0%	0%
Miscellaneous			0%	0%	0%	0%
NET PHYS. ADJ.			-20%	-30%	10%	-25%
Final Adjusted Sales Price			$9.48	$10.19	$8.72	$8.66
Total Adj. As % of Sales Price			-4.8%	-23.0%	20.9%	-18.2%
Per Unit Summary	LOW MEAN	$ $	8.66 9.26	HIGH	$10.19

*	All figures are computer rounded

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 28

Conclusion – Sales Comparison Approach (Land Value by Comparison)

Conclusively, it is felt that after analyzing this data, Outparcel 1 has an indicated gross value of $10.50/sq. ft. and Outparcel 3 has an indicated value of $9.25/sq. ft., basically around which all four sales indications cluster.

Accordingly,

Outparcel 1

39,353 sq. ft. @ $10.50/sq. ft.		$413,207
Rounded to			$413,200

Outparcel 3

Total gross area	74,404 sq. ft.
Less area in pond and common area	21,780 sq. ft.
Less 50% of 25’ tree buffer east of retention pond wall (25’ x 205’ x 50%±)	2,563 sq. ft.±

Net area	50,061 sq. ft.
Thus, 50,061 sq. ft. @ $9.25/sq. ft.		$463,064
Rounded to			$463,050

Total gross value (Total Square Footage 89,414)			$876,250	($9.80/sq. ft.)

Less size, plottage adjustment for bulk purchase (15%)			x 85%

including some time-value adjustment for the 2 year± interchange construction delay
Net indicated value of total of Outparcels 1 and 3			$744,813

Rounded to			$744,800	($8.33/sq. ft.)

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 29

It is interesting to note that the contract price to purchase the property by Lat Purser in July, 2006, was based on $8.76/sq. ft., which is also supportive, and it was withdrawn, but information on it is shown in the addenda.

Accordingly,	final estimate of value – both sites combined $744,800

12. LIMITING CONDITIONS

The property is appraised in fee simple interest considered free and clear of all liens and encumbrances. All sketches and maps shown in the addenda are furnished for visual aid purposes and are not intended as surveys. All information furnished by others is considered to be reliable and correct and has been verified as thoroughly as possible, but no responsibility is assumed for its accuracy or for any conclusions based thereon. A complete listing of Limiting Conditions is shown in the addenda. If surveys reveal any minor differences in square footage, the appraised value can be adjusted based on the “per square foot” values shown herein, but must be adjusted and discounted appropriately, and can be redone by the appraiser if needed.

13. ADDENDA

A.	Copy of site plan showing overall shopping center and outparcels

B.	Copy of survey site plan – Outparcel 1

C.	Copy of DOT acquisition map

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 30

D.	Copy of survey site plan – Outparcel 3 showing retention pond area

E.	Copy of survey site plan – Outparcel 3 showing retention pond and common area

F.	Photographs of Outparcel 1

G.	Photographs of Outparcel 3

H.	Copy of portion of purchase and sales agreement for both properties by Lat Purser

I.	Copy of restrictions

J.	Locational map

K.	Land sales data sheets – shown in body of the report

L.	Qualifications of appraiser

M.	Certification and Limiting Conditions

Tanglewood Commons Shopping Center		Michael D. Avent & Associates, Inc.
Outparcels 1 and 3	Page 31

ANNEX B

PROXY CARD

WELLS REAL ESTATE FUND VI, L.P.

CONSENT TO AMENDMENTS TO PARTNERSHIP AGREEMENT

OF WELLS REAL ESTATE FUND VI, L.P. AND SALE OF OUTPARCELS

TO AN AFFILIATE OF THE GENERAL PARTNERS

PLEASE COMPLETE AND RETURN BY DECEMBER     , 2006

The undersigned Limited Partner of Wells Real Estate Fund VI, L.P., having received the Consent Solicitation Statement dated November     , 2006 (Statement) requesting consent to (1) the proposed amendments to Sections 13.2 and 13.4 (Amendments) of the Agreement of Limited Partnership of Wells Real Estate Fund VI, L.P. dated April 5, 1993, as amended (Partnership Agreement), as described in the Statement, and (2) the sale of the Outparcels owned by Fund VI-VII-VIII Associates (Sale) to Wells Management Company, Inc., an affiliate of the General Partners of Wells Real Estate Fund VI, L.P., as described in the Statement, does hereby vote all Units held of record by the undersigned Limited Partner in Wells Real Estate Funds VI, L.P. as follows:

This proxy when properly executed will be voted in the manner directed herein by the undersigned limited partner. If an executed proxy is returned but no direction is made, this proxy will be voted “FOR” each Proposal. This Consent shall expire on December     , 2006, unless (1) Consents representing a sufficient vote of the Units to adopt the Amendments and approve the Sale have been received prior to that date, or (2) the General Partners extend the period for obtaining Consents. In no event will the solicitation period expire prior to December     , 2006. This Consent must be signed and dated.

(Continued on Reverse Side)

(Continued From Other Side)

THE GENERAL PARTNERS RECOMMEND THAT YOU VOTE

“FOR” THE PROPOSED AMENDMENTS TO THE PARTNERSHIP AGREEMENT

AS DESCRIBED IN THE STATEMENT

Proposal to approve the Amendments to Sections 13.2 and 13.4 of the Partnership Agreement of Wells Real Estate Fund VI, L.P. as described in the Statement.

[    ] FOR    [    ] AGAINST    [    ] ABSTAIN

THE GENERAL PARTNERS RECOMMEND THAT YOU VOTE

“FOR” THE PROPOSED SALE OF THE OUTPARCELS TO AN AFFILIATE OF THE

GENERAL PARTNERS AS DESCRIBED IN THE STATEMENT

Proposal to approve the Sale of the Outparcels to an affiliate of the General Partners as described in the Statement.

[    ] FOR    [    ] AGAINST    [    ] ABSTAIN

Date:
Signature

Date:
Signature

[Insert ID Label]

Please sign exactly as name appears on this proxy. When units are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.